Exhibit 10.46

*** CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION PURSUANT TO RULE 24B-2 OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

LEASE AGREEMENT
(Aircraft No. 2)

PEGASUS AVIATION FINANCE COMPANY,

a Delaware Corporation,

Lessor

and

HAWAIIAN AIRLINES, INC.,

a Delaware Corporation,

Lessee

Dated as of
October 21, 2008

Relating to One (1) Airbus Model A330-200 Aircraft

COUNTERPART NO.       OF 5 SERIALLY NUMBERED, MANUALLY EXECUTED COUNTERPARTS.  TO THE EXTENT THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE IN THE UNITED STATES OR ANY CORRESPONDING LAW IN ANY FOREIGN JURISDICTION, NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HERETO OTHER THAN COUNTERPART NO. 1.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

TABLE OF CONTENTS

Page

ARTICLE 1.	DEFINITIONS AND INTERPRETATION	1-1
1.1	Definitions	1-1
1.2	Interpretation	1-11
ARTICLE 2.	DELIVERY AND ACCEPTANCE UNDER LEASE	2-1
2.1	Agreement to Lease	2-1
2.2	Conditions Precedent	2-1
2.3	Time of Delivery	2-4
2.4	Place of Delivery	2-5
2.5	Delivery Fuel	2-5
2.6	Inspection; Demonstration Flight	2-5
2.7	Specification Change Notices	2-6
2.8	Manufacturer Specification Change Notices; Development Changes	2-6
2.9	Buyer Furnished Equipment	2-7
ARTICLE 3.	TERM AND RENT	3-1
3.1	Term	3-1
3.2	Basic Rent	3-1
3.3	Security Deposit	3-1
3.4	Supplemental Rent	3-2
3.5	Payments on Business Days	3-2
3.6	Place of Payment	3-2
3.7	Computation of Interest and Other Payments	3-3
3.8	Prohibition Against Setoff, Counterclaim, etc.	3-3
ARTICLE 4.	DISCLAIMERS; WAIVERS; REPRESENTATIONS AND WARRANTIES	4-1
4.1	Lessor Disclaimer and Exclusion of Representations and Warranties	4-1
4.2	Waiver by Lessee	4-1

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i

4.3	Confirmation by Lessee	4-2
4.4	Assignment of Warranties	4-2
4.5	Lessee’s Representations and Warranties	4-3
4.6	Lessor’s Representations and Warranties	4-4
ARTICLE 5.	POSSESSION AND USE	5-1
5.1	Possession	5-1
5.2	Lawful Operations; Use	5-1
5.3	Maintenance	5-3
5.4	Maintenance Payments	5-6
5.5	Registration and Insignia	5-14
5.6	Transfer of Engines Within Lessee’s Fleet	5-14
ARTICLE 6.	REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS	6-1
6.1	Replacement of Parts	6-1
6.2	Pooling of Parts	6-3
6.3	Alterations, Modifications and Additions	6-3
ARTICLE 7.	INSPECTION; FINANCIAL INFORMATION; RECORDS	7-1
7.1	Information and Inspection	7-1
7.2	Financial and Other Information	7-1
7.3	Reports of Aircraft Use	7-2
ARTICLE 8.	INDEMNIFICATION BY LESSEE	8-1
8.1	General Indemnity	8-1
8.2	Withholding Tax Indemnity	8-1
8.3	Value Added Taxes	8-2
8.4	General Tax Indemnity	8-2
8.5	After-Tax Nature of Indemnity	8-6
8.6	Survival of Indemnities	8-6
8.7	Tax Forms	8-6
ARTICLE 9.	DAMAGE, DESTRUCTION, REQUISITION, CONDEMNATION	9-1
9.1	Event of Loss with Respect to Aircraft	9-1
9.2	Event of Loss with Respect to an Engine	9-1

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

9.3	Application of Payments from Governmental Entity in Respect of Event of Loss	9-5
9.4	Application of Payments During Existence of Event or Event of Default	9-5
ARTICLE 10.	INSURANCE	10-1
10.1	Liability and Property Damage Insurance	10-1
10.2	Insurance Against Loss or Damage to Aircraft	10-1
10.3	Requirements in Insurance Policies	10-2
10.4	Uninsured Operations	10-4
10.5	Application of Insurance Proceeds for Event of Loss	10-4
10.6	Application of Insurance Proceeds for Other than Event of Loss	10-5
10.7	Application in Default	10-5
10.8	Reports, Certificates, etc.	10-5
10.9	Insurance - General	10-6
10.10	Insurance of Lessee’s Interest	10-6
10.11	Insurance of Removed Engines	10-7
10.12	Assignment of Rights by Lessor	10-7
ARTICLE 11.	MORTGAGES, LIENS, ETC.	11-1
ARTICLE 12.	RECORDATION AND FURTHER ASSURANCES	12-1
12.1	Recordation	12-1
12.2	Conventions	12-1
12.3	Further Assurances	12-1
ARTICLE 13.	RETURN OF AIRCRAFT AND RECORDS	13-1
13.1	Return	13-1
13.2	Inspection; Demonstration Flight	13-1
13.3	Flight Hours/Cycles/Time Requirements	13-2
13.4	General Return Requirements	13-4
13.5	Records	13-9
13.6	Warranty Rights	13-11
13.7	Navigation Charges, Landing Fees, etc.	13-11
13.8	Technical Acceptance; Ferry Flight	13-12

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

13.9	Delay in Return	13-12
13.10	Aid in Disposition	13-13
13.11	Storage	13-14
13.12	Discharge of International Interests	13-14
ARTICLE 14.	EVENTS OF DEFAULT	14-1
14.1	Non-Payment	14-1
14.2	Insurance	14-1
14.3	Certain Breaches-Immediate Event of Default	14-1
14.4	Other Breaches	14-1
14.5	Representations	14-1
14.6	Certain Insolvency/Bankruptcy Events	14-1
14.7	Appointment of Receiver, etc.	14-1
14.8	Involuntary Bankruptcy	14-2
14.9	Adverse Judgment	14-2
14.10	Suspension of Licenses, etc.	14-2
14.11	Companion Leases	14-2
ARTICLE 15.	REMEDIES	15-1
15.1	Remedies of Lessor	15-1
15.2	Additional Damages	15-3
15.3	Remedies Not Exclusive	15-3
15.4	Rescission of Effect of Notice of Default	15-4
ARTICLE 16.	EXCUSABLE DELAY	16-1
16.1	General	16-1
16.2	Twelve (12) Months’ Excusable Delay	16-1
16.3	Consequence of Termination	16-1
16.4	Failure to Terminate	16-1
16.5	Damage to or Destruction of Aircraft — Delivery Delay	16-1
16.6	Termination Rights Exclusive	16-2
16.7	Compensation	16-2
ARTICLE 17.	MISCELLANEOUS	17-1
17.1	Construction and Applicable Law	17-1

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17.2	Notices	17-1
17.3	Lessor’s Right to Perform for Lessee	17-3
17.4	Corporate Existence; Merger	17-3
17.5	Integration	17-3
17.6	Quiet Enjoyment	17-3
17.7	Assignment	17-3
17.8	Expenses	17-5
17.9	Survival	17-5
17.10	English Language	17-5
17.11	Jurisdiction; Service of Process	17-5
17.12	Lessor’s Payment Obligations	17-7
17.13	Currency	17-7
17.14	Counterparts	17-7
17.15	Execution by Facsimile	17-7
17.16	Confidentiality	17-7
17.17	Servicing Agreement	17-8
17.18	Federal Bankruptcy Code	17-9
17.19	Product Services	17-9
17.20	Additional Covenant	17-9
ARTICLE 18.	CRAF PROGRAM	18-1
18.1	Commitment to CRAF	18-1
18.2	Indemnification by United States Government	18-1
18.3	No Geographical Limit	18-1
18.4	Notice of Default	18-2
18.5	Receipt of Payments	18-2
Schedule “1”		S-1
Exhibit A LEASE SUPPLEMENT		A-1
Exhibit B TRAINING AND OTHER SUPPORT SERVICES		B-1

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

v

LEASE AGREEMENT
(Aircraft No. 2)

This Lease Agreement, dated as of October 21, 2008, is entered into by and between:

1.     Pegasus Aviation Finance Company, a Delaware corporation, having a mailing address at c/o AWAS Aviation Services, Inc., One West Street, Suite 100-5, New York, NY 10004 (herein called “Lessor”), and

2.     Hawaiian Airlines, Inc., a Delaware corporation, having its principal place of business at 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819 (herein called “Lessee”).

RECITALS

Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft described herein upon and subject to the terms and conditions of this Lease. In consideration of the mutual promises herein, Lessor and Lessee agree as follows:

IT IS AGREED AS FOLLOWS:

ARTICLE 1.          DEFINITIONS AND INTERPRETATION.

1.1          Definitions.

In this Lease, the following terms shall have the following meanings and shall be equally applicable to both the singular and the plural forms of the terms defined herein:

“Adjustment Factor” has the meaning assigned to such term in paragraph 1 of Schedule “1” hereto.

“Aeronautics Authority” or “FAA” means, as the context may require or permit, the United States Federal Aviation Administration, the Department of Transportation, the Administrator of the Federal Aviation Administration, and any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

“Affiliate” means, with respect to any person, a person (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under a common control with, such person, (ii) without limiting the effect of clause (i), above, that beneficially owns, controls or holds with power to vote 10% or more (by number of votes) of any class of the voting stock (or in the case of a person that is not a corporation, 10% or more of the equity or beneficial interest) of such person, or (iii) without limiting the effect of clause (i) above, 10% or more (by number of

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votes) of whose voting stock (or in the case of a person that is not a corporation, 10% or more of the equity or beneficial interest) is beneficially owned, controlled or held by such person or a subsidiary of such person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The term “person” means any individual, partnership, corporation, limited liability company, trust, association, business organization, joint venture, government (or department or agency thereof), or any other entity.

“Airbus Aircraft Specification” means the Airbus A330-200 Standard Specification, Reference G 000 02000, Issue 4.3, dated July 13, 2006, as modified by Manufacturer to incorporate developmental changes or by mutual written agreement of Lessor and Lessee from time to time.

“Aircraft” means the Airframe to be leased hereunder, together with each Engine initially installed on the Airframe when delivered and leased hereunder (or any engine substituted for any such Engine pursuant to the terms of this Lease), whether or not any of such initial or substituted Engines may from time to time no longer be installed on the Airframe or on any other aircraft.

“Aircraft Documentation” means the log books, manuals, technical data, and all inspection, modification, and overhaul records and other service, repair, maintenance and technical records that are required by the Aeronautics Authority, this Lease, or the Maintenance Program to be maintained with respect to the Aircraft, Airframe, Engines or any Part, or that are of a type required to be delivered by Lessee upon return of the Aircraft, Airframe, or Engines under Article 13 of this Lease; and such term shall include all additions, renewals, revisions, and replacements of any such materials from time to time made or required to be made, in accordance with this Lease, the Maintenance Program or such Aeronautics Authority regulations.

“Airframe” means:

(i)            the factory new Airbus Model A330-200 aircraft, excluding any Engines or other engines that may be installed on such aircraft from time to time, to be manufactured and sold by Manufacturer to Lessor pursuant to the Purchase Agreement and leased by Lessor to Lessee hereunder; and

(ii)           any and all Parts, so long as the same shall be incorporated in or installed on or attached to the Airframe or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from the Airframe.

“Approved Maintenance Performer” means any maintenance performer chosen by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, and holding all necessary approvals of the Aeronautics Authority (FAR145) for the performance of the maintenance tasks to be performed in respect of the Airframe, Engines and Parts, including the APU or Landing Gear.

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“APU” means the auxiliary power unit installed in the Airframe on the Delivery Date (or such auxiliary power unit as may be substituted therefor after the Delivery Date with the prior consent of Lessor and in accordance with the requirements of this Lease).

“APU Hour” means, in respect of the APU or other auxiliary power unit, each hour or part thereof which elapses from the time the APU or such other auxiliary power unit is turned on to the time the APU or such other auxiliary power unit is turned off.

“Assignment of Warranties” means assignment of warranties agreements, in form and substance reasonably satisfactory to Lessee and Lessor, to be executed by Lessor in favor of Lessee, together with the consent thereto of the Manufacturer in respect of the Airframe warranties and the consent of the Engine manufacturer in respect of the Engines warranties, pursuant to which Lessor will assign to Lessee the right to enforce the warranties in respect of the Aircraft.

“Basic Rent” for the Aircraft means the basic rent payable for the Aircraft pursuant to Article 3.2 hereof (as supplemented by Schedule “1” hereto).

“BFE” means the items of equipment that are described in the Airbus Aircraft Standard Specification as being furnished for the Aircraft by Lessor, and such other items of equipment as Lessor and Lessee may agree to incorporate into the Aircraft pursuant to Article 2.9 hereof.

“BFE Budgeted Amount” has the meaning assigned to such term in paragraph 3 of Schedule “1” hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in the city of Honolulu, Hawaii, or New York, New York (or such other city as may be designated by Lessor from time to time pursuant to Article 3.6 hereof) are authorized by applicable Law to be closed.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, both signed in Cape Town, South Africa, on November 16, 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Cape Town Convention by the “Supervisory Authority” (as defined in the Cape Town Convention), the “International Registry” or “Registrar” (as defined in the Cape Town Convention) or any other appropriate “registry authority” (as defined in the Cape Town Convention) or other international or national body or authority. For the avoidance of doubt, references to the Cape Town Convention are to be deemed references to the English language version of the Cape Town Convention.

“Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the United States Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code Annotated, or under similar provisions of any statute enacted in lieu thereof.

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“Citizen of the United States” has the meaning set forth in Section 40102(a)(15)(c) of the Title 49 of the United States Code.

“Companion Lease” means:  (i) each of the four Lease Agreements dated as of September 20, 2001, between AWMS I, a Delaware statutory trust (an Affiliate of Lessor), and Lessee pursuant to each of which AWMS I has leased to Lessee one Boeing Model 767-300AER aircraft (as modified, amended or supplemented from time to time), (ii) the Lease Agreement dated the date of this Lease, between Lessor or an Affiliate of Lessor and Lessee pursuant to which Lessor or such Affiliate has agreed to lease to Lessee another Airbus Model A330-200 aircraft (as modified, amended or supplemented from time to time), and (iii) each lease agreement or sublease agreement that may hereafter be entered into between Lessee, as lessee, and Lessor or any Affiliate of Lessor, as lessor, in respect of any aircraft (as modified, amended or supplemented from time to time).

“Consent to Security Assignment” means the acknowledgement and consent to the Security Assignment to be executed by Lessee in the form provided to Lessee by Lessor and Mortgagee.

“Contractual Definition Freeze Date” means the date by which, pursuant to the Purchase Agreement, the contractual definition of the Aircraft must be finalized and all SCN’s must be executed by Lessor in conjunction with Lessee pursuant to Article 2.7 to enable Manufacturer to incorporate the SCN’s into the manufacturing of the Aircraft and to be able to deliver the Aircraft during the contracted delivery month under the Purchase Agreement.

“Country of Registration” means the United States of America.

“Cycle” means:

(i)            with respect to the Airframe, one take-off and landing of the Airframe,

(ii)           with respect to an Engine or other engine,  the operation of such Engine or other engine from the time the Airframe or other airframe on which such Engine or other engine is installed leaves the ground until it touches the ground at the end of a flight (but, an aborted take-off, an aborted landing or a touch and go landing shall also be considered as a Cycle);

(iii)          with respect to any Part or part, one take-off and landing of the Aircraft or other aircraft on which such Part or part is installed.

“Delivery Date” means the date of the Lease Supplement for the Aircraft, which date shall be the same date the Aircraft is delivered to, and accepted by, Lessee hereunder.

“Dollars” or “$” means lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency, created pursuant to the European Union and Council Regulation No. 1592/2002 (as the same may be amended, modified, superseded or

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1-4

re-enacted from time to time), or any successor thereof, and any other person or Governmental Entity succeeding to any of the functions thereof.

“EMP” or “Engine Management Program” means the engine management program proposed by the Engine manufacturer and agreed by Lessee (which, among other things, specifies the Engine configuration, Lessee’s specific instructions for the incorporation of airworthiness directives, alert service bulletins and other recommended service bulletins and the shop management requirements for the repair of Lessee’s engines) and included in the Maintenance Program which is approved by the Aeronautics Authority, so long as the same is reasonably acceptable to Lessor (which acceptance will not be unreasonably withheld or delayed), and as may be amended from time to time with the consent of Lessor (which consent will not be unreasonably withheld or delayed) following proposals by the Engine manufacturer and agreed and approved by Lessee and the Aeronautics Authority.

“Engine” means:

(i)            each of the two Rolls Royce Trent 772B engines, rated at 71,100 lbs. nominal thrust, specified by manufacturer’s serial numbers in the Lease Supplement entered into on the Delivery Date (or an engine which may from time to time be substituted for such an Engine pursuant to Article 9.2), whether or not from time to time installed on the Airframe or installed on any other aircraft, and

(ii)           any and all Parts, so long as the same shall be incorporated in or installed on or attached to such Engine (or engine) or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from such Engine (or engine).

“Equipment” means, as the context may require, the Aircraft, Airframe and Engines then leased hereunder. An “Item of Equipment” means, as the context may require, the Aircraft, Airframe or any Engine then leased hereunder.

“Eurocontrol” means the European Organization for the Safety of Air Navigation established by the Convention related to the Co-operation for the Safety of Air Navigation (Eurocontrol) signed on 13 December 1960, as amended by the protocol thereto signed on 12 February 1981.

“Event” means an event or occurrence which, with the passing of time and/or the giving of notice, would constitute an Event of Default.

“Event of Default” means any of the events referred to in Article 14 hereof.

“Event of Loss” with respect to any Item of Equipment means any of the following events with respect to such Item of Equipment:

(i)            loss of such Item of Equipment or the use thereof due to hijacking, theft or disappearance for a period in excess of ninety (90) days, or destruction, damage

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beyond economic repair or rendition of such Item of Equipment permanently unfit for normal use for any reason whatsoever;

(ii)           any loss of or damage to such Item of Equipment which results in an insurance settlement with respect thereto on the basis of a total loss, or a constructive or compromised total loss;

(iii)          the condemnation, confiscation, deprivation or seizure of, or requisition of title to or use of, such Item of Equipment, other than a requisition for use of such Item of Equipment by any Governmental Entity of the Country of Registration of the Aircraft for a period of less than ninety (90) days; or

(iv)          as a result of any rule, regulation, order, or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of such Item of Equipment in the normal course of air transportation of persons shall have been prohibited for a period of six consecutive months.

An Event of Loss to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe of the Aircraft.

“Excusable Delay” shall have the meaning set forth in Article 16 hereof.

“FAR” means the United States Federal Aviation Regulations issued by the FAA pursuant to the Federal Aviation Act of 1994, embodied in Title 14 of the United States Code of Federal Regulations, as amended or supplemented from time to time.

“Flight Hour” means:

(i)            with respect to the Airframe, each hour or part thereof which elapses from the time the wheels of the Airframe leave the ground on takeoff to the time when the wheels of the Airframe touch the ground on landing; and

(ii)           with respect to an Engine or other engine or any Part or part, including the APU, each hour or part thereof which elapses from the time the wheels of the airframe, whether or not the Airframe leased hereunder, on which such Engine or other engine or Part or part is installed, leave the ground on takeoff to the time when the wheels of such airframe touch the ground on landing.

“GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis.

“Governmental Entity” means:

(i)            any national, federal, state or local government, or any board, commission, bureau, department, division, instrumentality, court, agency, regulatory authority, taxing authority or political subdivision thereof; and

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(ii)           any association, organization or institution of which any entity referred to in clause (i) is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant.

“Holdings” means Hawaiian Holdings, Inc., a Delaware corporation and the parent of Lessee.

“Incentive Rate” means a rate equal to two (2) percentage points above the prime or base rate of interest charged by Citibank, N.A., in New York from time to time as its prime or base commercial lending rate, but, if prohibited by applicable Law, the maximum contract rate permitted by applicable Law.

“International Interest” has the meaning assigned in the Cape Town Convention.

“International Registry” means the registration operations established pursuant to the Cape Town Convention by Aviareto in Dublin, Ireland.

“Landing Gear” means the landing gear (as per the Manufacturer’s definition, i.e., excluding actuating mechanisms, etc.) installed on the Airframe on the Delivery Date (or such landing gear as may be substituted therefor after the Delivery Date with the prior consent of Lessor and in accordance with the requirements of this Lease).

“Law” means any:

(i)            statute, law, decree, constitution, regulation, rule, order or directive of any Governmental Entity;

(ii)           treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; and

(iii)          judicial or administrative interpretation or application of any of the foregoing, as any of the foregoing may be revised, amended, substituted or re-enacted.

“Lease Agreement,” “this Lease,” “this Agreement,” “herein,” “hereof,” “hereunder” or other like words means this Lease Agreement as the same may hereafter from time to time be supplemented, amended, waived or modified pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by one or more Lease Supplements.

“Lease Supplement” means each Lease Supplement, substantially in the form of Exhibit ”A” hereto, to be entered into between Lessor and Lessee for the purpose of leasing an Item of Equipment under and pursuant to the terms of this Lease Agreement.

“Lender” means each bank, financial institution or other entity (including any facility agent or other agent or representative acting on behalf of such entities) that has entered into the Loan Agreement with Lessor (and any Affiliate(s) of Lessor) for the purpose of financing the acquisition of the Aircraft by Lessor, and their respective successors and assigns.

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“Lessor Lien” means:

(i)            the rights of Lessor, Lender or any other person or entity having an ownership, mortgage or security interest in the Aircraft or this Lease which has been granted or conveyed by Lessor, including the interests created pursuant to the Security Documents; and

(ii)           Liens which result from claims against Lessor or Lender that are not to be paid or indemnified against by Lessee under this Lease.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, security interest, statutory detention right or claim (including any claim for nonpayment of fees or charges by Eurocontrol, any airport authority or traffic control authority or any claim for airport or landing fees or related charges).

“Loan Agreement” means the loan agreement, credit agreement or similar agreement to be entered into between each Lender, Lessor and certain other entities more particularly identified therein, pursuant to which each Lender will make a loan to Lessor to finance the purchase of the Aircraft by Lessor, as such loan agreement may be modified, amended or supplemented from time to time.

“Maintenance Payments” means the maintenance payments payable by Lessee pursuant to Article 5.4 (as supplemented by Schedule “1” hereto).

“Maintenance Program,” as of any date of determination, means Lessee’s program of overhaul and maintenance for the Equipment, approved by the Aeronautics Authority and which:

(i)            at all times complies in all material respects with the then latest revision of the MPD;

(ii)           at all times complies in all material respects with the Engine manufacturer’s then latest recommendations for on-wing maintenance of the Engines; and

(iii)          is reasonably satisfactory to Lessor.

“Manufacturer” means Airbus S.A.S., a societe par actions simplifiee, created and existing under French Law.

“Mortgage” means the aircraft mortgage agreement, indenture or similar agreement to be entered into between Lessor, Mortgagee and certain other entities more particularly described therein, pursuant to which Lessor will mortgage its right, title and interest in and to the Aircraft and certain other property (as more particularly described in the Mortgage) as security for, among other things, the obligations of Lessor under the Loan Agreement, as the same may be amended, modified or supplemented from time to time.

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“Mortgagee” means the entity identified in the Lease Supplement to be entered into on the Delivery Date as the mortgagee under the Mortgage, and its successors and assigns.

“MPD” means the Manufacturer’s Maintenance Planning Document for Airbus A330 aircraft, as the same may have been revised, amended, supplemented or updated from time to time.

“Participants” means Servicer, each Sub-Servicer, AWAS Aviation Trading Limited, AWAS Aviation Capital Limited, and Mortgagee (and any other person or entity hereafter acquiring an ownership or mortgage interest in the Aircraft, whether as owner trustee, indenture trustee, mortgagee, owner participant, loan participant or otherwise).

“Parts” means all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, including BFE, the APU and Landing Gear (but excluding whole Engines or engines), so long as the same shall be furnished with, incorporated in, installed on, or attached to the Aircraft, Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with the terms of Article 6 hereof after removal from the Aircraft, Airframe or such Engine.

“Performance Restoration” of an Engine means a shop visit for such Engine performed by an Approved Maintenance Performer that involves a full refurbishment workscope (minimum of level 3 in accordance with the EMP) in respect of Module 41 (HPC, HPT and Combustor), and Module 51 (IPT) of the Engine, to the extent required by the Rolls Royce Engine Manual and the EMP, and which results in performance restoration of such Engine and the zero-timing of  Module 41 (HPC, HPT and Combustor) and Module 51 (IPT) for soft-life purposes in accordance with the EMP.

“PMA Parts” shall mean Parts manufactured in accordance with a Parts Manufacturing Approval Supplement issued by the FAA.

“Prevailing Swap Rate,” for purposes of adjusting the Basic Rent payment amount pursuant to Article 3.2.2, means the eight (8) year Dollar swap ask rate as quoted on Reuters on the third (3rd) Business Day preceding the Delivery Date.

“Purchase Agreement” means the A330-200 Purchase Agreement between Manufacturer and Lessor (by assignment in respect of the Aircraft), dated as of December 21, 2006, including the Aircraft General Terms Agreement between Manufacturer and Lessor (by assignment in respect of the Aircraft), also dated as of December 21, 2006, and the Airbus Aircraft Specification, to the extent the same relates to the Aircraft, as such Purchase Agreement has heretofore been, and may hereafter from time to time be, assigned, novated, supplemented, amended, waived or modified.

“Rent” means Basic Rent and Supplemental Rent.

“RFC” shall have the meaning set forth in Article 2.7 hereof.

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“Scheduled Aircraft Delivery” for the Aircraft means the month set forth in Article 2.3.1 in which Lessor and Lessee anticipate that the Aircraft will be ready to be delivered to Lessee in accordance with the requirements of this Lease.

“SCN” means a specification change notice, including the specification change notices incorporated in the Aircraft as contemplated by Article 2.7 and 2.8, which amend the Airbus Aircraft Specification.

“Security Assignment” means any security assignment to be entered into by Lessor in favor of Mortgagee or a Lender pursuant to which Lessor will assign its rights and interests under this Lease as collateral security for, among other things, the obligations of Lessor under the Loan Agreement.

“Security Document” means the Mortgage, the Security Assignment and any other document or agreement creating a Lien over the Aircraft or this Lease in favor of Mortgagee or any Lender identified as such from time to time by Lessor to Lessee.

“Security Deposit” means the cash security deposited with Lessor pursuant to Article 3.3 (as supplemented by Schedule “1”).

“Servicer” means AWAS (Ireland) Limited, and its successors, transferees and assigns.

“Stipulated Loss Value” for an Item of Equipment, as of any date of computation, means the applicable sum specified in paragraph 2 of Schedule “1” hereto as the Stipulated Loss Value for such Item of Equipment as of such date of computation.

“Sub-Servicer” means any of AWAS Aviation Services, Inc., a New York corporation, and AWAS (Singapore) Pte. Ltd., a Singapore company, and each of their respective successors, transferees and assigns.

“Supplemental Rent” means any and all amounts, liabilities and obligations which Lessee assumes or agrees hereunder to pay to Lessor or others, including Maintenance Payments and Stipulated Loss Value payments, but excluding Basic Rent.

“Term,” in respect of an Item of Equipment, means the lease term for which such Item of Equipment is leased hereunder pursuant to Article 3.1 hereof, including the extended Term (but only on and after the date Lessee notifies Lessor of its election to exercise such option to extend).

“TotalCare Agreement” means an agreement with respect to the Engines between Lessee and the Engine manufacturer (or a member of the Engine manufacturer’s affiliated group of companies that customarily enters into such agreements) providing, among other services, for the repair and maintenance of the Engines, including the performance of Performance Restoration shop visits for the Engines. For the avoidance of doubt, the TotalCare Agreement does not include the replacement of life-limited Parts of the Engines, in the absence of additional charges.

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1.2          Interpretation.

In this Lease Agreement, headings and the table of contents are inserted for convenience of reference only and have no legal effect and shall be ignored in the interpretation of this Lease. Unless the context otherwise requires:

(i)            words denoting the singular shall include the plural and vice versa;

(ii)           words denoting a person include individuals, corporations, partnerships, firms, joint ventures, trusts, Governmental Entities and other entities and bodies, whether incorporated or unincorporated, and whether having distinct legal personality or not, and vice versa;

(iii)          words denoting any gender include all genders;

(iv)          references to any document or agreement are deemed to include references to any such document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(v)           references to any party to this Lease Agreement or any other document or agreement include its successors and permitted assigns;

(vi)          reference to Articles are references to Articles of this Lease Agreement; and

(vii)         the term “including”, when used in this Lease Agreement, means “including without limitation” and “including but not limited to”.

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ARTICLE 2.          DELIVERY AND ACCEPTANCE UNDER LEASE.

2.1          Agreement to Lease. Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft upon delivery thereof by Manufacturer under the Purchase Agreement, as further evidenced by the execution by Lessor and Lessee of a Lease Supplement on the Delivery Date.

2.2          Conditions Precedent. Lessor’s obligation to lease the Aircraft to Lessee hereunder shall be subject to the following conditions precedent being complied with to Lessor’s satisfaction or being waived by Lessor in its discretion:

2.2.1       Pre-Delivery. On or prior to the date specified below, Lessor shall have received:

(i)            within thirty (30) days following the date this Lease is signed by Lessor and Lessee, and in any event prior to the date the Aircraft is ready for delivery to Lessee hereunder, (1) a copy of the constitutional documents of Lessee, and (2) a copy of a resolution of the Board of Directors of Lessee, certified by the appropriate officer(s) of Lessee, duly authorizing or ratifying the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease, the Lease Supplement and all other documents and agreements that are to be executed and delivered by Lessee pursuant hereto;

(ii)           on the date this Lease is signed by Lessor and Lessee, the second portion of the Security Deposit required as of such date pursuant to the first sentence of paragraph 4 of Schedule “1”; and no later than February 1, 2010 (or such later date as may be determined under the circumstances contemplated in paragraph 4 of Schedule “1”), the third portion of the Security Deposit required as of such date pursuant to the second sentence of paragraph 4 of Schedule “1”; and

(iii)          at least three (3) Business Days prior to the Scheduled Aircraft Delivery date, a copy of the Maintenance Program for the Aircraft approved by the Aeronautics Authority, to enable Lessor to verify to its satisfaction that the Maintenance Program fully complies with the MPD.

2.2.2       Delivery. The following additional conditions shall be complied with to Lessor’s satisfaction (or be waived by Lessor) at or prior to the time the Aircraft is ready for delivery from Lessor to Lessee hereunder or on such earlier date as may be applicable to such condition:

(i)            Lessor shall have received the following:

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(A)          the Lease Supplement for the Aircraft, duly authorized and executed by Lessee and dated the Delivery Date for the Aircraft;

(B)           the first installment of Basic Rent for the Aircraft required under Article 3.2;

(C)           payment of any remaining portion of the Security Deposit required pursuant to the second paragraph of paragraph 4 of Schedule “1”;

(D)          at least three (3) Business Days prior to the Delivery Date, a certificate and a letter of undertaking signed by independent aircraft insurance brokers as to the due compliance with the insurance provisions of Article 10 hereof;

(E)           a favorable opinion of Lessee’s internal and external counsel, addressed to Lessor and Mortgagee and dated the Delivery Date for the Aircraft, concerning the matters set forth in Article 4.5.1 through 4.5.7, and as to such other matters as Lessor shall specify;

(F)           at Lessee’s expense, a favorable opinion of FAA counsel satisfactory to Lessor concerning the proper registration of the Aircraft with the FAA and (provided Lessor and Mortgagee have taken all action required to be taken by them in connection with the financing by Lessor of the Aircraft) the recordation of Lessor’s and Mortgagee’s interests in the Aircraft and in this Lease with the FAA and at the International Registry;

(G)           evidence satisfactory to Lessor that Lessee has duly obtained any required import license to import the Aircraft into the Country of Registration, and has paid all import duties, if any, resulting from the transactions contemplated by this Lease;

(H)          a copy of Lessee’s Air Transport License and Lessee’s Operator’s Certificate listing the Aircraft thereon, issued by the Aeronautics Authority;

(I)            the Consent to Security Assignment, duly executed by Lessee, acknowledging the notice of the assignment of this Lease to be provided to Lessee by Lessor and Mortgagee (which notice of assignment shall contain a covenant of quiet enjoyment from Mortgagee to the effect that if, and as long as, Lessee performs and observes each and every covenant and agreement to be performed or observed by it hereunder and no Event of Default shall have occurred and be continuing, Lessee shall quietly enjoy the Aircraft

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without hindrance or interference by Mortgagee or by any other person lawfully claiming through Mortgagee); and

(J)            such other documents as Lessor may reasonably request.

(ii)           During the period commencing June 30, 2008, through the Delivery Date for the Aircraft, the following statements shall be true and Lessor shall have received a certificate, signed by a duly authorized officer of Lessee, dated the Delivery Date, stating that:

(A)          the representations and warranties contained in Article 4.5 hereof are true and accurate throughout such period as though made on and as of each date in such period (except to the extent that such representations and warranties relate solely to an earlier date);

(B)           no event has occurred and is continuing, or would result from the lease of the Aircraft, which constitutes an Event or an Event of Default; and

(C)           as of the Delivery Date, all necessary approvals, authorizations, consents, licenses, certificates and orders of the Aeronautics Authority and any other Governmental Entity having jurisdiction with respect to the ownership, use or operation of the Aircraft or the transactions contemplated by this Lease have been obtained, and such approvals, authorizations, consents, licenses, certificates and orders are in full force and effect and constitute sufficient authorization therefor.

(iii)          Lessor shall be satisfied, in Lessor’s reasonable opinion, that no material adverse change has occurred in Lessee’s financial condition or operations at any time during the period December 31, 2007, through the date the Aircraft is ready for delivery hereunder.

If any of the conditions contained in Article 2.2.1 or 2.2.2 have not been fulfilled, observed or complied with, other than as a result of Lessor’s failure to perform its obligations hereunder, the same shall constitute an Event of Default under this Lease.

2.2.3       Conditions of Lessee’s Performance. Lessee’s obligation to lease the Aircraft from Lessor hereunder shall be subject to the following conditions precedent being complied with to Lessee’s satisfaction or being waived by Lessee in its discretion:

(i)            Subject to compliance by Lessee with the conditions precedent specified in this Article 2, Lessee shall have received the following:

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(A)          guaranty agreement, duly executed in favor of Lessee by AWAS Aviation Trading Limited, guaranteeing performance of Lessor’s obligations hereunder;

(B)           executed copies of the Assignment of Warranties in respect of the Airframe and the Engines, together with the consents of the Manufacturer and the manufacturer of the Engines in respect thereof;

(C)           a certificate from Lessor confirming that the representations and warranties contained in Article 4.6 hereof are true and accurate on and as of such date as though made on and as such date (except to the extent that such representations and warranties relate solely to an earlier date);

(D)          a copy of this Lease Agreement and the Lease Supplement, each duly executed by Lessor;

(E)           a receipt for the Security Deposit; and

(F)           the Aircraft shall be painted in Lessee’s livery and shall be in compliance with the Airbus Aircraft Specification.

As promptly as possible following the Delivery Date (but in any event prior to the first payment required to be made by Lessee following the Delivery Date), Lessor shall provide (or Lessor (or Lessor’s assignees or transferees, other than an assignee for security purposes) shall ensure that any entity or person that acquires a direct or beneficial interest in this Lease by assignment, sale, novation or transfer pursuant to Article 17.7 shall provide) to Lessee a true, complete and accurate Form W-8BEN, W-8ECI, W-9, or similar form, duly executed by the person(s) treated as the recipient(s), for U.S. tax purposes, of the payments made by Lessee under this Lease.

2.3          Time of Delivery.

2.3.1       Scheduled Aircraft Delivery. Subject to the provisions of Article 16, and the satisfaction (or waiver) of the conditions set forth in Article 2 hereof, the Aircraft shall be delivered to Lessee, and Lessee shall accept delivery of the Aircraft hereunder, upon tender of delivery of the Aircraft by Manufacturer under the Purchase Agreement and conformity of the Airbus Aircraft Specification with such SCN’s as shall be agreed between Lessor and Lessee, currently scheduled to occur during the month of April, 2011. Lessor shall give Lessee at least seven (7) days’ advance notice of the date on which the Aircraft is expected to be delivered to Lessee hereunder, and shall promptly advise Lessee if such expected Delivery Date is required to be delayed (and, if a delay is required, Lessor shall advise Lessee of the revised expected Delivery Date and shall keep Lessee fully advised of any developments in respect thereof).

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2.3.2       Delay or Failure in Delivery. Subject to Article 16 hereof, Lessor shall not be liable for any loss or expense, including loss of profit, or other damage suffered by Lessee based on or resulting from any delay or failure in delivery of the Aircraft to Lessee, unless such delay or failure is the direct result of the willful misconduct or gross negligence of Lessor. In no event will Lessor be liable for any delay or failure in delivery which is caused by a breach or delay on the part of the Manufacturer under the Purchase Agreement.

2.3.3       Lessee Failure to Perform. If the Aircraft is tendered for delivery to Lessee in compliance with the requirements of the Purchase Agreement and this Lease but delivery of the Aircraft does not occur due to Lessee’s fault or responsibility, without limiting Lessor’s rights to cancel or terminate this Lease and to recover damages as the result of Lessee’s failure to take delivery of the Aircraft, Lessee shall promptly reimburse Lessor for all reasonable costs and expenses incurred by Lessor as a result of such delay, including but not limited to reasonable amounts for transportation, storage, insurance, taxes, preservation or protection of the Aircraft, legal expenses attributable to the delay, and costs incurred by Lessor in connection with financing of the Aircraft to the extent attributable to the delay, and any interest on payments payable or that would have been payable in respect of the Aircraft to Manufacturer, and Lessee shall also be obligated to pay Lessor, on demand, an amount equal to the Basic Rent that would have been payable in respect of the Aircraft hereunder if Lessee had taken delivery of the Aircraft on such expected Delivery Date, prorated on a daily basis for each day from and including such expected Delivery Date to the earlier of the date the Aircraft is delivered to Lessee hereunder or the date this Lease is terminated or canceled by Lessor as a result of Lessee’s failure to take delivery of the Aircraft in accordance with the terms and conditions of this Lease. For the avoidance of doubt, Lessor shall use commercially reasonable efforts to mitigate such damages.

2.4          Place of Delivery. The Aircraft shall be delivered to Lessee hereunder at the Manufacturer’s delivery location in Toulouse, France, or, at Lessee’s expense, at such alternate site as may be mutually agreed upon in writing by Lessor and Lessee.

2.5          Delivery Fuel. Promptly after the Delivery Date for the Aircraft, but in no event more than thirty (30) days thereafter, Lessee shall reimburse Lessor for the cost of the fuel contained in the fuel tanks of the Aircraft on delivery.

2.6          Aircraft Condition at Delivery. The Aircraft shall be delivered to Lessee hereunder factory new from Manufacturer in the Airbus Aircraft Specification, and evidence thereof (or waiver thereof by Lessee) shall be conclusively demonstrated by Lessee’s execution of the Lease Supplement on the Delivery Date (subject to any minor discrepancies that Manufacturer, Lessor and Lessee agree are inconsistent with the requirements of the Purchase Agreement and this Lease and are listed by Lessor and Lessee in the schedule to the Lease Supplement for correction by Manufacturer subsequent to delivery of the Aircraft).

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Lessee shall participate with Lessor in Manufacturer’s customary configuration development process for the Aircraft and shall consult with Lessor in a timely fashion to establish a mutually agreeable final specification for the Aircraft prior to the respective cut-off dates dictated by the Customization Milestones Chart to be supplied by Manufacturer to Lessor and Lessee pursuant to the Purchase Agreement. In any event, the final specification for the Aircraft shall be agreed by the Contractual Definition Freeze Date, both parties acting reasonably and in good faith.

Lessor shall permit (and shall cause Manufacturer to permit) Lessee to observe the Manufacturer’s technical acceptance process for the Aircraft and to attend and observe the acceptance tests of the Aircraft contemplated for the Aircraft under the Purchase Agreement. In furtherance thereof, Lessor shall enter into a Participation Agreement with Lessee, which shall be consented to by Manufacturer, providing for Lessee’s participation in such process and tests.

2.7  Specification Change Notices. Subject to the terms of the Purchase Agreement, the Airbus Aircraft Specification may, by mutual agreement between Lessee and Lessor, be amended from time to time, such agreement not to be unreasonably withheld. Lessor shall notify Manufacturer of each such proposed change agreed between Lessor and Lessee by way of a request for change (“RFC”) and, if accepted by Manufacturer, the proposed change referenced in the RFC will be detailed in an SCN issued by Manufacturer, which shall set forth the effect, if any, of such particular changes on the design, performance, weight, expected delivery date, BFE and price of the Aircraft. Such SCN’s and other written agreements shall be signed on behalf of Lessor by its duly authorized representative. For the avoidance of doubt, title to any Parts and any documentation relating to any SCN shall at all times be and remain the property of Lessor.

2.8  Manufacturer Specification Change Notices; Development Changes. The Airbus Aircraft Specification also may be revised by Manufacturer without Lessee’s consent to incorporate development changes if such changes do not adversely affect Lessor’s cost or the Scheduled Aircraft Delivery, weight, performance or interchangeability or replaceability requirements. Development changes are changes deemed necessary to correct defects, improve the Aircraft, prevent industrial delay, or ensure compliance with the Purchase Agreement.

In addition, in the event Manufacturer proposes a specification change to the Aircraft that is not a development change referred to in the preceding paragraph and adversely affects Lessor’s cost or the Scheduled Aircraft Delivery, weight, performance or interchangeability or replaceability requirements, Manufacturer will furnish Lessor with a notice of such a change via a Manufacturer Specification Change Notice (“MSCN”). Lessor will promptly provide Lessee with the MSCN received by Lessor from Manufacturer (if not already advised to Lessee by Manufacturer) regarding the proposed specification change. Lessor and Lessee shall mutually decide whether to accept or reject such MSCN’s. Unless Lessee notifies Lessor in writing within twenty one (21) days of receipt of the MSCN that the change specified therein is not acceptable to Lessee, the same may be accepted by Lessor and, if so accepted, the Airbus Aircraft Specification shall be changed accordingly. If no notice of rejection is received by Manufacturer rejecting an MSCN, the MSCN shall be deemed to have been accepted. For the avoidance of doubt, title to any Parts and any documentation relating to any developmental changes or

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Manufacturer proposed specification changes to the Aircraft shall at all times be and remain the property of Lessor.

2.9  Buyer Furnished Equipment. In addition to or in lieu of the BFE contemplated for the Aircraft pursuant to the current Airbus Aircraft Specification, Lessee may request Lessor to purchase other items of equipment for installation in the Aircraft as BFE. Lessor agrees to purchase, or procure that an Affiliate of Lessor purchases, each such item of equipment, provided any such request of Lessee is reasonably acceptable to Lessor, such BFE is approved by Manufacturer, and Lessee’s request is made by such date as will allow Lessor sufficient time, exercising all reasonable diligence, to arrange for Lessor or an Affiliate of Lessor to purchase such item of equipment and have the same delivered to Manufacturer with sufficient time to permit installation in the Aircraft and delivery of the Aircraft in accordance with the relevant delivery schedule under the Purchase Agreement. Lessee shall pay to Lessor prior to the date on which Lessor, or its relevant Affiliate, is contractually required to pay to the BFE supplier any taxes, shipping, non-recurring costs or other costs (other than direct equipment cost) that may be incurred by Lessor, or its relevant Affiliate, in the acquisition or delivery of any item of BFE.

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ARTICLE 3.          TERM AND RENT.

3.1          Term.     (i)  Initial Term. Except as otherwise provided herein, the Aircraft shall be leased to Lessee hereunder for a Term of ten (10) years, commencing on the Delivery Date for the Aircraft.

(ii)  Extended Term. Lessee may at its option elect to extend the initial Term for an additional two (2) years, commencing on the expiration of the initial Term. Such election to extend the initial Term must be made by written notice given by Lessee to Lessor no later than the first day of the fifteenth (15th) month prior to the tenth (10th) anniversary of the Delivery Date. Once such notice is given by Lessee, the election to extend the initial Term is irrevocable and the Term shall be extended on the same terms and conditions as are applicable during the initial Term (except for this Article 3.1(ii) and as otherwise provided in Article 3.2). Notwithstanding any of the foregoing, if an Event or Event of Default shall have occurred or be continuing at the time Lessee notifies Lessor of its election to extend the initial Term, or on the last day of the initial Term, at Lessor’s option, Lessee shall not have the option to extend the initial Term and such option or election made pursuant to such option shall lapse and be null and void.

3.2          Basic Rent. Lessee shall pay Lessor Basic Rent for the Aircraft in one hundred twenty (120) consecutive monthly-in-advance payments in the amount and on the dates set forth in paragraph 3 of Schedule “1” hereto. During the extended Term, if any, Lessee shall pay Lessor Basic Rent for the Aircraft in twenty-four (24) consecutive monthly-in-advance payments in the amount and on the dates set forth in paragraph 3 of Schedule “1” hereto.

3.3          Security Deposit.

3.3.1       Security Deposit. Lessee shall provide Lessor with the cash Security Deposit referred to in paragraph 4 of Schedule “1” hereto, to be held by Lessor as security for performance of all Lessee’s obligations hereunder and under the Companion Leases. Lessee agrees to maintain the Security Deposit with Lessor for the full amount required under this Article 3.3 and paragraph 4 of Schedule “1” until all Lessee’s obligations hereunder have been fully performed; and if the Security Deposit is reduced below the amount required hereby as the result of Lessor’s application thereof towards payment of any of Lessee’s unperformed obligations hereunder or under a Companion Lease, Lessee shall immediately on demand replenish the Security Deposit to the amount required hereby. Lessor may commingle the Security Deposit with its general funds, and Lessee shall not be entitled to any interest or other earnings thereon.

3.3.2       Application of Security Deposit. In the event Lessee fails to take delivery of the Aircraft as provided herein in breach of its obligations hereunder or if any other Event of Default occurs and shall be continuing or shall result in the termination or cancellation of this Lease, in addition to any other rights or remedies available hereunder or under a Companion Lease, Lessor shall be entitled, at its option, to apply the Security Deposit

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towards any or all amounts due under this Lease or any Companion Lease, whether such amounts due constitute Basic Rent payments hereunder or thereunder, damages for breach of this Lease or such Companion Lease, or other Rent payments hereunder or thereunder, all in Lessor’s sole discretion.

3.3.3       Security Deposit Under Companion Lease.    The Security Deposit required hereunder is in addition to the security deposit required under each Companion Lease.

3.3.4       Return of Security Deposit. Upon full performance by Lessee of all its obligations hereunder, and provided no Event or Event of Default shall have occurred and be continuing, Lessor shall promptly return the Security Deposit to Lessee, without interest.

3.4          Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever Lessor shall direct, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all the rights, powers and remedies provided for herein, by Law or otherwise, as in the case of non-payment of Basic Rent. Lessee will also pay to Lessor, as Supplemental Rent, on demand, interest at the Incentive Rate on any part of any Basic Rent not paid when due and on any payment of Supplemental Rent not paid when due or, if due on demand, when demanded by Lessor in accordance with the terms hereof for the period for which the same shall become due until the same shall be paid. Such interest will accrue on a day to day basis and be compounded monthly.

3.5          Payments on Business Days. If any date on which a payment of Rent becomes due and payable is not a Business Day, the Rent payment otherwise due and payable on such date shall be due and payable on the immediately preceding Business Day.

3.6          Place of Payment. All Rent shall be payable in Dollars, in immediately available funds, not later than 11:00 a.m. (local time in the place of payment), on the due date thereof, at the following bank and account:

BANK:	Citibank N.A. 111 Wall Street New York, New York 10043

ACCOUNT NO:	30736705

SWIFT:	CITIUS33

ACCOUNT NAME:	Pegasus Aviation Finance Company

REFERENCE	Hawaiian Airlines/A330-200#2

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or at such other location or account in the United States as Lessor shall from time to time designate in writing to Lessee at least five (5) Business Days before the relevant Rent payment is due. Rent payments payable hereunder shall be deemed to have been paid only at the time actually credited to such account of Lessor.

3.7          Computation of Interest and Other Payments. Except as otherwise provided herein, all interest and other payments payable hereunder that are pro-rated on an annualized or other periodic basis shall be calculated on the basis of a year consisting of 360 days and twelve 30-day months.

3.8          Prohibition Against Setoff, Counterclaim, etc. Lessee’s obligation to pay Rent hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation:

(i)                  any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, Manufacturer, any Participant or any other person for any reason whatsoever;

(ii)                 any defect in the title, airworthiness, condition, design, operation, or fitness for any particular purpose or for use, or any damage to or loss or destruction, of the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever;

(iii)                any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor, Lessee, Manufacturer, any Participant or other person; or

(iv)                any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may now have or which may at any time hereafter be conferred upon it by statute or otherwise to terminate, cancel, quit, or surrender this Lease or the Aircraft or to reject or revoke acceptance of the Aircraft, or to any abatement, suspension, deferment or reduction of Rent or the performance of any other obligations, except in accordance with the express terms hereof.

Nothing in this Article 3.8 shall be construed to limit or otherwise prejudice Lessee’s right to commence legal proceedings against Lessor to recover damages from Lessor for the breach by Lessor of any of its obligations under this Lease.

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ARTICLE 4.          DISCLAIMERS; WAIVERS; REPRESENTATIONS AND WARRANTIES.

4.1          Lessor Disclaimer and Exclusion of Representations and Warranties. THE AIRCRAFT IS DELIVERED TO LESSEE AND ACCEPTED BY LESSEE AND LEASED HEREUNDER “AS-IS, WHERE-IS,” WITH ALL FAULTS. LESSEE UNCONDITIONALLY ACKNOWLEDGES THAT NEITHER LESSOR NOR ANY PARTICIPANT, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AFFILIATES, AGENTS OR REPRESENTATIVES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY PROMISE, GUARANTY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE DESCRIPTION, TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, AGE, OPERATION, PERFORMANCE, MERCHANTABILITY, FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR ANY PART THEREOF OR AS TO THE CONFORMITY OF ANY ITEM OF EQUIPMENT TO THE DESCRIPTION OR CONDITIONS SET FORTH IN THIS LEASE OR THE PURCHASE AGREEMENT, OR AS TO THE ADEQUACY OF ANY DOCUMENTATION OR RECORDS PROVIDED OR TO BE PROVIDED TO LESSEE UNDER THIS LEASE OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE AND WHETHER KNOWN OR UNKNOWN, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.

4.2          Waiver by Lessee. LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR AND THE PARTICIPANTS, AND AGREES NOT TO SEEK TO ESTABLISH OR ENFORCE ANY RIGHTS, REMEDIES OR CLAIMS (WHETHER STATUTORY OR OTHERWISE) AGAINST LESSOR OR ANY PARTICIPANT IN RESPECT OF ANY OF THE MATTERS SET FORTH IN ARTICLE 4.1. WITHOUT LIMITING THE FOREGOING, LESSEE WAIVES ANY CLAIM, LIABILITY, OR RESPONSIBILITY (WHETHER KNOWN OR UNKNOWN) THAT LESSEE OR ANY OTHER PERSON CLAIMING UNDER OR THROUGH LESSEE MAY NOW OR HEREAFTER HAVE OR CLAIM AGAINST LESSOR OR ANY PARTICIPANT WITH RESPECT TO:

(i)            ANY COST, LOSS OR DAMAGE (CONSEQUENTIAL OR OTHERWISE), LOSS OF PROFIT OR REVENUE, LOSS OR SUSPENSION OF CERTIFICATION OF THE AIRCRAFT, GROUNDING OF THE AIRCRAFT, OR ANY OTHER CLAIM WHATSOEVER ARISING FROM THE CONDITION OF ANY ITEM OF EQUIPMENT OR PART THEREOF, ANY MAINTENANCE, REPAIR OR REPLACEMENT OF ANY ITEM OF EQUIPMENT, ANY ALTERATION, MODIFICATION OR ADDITION TO ANY ITEM OF EQUIPMENT, OR ANY INSPECTION OF THE AIRCRAFT OR ITS RECORDS PERFORMED BY LESSOR OR

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LESSEE, OR THE LACK OF SUCH INSPECTION BY LESSOR OR LESSEE; AND

(iii)         ANY OBLIGATION OR LIABILITY OF LESSOR OR ANY PARTICIPANT WITH RESPECT TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE, ANY IMPLIED WARRANTY OF FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, AND ANY OBLIGATION OR CLAIM FOR LOSS OF USE OF OR THE LOSS OF OR DAMAGE TO THE EQUIPMENT, OR ANY PART THEREOF, FOR ANY REASON, AND FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY AND FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, WHETHER OR NOT ARISING FROM THE NEGLIGENCE (ACTUAL OR IMPUTED) OF LESSOR OR ANY PARTICIPANT, AND ANY RISKS WITH RESPECT THERETO ARE HEREBY ASSUMED BY LESSEE.

4.3          Confirmation by Lessee. Lessee confirms to Lessor that Lessee is fully aware of and understands the full meaning of the provisions of Articles 4.1 and 4.2, and acknowledges that Basic Rent and the other provisions of this Lease have been agreed in reliance on Lessee’s agreements in, and the effectiveness of, Articles 4.1 and 4.2.

4.4          Assignment of Warranties.

4.4.1       Assignment. Provided no Event or Event of Default shall have occurred and be continuing), Lessor agrees to assign or otherwise make available to Lessee, without representation, warranty or recourse of any kind, express or implied, such rights as Lessor may have with respect to the Aircraft under any warranty, service policy or product support plan of Manufacturer, the Engine manufacturer or any other manufacturer, vendor, subcontractor or supplier with respect to the Aircraft, any Engine or any Part, to the extent the same may legally be assigned or otherwise made available to Lessee. Lessor agrees that it will not amend the Purchase Agreement if the amendment would have a materially adverse effect on the Aircraft or alter the Airbus Aircraft Specification or if it would affect the Scheduled Aircraft Delivery of the Aircraft, unless Lessee otherwise consents, which consent will not be unreasonably withheld.

4.4.2       Further Action. Lessor further agrees, if requested by Lessee and at Lessee’s expense, to take such further action as Lessee may reasonably request to confirm Lessee’s authority to enforce any such rights and to assist Lessee in the enforcement thereof.

4.4.3       Reassignment. Upon the occurrence of an Event of Default or the cancellation or sooner termination of the Term, Lessee shall no longer be entitled to enforce or obtain the benefits of such rights and the same will immediately revert and be deemed reassigned to

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Lessor, without further act, but on request by Lessor Lessee will immediately execute all documents required by Lessor to evidence and confirm such reversion and reassignment.

4.5  Lessee’s Representations and Warranties. Lessee represents and warrants that:

4.5.1       Formation. Lessee is a corporation duly organized and existing in good standing under the Laws of Delaware, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under this Lease, holds all licenses, certificates and permits from each Governmental Entity necessary for the conduct of its business, and is duly qualified to do business as a corporation in good standing in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on Lessee or on its ability to perform its obligations hereunder.

4.5.2       Authorization. This Lease has been duly authorized by all necessary action on the part of Lessee, including any required authorization of the stockholders of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof does or will violate any provision of the articles of incorporation or by-laws of Lessee or any Law or judgment of any Governmental Entity having jurisdiction over Lessee or any of its activities or properties, or does or will result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under, any indenture, mortgage, deed of trust, conditional sale contract, loan or credit agreement, or other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected.

4.5.3       Consents. Neither the execution and delivery by Lessee of this Lease nor the performance by Lessee of any of the transactions contemplated hereby require the consent, approval, order or authorization of, or registration with, or the giving of notice to, the Aeronautics Authority or any other domestic or foreign Governmental Entity, except for those that have heretofore been obtained, true and complete copies of which have been delivered to Lessor.

4.5.4       Due Execution. This Lease has been duly executed and delivered by Lessee and constitutes, and the Lease Supplement when executed and delivered by Lessee will constitute, legal, valid and binding obligations of Lessee, enforceable in accordance with their terms, except where the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally.

4.5.5       Filing of Documents, etc. Except for the registration of the Aircraft with the Aeronautics Authority in the name of Lessor as contemplated hereby and the filing for recordation of the Security Documents, this Lease and the Lease Supplement with the Aeronautics Authority and the registration of the International Interests with the International Registry in respect of the Aircraft, the Engines, the Security Documents and this Lease, no other registration and no further filing or recording of this Lease, the

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Security Documents or of any other instrument or document is necessary or advisable under the Laws of the United States or any State therein to:  (1) establish the priority, legality, validity or enforceability of the obligations of Lessee under this Lease, or (2) fully protect, establish and perfect Lessor’s title to and Lessor’s and Mortgagee’s interest in the Equipment or their respective rights and interests hereunder and thereunder (including with respect to the Security Deposit) as against Lessee and any third parties in any jurisdiction.

4.5.6       Certificated Air Carrier. Lessee is a Certificated Air Carrier within the meaning of Section 41102 of Title 49 of the United States Code Annotated, and Lessor is entitled to the benefits and protections of Section 1110 of the Bankruptcy Code (11 U.S.C. Section 1110) in respect of the Aircraft leased to Lessee under this Lease.

4.5.7       Legal Proceedings. There are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any Governmental Entity against or affecting Lessee which may have a materially adverse effect on the financial condition or business of Lessee except those described in writing to Lessor prior to the date hereof.

4.5.8       Tax Returns. Lessee has filed or caused to be filed all material tax returns which are required to be filed and:  (i) has paid or caused to be paid all taxes shown to be due or payable on said returns and on any assessment received by Lessee, to the extent that such taxes have become due and payable, or (ii) has provided adequate reserves for the payment thereof to the extent any such taxes have not become due and payable.

4.5.9       Balance Sheet. The balance sheet of Lessee as of December 31, 2007, and the statements of income and cash flows of Lessee for the three fiscal years then ended (copies of which have been furnished to Lessor), are complete and correct and fairly set forth Lessee’s financial condition as of such dates and the results of its operations for such periods, and since December 31, 2007, there has been no material adverse change in such condition or operations.

4.5.10     Prohibited Persons. Lessee is not (i) a person identified on, nor does it have any affiliation of any kind with any person identified on any “watch list” established by the United States Office of Foreign Assets Control (“OFAC”), including, without limitation, OFAC’s list of specially designated nationals and blocked persons; and (ii) resident in, nor does it have funds that are transferred from or through, nor does it have operations in, any jurisdiction identified as non-cooperative by the Financial Action Task Force of the United States or sanctioned by OFAC.

4.5.11     Cape Town Convention. Lessee is a “Transaction User Entity” and has appointed an “Administrator” that has authorized specific “Transaction User Entities” and/or “Professional User Entities” (as such terms are defined in the Cape Town Convention) to consent to the Cape Town Convention registrations contemplated hereby.

4.6  Lessor’s Representations and Warranties. Lessor represents and warrants that:

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4.6.1  Formation. Lessor is a corporation duly organized and existing under the Laws of Delaware, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under this Lease, holds all licenses, certificates and permits from each Governmental Entity necessary for the conduct of its business, and is duly qualified to do business as a corporation in good standing in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on Lessor or on its ability to perform its obligations hereunder.

4.6.2  Consents. Neither the execution and delivery by Lessor of this Lease, nor the performance by it of its obligations hereunder, requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, the Aeronautics Authority or any domestic Governmental Entity, except for those that have already been obtained.

4.6.3  Conflict. The execution and delivery of this Lease, the performance of Lessor’s obligations hereunder, the consummation of the transactions contemplated hereby, and compliance by Lessor with the terms and provisions hereof do not or will not violate any provision of Lessor’s constitutional documents, or any Law or judgment of any Governmental Entity applicable to it, or court having jurisdiction over it or any of its activities or properties, and do not and will not result in any breach of or constitute a default under or result in the creation of any lien upon any of Lessor’s property, under any indenture, mortgage, deed of trust, conditional sale contract or credit agreement or other instrument or agreement to which it is a party or by which it may be bound or to which any of its property or assets may be subject or affected.

4.6.4  Authorization. The execution, delivery and performance by Lessor of this Lease has been duly authorized by all necessary action on its part, and this Lease constitutes its valid, legal and binding obligation, enforceable against it in accordance with its terms, except where the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally.

THE WARRANTIES OF LESSOR SET FORTH IN THIS ARTICLE 4.6 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF LESSOR, INCLUDING FITNESS FOR USE OR FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED.

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ARTICLE 5.          POSSESSION AND USE.

5.1          Possession. Subject to the right of Lessee to deliver possession of any Item of Equipment to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on such Item of Equipment or any part thereof or for alterations or modifications in or additions to such Item of Equipment to the extent required or permitted by the terms of Article 6 hereof, LESSEE SHALL NOT SUBLEASE, ASSIGN OR OTHERWISE TRANSFER OR RELINQUISH POSSESSION OR CONTROL OF ANY ITEM OF EQUIPMENT, OR ANY PART THEREOF, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, which consent shall not be unreasonably withheld or delayed (provided that if Lessee seeks consent from Lessor for a proposed sublease, Lessee shall be responsible (whether or not Lessor consents to the proposed sublease) for all expenses, including reasonable attorneys’ fees, incurred by Lessor in connection with assessing or implementing the proposed sublease, and any such sublease shall be and be expressly made subject and subordinate to this Lease and all Lessor’s rights and remedies hereunder).

5.2          Lawful Operations; Use.

5.2.1       Compliance with Laws.       Lessee will not cause or permit any Item of Equipment to:

(i)            be maintained, used or operated in violation of any Law or airworthiness directive of any Governmental Entity having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to any Item of Equipment issued by any such authority, and if any such Law, airworthiness directive, airworthiness certificate, license or registration requires addition to or modification or alteration of the Equipment, Lessee shall conform therewith at its expense and Lessee shall maintain the same in proper condition for operation under such Laws, airworthiness directives, airworthiness certificates, licenses or registrations; or

(ii)           enter any airspace or be flown or transported to, or to remain at, any airport or country that is prohibited under the Laws of any Governmental Entity having jurisdiction applicable to the Aircraft, Lessor or Lessee, including any country that is the subject of a prohibition order or similar order, directive or sanction of, or does not maintain normal diplomatic relations with, the Government of the United States of America or the Country of Registration or the subject of prohibition order or similar order, directive or sanction of any international authority or control or treaty organization of which the United States of America or the Country of Registration is a member.

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Without limiting the foregoing, Lessee shall base the Equipment in Hawaii and shall use the Equipment solely in its commercial operations for which it is duly licensed.

5.2.2       Operations. Lessee shall ensure that the Aircraft is at all times operated by, and under control of, qualified and duly licensed pilots employed by Lessee, with proper ratings. Lessee agrees not to cause or permit any person under any circumstance to cause the Aircraft or any Engine to be:

(i)            flown or otherwise operated or used for any military purpose;

(ii)           operated or used for any purpose for which such Item of Equipment was not designed and reasonably suited; or

(iii)          operated or used at any time for any illegal purpose or in any illegal manner.

5.2.3       I.A.T.A. Requirements. Lessee further agrees that it will not use or permit the use of the Aircraft for the carriage of:

(i)            whole animals, living or dead, except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

(ii)           acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for cargo under the “Restriction of Goods” schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

(iii)          any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the insurances maintained in accordance with Article 10 hereof; or

(iv)          any illegal item or substance.

5.2.4       Eurocontrol. Lessee agrees that it will not use or permit the use of the Aircraft for in or over any airspace subject to the jurisdiction of Eurocontrol unless Lessee first provides Lessor with a letter from Lessee, in form and substance satisfactory to Lessor, addressed to Eurocontrol pursuant to which Lessee authorizes Eurocontrol to issue to Lessor, upon Lessor’s request from time to time, a statement of account of all sums due by Lessee to Eurocontrol in respect of the Aircraft (and in respect of any other aircraft for which Eurocontrol may have the right to claim against the Aircraft) as at the dates of each such request.

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5.3          Maintenance.

5.3.1       Maintenance of Aircraft and Records. Lessee, at its own cost and expense, shall:

(i)            cause each Item of Equipment leased hereunder to be serviced, repaired, maintained, modified, overhauled and tested only by Approved Maintenance Performers holding all required certificates and approvals for each of the tasks performed and:

(A)          so as to keep such Item of Equipment in the same condition and appearance as when delivered to Lessee hereunder, reasonable wear and tear from normal flight operations excepted, and in good operating condition;

(B)           so as to keep the Aircraft in the condition necessary to maintain the airworthiness certificate for the Aircraft under the Federal Aviation Act of 1994, 49 United States Code Ann., title 49, section 40101, et seq., as amended, and to be operated under FAR Part 121; and

(C)           in strict compliance with the Maintenance Program, a true and complete copy of which has heretofore been or will promptly be delivered by Lessee to Lessor (and Lessee agrees not to modify or otherwise vary or permit the same to be done to the Maintenance Program unless required by applicable Law or unless otherwise agreed to by Lessor and the Aeronautics Authority);

(ii)           maintain all records, logs and other materials required by the Aeronautics Authority to be maintained with respect to such Equipment. All such records, logs, and other materials shall be maintained in the English language; and

(iii)          promptly furnish to Lessor such information as may be required to enable Lessor or any Participant to file any reports required to be filed by Lessor or such Participant with any Governmental Entity because of Lessor’s or such Participant’s interest in the Equipment.

All deficiencies revealed by any inspection of the Equipment by Lessee, Lessor or any of Lessee’s maintenance providers shall be promptly corrected by proper cleaning, sealing, repairing, replacement, overhaul, modification and adjustment.

5.3.2       Repairs. All repairs performed to the Aircraft during the Term shall be permanent and performed in accordance with the Manufacturer’s Structural Repair Manual and in compliance with the Manufacturer’s damage tolerance assessment process (to the highest level of compliance possible). If the Manufacturer’s Structural Repair Manual authorizes as permanent a non-flush structural patch repair or a flush-type

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structural patch repair, such repair shall be a flush-type permanent repair. Any repair not covered by the Manufacturer’s Structural Repair Manual or the Engine manufacturer’s approved manual, as the case may be, shall be in accordance with FAA-approved data, and shall be approved by Manufacturer or the Engine manufacturer, as the case may be. Lessee shall maintain complete data and documentation to verify and substantiate certification and methods of compliance for all repairs performed during the Term, and Lessee shall keep and maintain a complete summary listing of all repairs performed (with dirty fingerprint accomplishment records).

5.3.3       Maintenance Program; Revision Services.    Lessee shall ensure that the Maintenance Program at all times complies in all material respects with the then latest revision of the MPD. Lessee shall, at its expense, obtain and maintain in effect throughout the Term appropriate revision services necessary to maintain all documentation, manuals and records required to be maintained for the Aircraft hereunder or by applicable Law in a current, up-to-date status and in accordance with the best practices of major international commercial airlines.

5.3.4       Documentation for Parts.  Lessee shall ensure that only EASA/FAA-approved parts and materials that have EASA Form 1 or FAA 8130-3 release notes or serviceable tags (hereafter “release tags”) are installed or used on the Aircraft during the Term. Lessee shall also ensure that:

(i)            all release tags for life-limited Parts installed in the Aircraft during the Term shall have the Flight Hours/Cycles since new stated thereon, as applicable;

(ii)           all release tags for hard time components installed in the Aircraft during the Term shall have the Flight Hours/Cycles since overhaul or since last shop visit (and, if applicable, calendar time since overhaul/last shop visit) stated thereon; and

(iii)          if a modification has been carried out on a hard time Part or an “on condition/condition monitored” Part during an overhaul or shop visit during the Term which has altered the part number for that component, the new part number shall be stated on the release tag for such Part.

Lessee shall ensure that all parts installed or used on the Aircraft during the Term shall not adversely affect any of the warranties for the Aircraft, the Airframe, any Engine or any Part, and shall not adversely affect the certification of an installation or assembly into which or in respect of which such part is installed or used.

For the avoidance of doubt, Lessee shall install only original equipment manufacturer (hereinafter “OEM”) parts, as fitted at delivery of the Aircraft or as subsequently modified per an approved OEM service bulletin, on the Engines, the APU, the Landing Gears and any OEM manufactured structural assemblies. In addition, Lessee agrees that it

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shall replace life-limited Parts and serialized rotable Parts with OEM parts, as fitted at delivery of the Aircraft or at a newer modification status or as subsequently modified per an approved OEM service bulletin.

Without limiting the foregoing, Lessee may install or use on the Aircraft during the Term any part that is listed in the Manufacturer’s illustrated parts catalog.

5.3.5       Non-Discrimination. Lessee agrees that:

(i)            it will maintain and use, and cause the Equipment to be maintained and used, in substantially the same manner and with substantially the same care as used by Lessee with respect to similar equipment owned or operated by Lessee;

(ii)           it will not nor will it permit anyone to discriminate against the Equipment (as compared to other equipment of the same type owned or operated by Lessee) with respect to its use, operation or maintenance in contemplation of the expiration, cancellation or termination of this Lease Agreement, other than the withdrawal of the Equipment from use and operation as is necessary to prepare the Equipment for return to Lessor upon such expiration, cancellation or termination. To that end, without limitation, Lessee agrees to incorporate all Manufacturer, Engine manufacturer and other vendor service bulletins that Lessee, within the Term, schedules to incorporate into other similar aircraft in Lessee’s fleet of aircraft, whether owned or leased;

(iii)          it will not remove any Engine or Part from the Aircraft prior to expiration of the Term to avoid overhaul, refurbishment, replacement, etc., thereof in connection with the return of the Aircraft (and such Engine or Part) at the end of the Term; and

(iv)          it will not discriminate against the Engines with respect to Performance Restoration build standards and life limited Parts and other Parts replacements as compared to the other engines of the same type as the Engines in Lessee’s fleet (whether owned or leased), and, without limiting the foregoing, Lessee will ensure that all life limited Parts and other Parts of an Engine undergoing a Performance Restoration shop visit will have at least the same number of Flight Hours and Cycles remaining thereon as the number of Flight Hours/Cycles expected to be remaining on the Engine after giving effect to the Performance Restoration shop visit.

5.3.6       Removal from Service. If the Aircraft, any Engine or any Part is out of revenue service (except for the active performance of maintenance, repair or overhaul procedures), the Aircraft, such Engine or such Part shall be properly and safely

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maintained and stored in accordance with accepted industry and manufacturer specifications and procedures.

5.3.7       Notification of Loss, Damage, etc.    Lessee shall notify Lessor promptly of all details relating to any loss, damage or destruction to the Aircraft, or any part thereof, that affects the airworthiness of the Aircraft, and any loss, theft, damage or destruction to the Aircraft, or any part thereof, exceeding the sum of $300,000 (or the equivalent in any other currency).

5.4          Maintenance Payments.

5.4.1       Calculation of Amount and Payment. In addition to the Basic Rent required to be paid for the Aircraft pursuant to Article 3.2, Lessee shall pay to Lessor the 4C Airframe Payments, 8C Airframe Payments, Performance Restoration Payments, Engine Life-Limited Parts Payments, APU Payments and Landing Gear Payments (collectively, the “Maintenance Payments”) set forth in paragraph 5 of Schedule “1” hereto.

Maintenance Payments shall be payable within fifteen (15) days following the end of each calendar month, commencing with the month in which the Delivery Date occurs, through and including the month in which this Lease is cancelled, terminated or expires and the Equipment is returned to Lessor in accordance with the terms of this Lease, computed on the number of Flight Hours/Cycles or for the calendar month (or portion thereof), as the case may be, accumulated on the relevant Items of Equipment, APU and Landing Gear during the month immediately preceding such payment date.

5.4.2       Adjustment of Maintenance Payments. The Maintenance Payments amounts shall be subject to adjustment by Lessor as follows:

(i)            Operational Criteria. The amount of the Performance Restoration Payments is based on the assumed annual utilization of 4,000 Flight Hours and an average annual sector flight time of 6.0 hours. Lessor shall have the right to adjust the Performance Restoration Payment amounts payable hereunder in respect of the Engines as provided in paragraph 6 of Schedule “1” hereto.

(ii)           Performance Restoration Shop Visit. In addition to the adjustments pursuant to clause (i), above, each time an Engine undergoes Performance Restoration during the Term, Lessor shall have the right to adjust the rate for the Performance Restoration Payments thereafter payable by Lessee in respect of the Engines to ensure payment by Lessee of an hourly rate sufficient to meet the projected costs of future Performance Restoration of the Engines. The amount of such adjustment shall be determined by reference to the amount obtained by dividing:

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(A) the actual total cost of the Performance Restoration shop visit performed for an Engine by

(B) the lesser of:

(1) the actual number of Flight Hours that were accumulated on such Engine from the date of the Performance Restoration shop visit immediately preceding the Performance Restoration shop visit referred to in clause (A), above, to the date of the Performance Restoration shop visit for such Engine referred to in clause (A), or

(2) the number of Flight Hours that constitutes the then current industry mean time between removals (excluding removals for foreign object damage or operator convenience, such as to address vibration, fan blade rework, etc.) for engines of similar type, age and characteristics as the Engines, as determined from records maintained by the Engine manufacturer on the basis of the average of the industry mean time between removals (excluding removals for foreign object damage or operator convenience, such as to address vibration, fan blade rework, etc.) over the immediately preceding twelve (12) months.

For example (but subject to any necessary adjustments to give effect to the other relevant circumstances), if the total cost incurred for Performance Restoration of an Engine is $5,000,000 and the number to be used as the result of the calculation described in clause (B), above, is the industry mean time between removals and such industry mean time between removals is 20,000 Flight Hours, the hourly rate that Lessee will thereafter be required to pay for Performance Restoration Payments for each Engine will be $250 per Flight Hour.

(iii)          Annual Review. In addition to the adjustment to the Performance Restoration Payment amounts pursuant to clauses (i) and (ii), above, the Maintenance Payment rates payable pursuant to this Article 5.4 (other than for the Engine Life-Limited Parts Payments) shall be increased by the percentage specified in the last paragraph of paragraph 5 of Schedule “1” hereto, compounded annually, as of each anniversary of the Delivery Date, and such increased rates shall be applicable to Aircraft use on and after such anniversary date until the next anniversary date throughout the Term; and, as of each anniversary of the Delivery Date, the Engine Life-Limited Parts Payments rate shall be increased (and which shall include a 5% stub life value) to reflect:  (A) the increases in the Manufacturer’s catalogue

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prices that have occurred during the preceding annual period, and (B) the increase, if any, required as the result of a change in the relationship between the catalogue price of an Engine life-limited Part and the Engine manufacturer’s warranted or, in the case of a Group B Part, declared cyclic life of such Engine life-limited Part, and such increased rates in each case shall be applicable to Engine use on and after such anniversary date until the next anniversary date throughout the Term.

5.4.3       Payment from Maintenance Payments by Lessor. Maintenance Payments paid by Lessee to Lessor will be reimbursed to Lessee as follows:

(i)            Airframe-4C. If the Airframe undergoes a scheduled block “4C”/6-year check when due (including the airframe systems/zonal/structural inspections, corrosion prevention and control and aging aircraft inspections, if any, and the corresponding lower level checks (i.e., “A” checks and all lower level “C” checks), and all out-of-sequence inspections due at that time), as defined in the then latest revision of the MPD (and herein referred to as the “4C Check”), performed by an Approved Maintenance Performer reasonably acceptable to Lessor, Lessor will pay Lessee the 4C Airframe Payments referred to in paragraph 9(i) of Schedule “1” hereto. Any cost in excess of such amount to be paid by Lessor pursuant to the preceding sentence shall be Lessee’s sole responsibility and shall be promptly paid by Lessee. Lessee agrees to provide Lessor with a copy of the workscope for the 4C Check contemplated by this clause (i) at least 30 days prior to introduction of the Aircraft for the 4C Check, and to obtain Lessor’s prior approval of the workscope and warranties for the 4C Check (which warranties shall expressly be assignable to Lessor). Lessor agrees that it will not unreasonably withhold or delay its approval of the workscope or the warranties for the 4C Check.

(ii)           Airframe-8C. If the Airframe undergoes a scheduled block “8C”/10year check (or “8C”/11 or 12-year check, as the case may be) when due (including the airframe systems/zonal/structural inspections, corrosion prevention and control and aging aircraft inspections, if any, and the corresponding lower level checks (i.e., “A” checks and all lower level “C” checks), and all out-of-sequence inspections due at that time), as defined in the then latest revision of the MPD (and herein referred to as the “8C Check”), performed by an Approved Maintenance Performer reasonably acceptable to Lessor, Lessor will pay Lessee the 8C Airframe Payments referred to in paragraph 9(ii) of Schedule “1” hereto. Any cost in excess of such amount to be paid by Lessor pursuant to the preceding sentence shall be Lessee’s sole responsibility and shall be promptly paid by Lessee. Lessee agrees to provide Lessor with a copy of the workscope for the 8C Check contemplated by this clause (i) at least 30 days prior to introduction

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of the Aircraft for the 8C Check, and to obtain Lessor’s prior approval of the workscope and warranties for the 8C Check (which warranties shall expressly be assignable to Lessor). Lessor agrees that it will not unreasonably withhold or delay its approval of the workscope or the warranties for the 8C Check.

(iii)          Engine Performance Restoration.   If at any time any Engine is not covered by the TotalCare Agreement, and such Engine undergoes a shop visit for Performance Restoration performed by an Approved Maintenance Performer pursuant to the Maintenance Program and the then latest revision of the Trent 700 Engine Management Programme for Airbus A330 aircraft approved by the Engine manufacturer, Lessor will pay Lessee the Performance Restoration Payments referred to in paragraph 9(iii) of Schedule “1” hereto. Any cost in excess of such amount to be paid by Lessor pursuant to the preceding sentence shall be Lessee’s sole responsibility and shall be promptly paid by Lessee.

Whether or not an Engine is covered by the TotalCare Agreement, Lessee agrees to provide Lessor with a copy of the workscope for the Performance Restoration shop visit for such Engine and to obtain Lessor’s prior approval of the workscope and warranties for the Performance Restoration shop visit for such Engine (which warranties shall expressly be assignable to Lessor). Lessor agrees that it will not unreasonably withhold or delay its approval of the workscope or warranties for the Performance Restoration shop visit for such Engine.

(iv)          Engine Life-limited Parts. If as required pursuant to the Engine manual published by the Engine manufacturer a life-limited Part of an Engine is required to be replaced at the time such Engine undergoes a shop visit, Lessor will pay Lessee the Engine Life-Limited Parts Payments referred to in paragraph 9(iv) of Schedule “1” hereto, less the amount of any credits, rebates, warranty benefit or remedy or other allowances for any Cycles or time remaining on the replaced life-limited Part. Any cost in excess of such amount to be paid by Lessor pursuant to the preceding sentence shall be Lessee’s sole responsibility and shall be promptly paid by Lessee.

(v)           APU. If the APU undergoes a heavy repair shop visit (as defined by the APU manufacturer) pursuant to the Maintenance Program, subject to the penultimate sentence of this clause (v), Lessor will pay Lessee the APU Payments referred to in paragraph 9(v) of Schedule “1” hereto. Any cost in excess of such amount to be paid by Lessor pursuant to the preceding sentence shall be Lessee’s sole responsibility and shall be promptly paid by Lessee. Lessor will pay the APU Payments to Lessee for the cost of the heavy repair shop visit of the removed APU: (x) when Lessee reinstalls such APU in the Airframe following such shop visit or (y) when

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Lessee replaces such APU with an auxiliary power unit fresh from a heavy repair shop visit that meets all requirements of this Lease, including Article 6 hereof (determined immediately after giving effect to a heavy repair shop visit for the removed APU and on the assumption that the removed APU had been reinstalled in the Airframe). Lessee agrees to provide Lessor with a copy of the warranties for the heavy repair shop visit of the APU for approval by Lessor (which warranties shall expressly be assignable to Lessor), which approval will not be unreasonably withheld.

(vi)          Landing Gear. If the Landing Gear undergoes an overhaul as defined in Manufacturer’s component maintenance manual, or equivalent, which results in full refurbishment of the Landing Gear, subject to the penultimate sentence of this clause (vi), Lessor will pay Lessee the Landing Gear Payments referred to in paragraph 9(vi) of Schedule “1” hereto. Any cost in excess of such amount to be paid by Lessor pursuant to the preceding sentence shall be Lessee’s sole responsibility and shall be promptly paid by Lessee. Lessor will pay the Landing Gear Payments to Lessee for the cost of such overhaul of the removed Landing Gear: (x) when Lessee reinstalls such Landing Gear in the Airframe following such overhaul or (y) when Lessee replaces such Landing Gear with a freshly overhauled landing gear that meets the requirements of this Lease, including Article 6 hereof (determined immediately after giving effect to such overhaul of the removed Landing Gear and on the assumption that the removed Landing Gear had been reinstalled in the Airframe). Lessee agrees to provide Lessor with a copy of the warranties for the overhaul for approval by Lessor (which warranties shall expressly be assignable to Lessor), which approval will not be unreasonably withheld.

5.4.4       Foreign Object Damage to Engines. If an Engine is required to undergo a Performance Restoration shop visit following foreign object damage, Lessor shall reimburse the Performance Restoration Payments theretofore paid by Lessee in respect of such Engine to Lessee for the cost of such Performance Restoration shop visit as contemplated in Article 5.4.3(iii)(as supplemented by Schedule “1”), subject to the following conditions:

(i)            Lessee and the Approved Maintenance Performer confirm to Lessor that the Performance Restoration is required as the result of the foreign object damage,

(ii)           Lessee provides Lessor with the workscope for the Performance Restoration shop visit,

(iii)          the Approved Maintenance Performer confirms to Lessor that the Performance Restoration shop visit has been completed in accordance with the

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Engine manufacturer’s Trent 700 Engine Management Programme for Airbus A330 aircraft,

(iv)          all proceeds of insurance that are payable in connection with the foreign object damage are first applied towards the cost of the Performance Restoration shop visit, and the Performance Restoration Payments to be refunded by Lessor shall only be applied to the remaining unpaid balance of the cost of the Performance Restoration shop visit, and

(v)           the Approved Maintenance Performer confirms to Lessor that it has been fully paid for the cost of the Performance Restoration shop visit and will not assert a Lien against the Engine or its records as a result of the shop visit.

When the conditions in clauses (i) through (v) have been satisfied, Lessor will pay to Lessee the Performance Restoration Payments in respect of such Engine referred to in paragraph 10 of Schedule “1” hereto.

5.4.5       Procedures for Reimbursement. Prior to performing any maintenance or overhaul for which Lessee will seek reimbursement under this Article 5.4, Lessee shall submit to Lessor for approval an estimate of the cost of such maintenance or overhaul to be performed by an Approved Maintenance Performer. Estimates and invoices submitted for maintenance and overhaul work to be paid for out of the applicable Maintenance Payments shall contain billing only in respect of the Airframe, the Engine(s), the APU or the Landing Gear, and shall contain or be accompanied with the following substantiating data or reasonable equivalent (to the extent such data is applicable):

Invoice:

(i)                                    work scope (routine, non-routine, hard time items, materials)

(ii)                                 vendor repair and overhaul instructions

(iii)                             engine removal message and report

(iv)                             vendor invoice and billing summary (and for Engines, broken down by major modules)

(v)                                 list of airworthiness directives and service bulletins accomplished during maintenance visit, and cost breakdown for each

(vi)                              insurance claims submitted

(vii)                          date of removal

(viii)                       reason for removal

(ix)                               Flight Hours and Cycles since last shop visit and since new

(x)                                  data supporting Lessee payment of invoices must be submitted for reimbursement

(xi)                               FAA Form 337 (or EASA equivalent)

(xii)                            FAA 8130-3 Serviceable Tag (or EASA Form 1)

(xiii)                        vendor tear down report

(xiv)                        current disk sheet for engine

(xv)                           total Flight Hours and Cycles at removal for the relevant maintenance event

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(xvi)                         for Engines, work description per major module, test cell results (including EGT margin), post-test cell full gas path borescope inspection results

Provided no Event or Event of Default has occurred and is continuing, within fifteen (15) Business Days after receipt of the invoice for such maintenance or overhaul work for an Item of Equipment, APU, Landing Gear or for the purchase of an Engine life-limited Part, with the required accompanying data, and provided that Lessee has paid such invoice amount in full, Lessor will reimburse Lessee for such invoice amount for such Item of Equipment, APU, Landing Gear or Engine life-limited Part, out of the applicable Maintenance Payments theretofore paid to Lessor with respect to such Item of Equipment, APU, Landing Gear or Engine life-limited Part, except for any amounts which are materially inconsistent with the estimate previously approved by Lessor (and as to such amounts Lessor and Lessee agree to seek to resolve any such disputes as expeditiously as possible). Alternatively:  (i) if Lessee has paid a portion of the invoice amount and if such amount paid by Lessee, together with the amount to be paid by Lessor hereunder, will constitute full payment for such maintenance or overhaul work or (ii) whether or not Lessee has paid a portion of the invoice amount, if the amount to be paid by Lessor hereunder will constitute full payment for such maintenance or overhaul work, and (iii) in either case, provided Lessor is satisfied that the Approved Maintenance Performer will release the Aircraft free of Liens upon receipt of such payment from Lessor, Lessor will pay such amount directly to the Approved Maintenance Performer if so requested by Lessee. Lessee acknowledges and agrees that in the event the cost of such overhaul or maintenance for an Item of Equipment, APU, Landing Gear or the cost of an Engine life-limited Part exceeds the unused balance of the applicable Maintenance Payments theretofore paid to Lessor for such Item of Equipment, APU, Landing Gear or Engine life-limited Part, Lessee shall be solely responsible for and shall have paid such excess amount, without affecting any of Lessee’s other obligations hereunder or entitling Lessee to any further claim for reimbursement in respect thereof.

5.4.6                     Character of Maintenance Payments. Lessee acknowledges that the Maintenance Payments constitute additional Rent payable for the use of the Equipment and such Maintenance Payments shall become the unencumbered property of Lessor upon payment thereof by Lessee, except as otherwise expressly set forth herein, free of any claims or right, title or interest therein or thereto by Lessee. Lessor acknowledges, however, that to the extent of the unused balance of the applicable Maintenance Payments paid to Lessor for an Item of Equipment, APU, Landing Gear or Engine life-limited Part, as the case may be, Lessor is obligated to pay the invoices submitted to Lessor for maintenance for such Item of Equipment, APU or Landing Gear, or for the payment of such life-limited Part, as the case may be, contemplated by Article 5.4, upon and subject to the terms and conditions of Article 5.4. If Maintenance Payments are used to pay for the cost of any maintenance or life-limited Parts replacement contemplated in Article 5.4, any recoveries from Manufacturer or any subcontractor, vendor or supplier in respect thereof shall be reimbursed to Lessor.

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5.4.7                     Additional Exclusions from Reimbursement. Notwithstanding anything in this Article 5.4 to the contrary, none of the Maintenance Payments will be available to pay for:  (A) any maintenance or Parts replacement required as the result of foreign object damage (except with respect to the Engines to the extent provided in Article 5.4.4), or (B) taxes or shipping and handling charges or the like incurred in connection with any of the foregoing maintenance or overhaul or purchase of life-limited Parts.

5.4.8                     No Inspection Obligation of Lessor. NEITHER LESSOR NOR ANY PARTICIPANT SHALL HAVE ANY DUTY TO DETERMINE WHETHER ANY ITEM OF EQUIPMENT, APU OR LANDING GEAR IS REQUIRED TO BE OVERHAULED OR MAINTAINED, OR TO OBSERVE OR INSPECT THE MAINTENANCE OF ANY ITEM OF EQUIPMENT, APU OR LANDING GEAR, AND NEITHER LESSOR NOR ANY PARTICIPANT SHALL INCUR ANY LIABILITY OR OBLIGATION BY REASON OF THE FAILURE OF ANY EQUIPMENT TO BE PROPERLY MAINTAINED OR BY REASON OF ITS ELECTION TO OBSERVE OR INSPECT OR NOT TO OBSERVE OR INSPECT ANY OVERHAUL OR MAINTENANCE OF ANY EQUIPMENT.

5.4.9                     Reimbursement Following Aircraft Return. Lessee shall be irrevocably barred from requesting Lessor to reimburse Lessee or pay any amounts from the Maintenance Payments following the date Lessee returns the Aircraft to Lessor at the end of the Term unless, on or prior to such date, Lessee notifies Lessor in writing that such request(s) for reimbursement are forthcoming and such notice sets forth the details of the anticipated request(s), i.e., the relevant Item of Equipment involved, the maintenance task(s) involved, and the anticipated cost thereof (but, for the avoidance of doubt, Lessee’s request for reimbursement shall not be limited to the anticipated amount set forth in Lessee’s notice to Lessor, which is merely Lessee’s good faith estimate of the anticipated cost). So long as Lessee has provided such notice to Lessor, Lessee shall be allowed to submit invoices thereafter received for the relevant Item(s) of Equipment and maintenance tasks described in Lessee’s notice to Lessor, but only until the date that is twelve (12) months after the end of the Term. Thereafter, Lessee shall be barred from requesting any reimbursement.

5.4.10              Monthly Reports. Together with each monthly Maintenance Payment, Lessee shall notify Lessor of the number of Flight Hours and Cycles which have been accumulated on the Airframe, each Engine, the Landing Gear and the APU, respectively, during the preceding calendar month, and Lessee shall provide Lessor with such supporting or other information and documentation as Lessor may from time to time request.

5.4.11              Non-Payment in Event of Default. Any amount referred to in Article 5.4 which is payable to Lessee shall not be paid to Lessee if at the time of such payment an Event or an Event of Default shall have occurred and be continuing. In such event, all such amounts shall continue to be held by Lessor as security for the performance by Lessee of its obligations under this Lease and under any Companion Lease or, at Lessor’s option,

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applied by Lessor toward payment of any of such obligations of Lessee at the time due hereunder or under the Companion Lease as Lessor may in its sole discretion elect. At such time as Lessee shall have cured all Events and Events of Default, all such amounts at the time held by Lessor which should have been distributed to Lessee, in excess of the amounts, if any, which Lessor shall have elected to apply as above provided, shall be paid to Lessee.

5.5  Registration and Insignia. Lessee agrees that it will, on behalf of Lessor and at Lessee’s expense, forthwith upon delivery of the Aircraft, cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in accordance with Title 49 of the United States Code, as amended. Lessor agrees that throughout the Term, Lessor will either be and remain a Citizen of the United States or shall otherwise be qualified to register the Aircraft without restricting Lessee’s operational use of the Aircraft, so that the Lessee will be able to comply with the requirements of this Article 5.

Upon delivery of the Aircraft and throughout the Term, unless Lessor otherwise directs, Lessee shall cause (provided Lessor has notified Manufacturer of the appropriate details within any time period required by the Manufacturer) to be fastened and maintained in the cockpit of the Aircraft adjacent to the airworthiness certificate for the Aircraft, in a prominent location, a metal nameplate satisfactory to Lessor bearing the legend:

“THIS AIRCRAFT IS OWNED BY [OWNER NAME]
C/O AWAS (IRELAND) LIMITED
AND SUBJECT TO A MORTGAGE INTEREST IN
FAVOR OF [MORTGAGEE NAME]”

and Lessee shall also cause (provided Lessor has notified Manufacturer of the appropriate details within any time period required by the Manufacturer) to be fastened and maintained on each Engine, in a prominent location, metal nameplates satisfactory to Lessor bearing the legend:

“THIS ENGINE IS OWNED BY [OWNER NAME]
C/O AWAS (IRELAND) LIMITED
AND SUBJECT TO A MORTGAGE INTEREST IN
FAVOR OF [MORTGAGEE NAME]”

Except as above provided, Lessee will not allow the name of any person, firm or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a Lien thereon; provided, however, Lessee may cause the Airframe or any Engine to be lettered in an appropriate manner for convenience of identification of the interest of Lessee therein.

5.6                               Transfer of Engines Within Lessee’s Fleet. So long as no Event or Event of Default shall have occurred and be continuing, Lessee may install an Engine on an airframe owned by Lessee free of Liens or leased to Lessee or owned by Lessee subject to a security agreement or mortgage or purchased by Lessee subject to a conditional sale agreement, provided that (i) such

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airframe is (and for so long as it continues to be) free and clear of all Liens, except, in the case of a leased aircraft or aircraft subject to a security interest, mortgage or conditional sale, the rights of the parties to the lease, security agreement, mortgage or conditional sale agreement covering such airframe, (ii) prior to such installation on a leased aircraft or aircraft subject to a security interest, mortgage or conditional sale, Lessor shall have received from the lessor, secured party, mortgagee or conditional seller of such airframe a written agreement (which may be the lease, security agreement, mortgage or conditional sale agreement covering such airframe), in form and substance reasonably satisfactory to Lessor, whereby such lessor, secured party, mortgagee or conditional seller expressly agrees that neither it/they nor its/their successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor, (iii) upon request of Lessor, Lessor shall have received from counsel for Lessee reasonably acceptable to Lessor an opinion, in form and substance reasonably satisfactory to Lessor, based on applicable law, to the effect that the lessor, secured party, mortgagee or conditional seller of such airframe will not acquire any right, title or interest in such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor, and (iv) Lessee maintains insurance in respect of the Engine while it is installed on such airframe for the Stipulated Loss Value set forth in paragraph 2 of Schedule “1” hereto and otherwise on terms acceptable to Lessor in its reasonable discretion.

Lessor hereby agrees for the benefit of any lessor of any engine leased to Lessee or any secured party or mortgagee of an engine owned by Lessee subject to a security interest or mortgage granted by Lessee or any conditional seller of an engine purchased by Lessee subject to a conditional sale agreement that neither Lessor nor its successors or assignees will acquire or claim, as against such lessor, secured party, mortgagee or conditional vendor, or its assignee, any right, title or interest in any engine owned by such lessor under such lease or subject to a security interest, mortgage or conditional sale interest in favor of such secured party, mortgagee or conditional seller under such security agreement, mortgage or conditional sale agreement as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, security interest, mortgage or conditional sale agreement.

Nothing in this Article 5.6 shall diminish or otherwise affect any of Lessee’s obligations otherwise required to be performed or observed by it under this Lease.

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ARTICLE 6.                             REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS.

6.1                               Replacement of Parts.

6.1.1                     Required Replacement.  Lessee, at its own cost and expense (but subject to Article 5.4), will promptly replace all Parts which may from time to time become unserviceable, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.

6.1.2                     Optional Removal.  In the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may at its own cost and expense remove any Parts, whether or not unserviceable, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall replace such Parts as promptly as practicable and in any event within sixty (60) days after removal or, if earlier, on the expiration or earlier cancellation or termination of the Term. For the avoidance of doubt, Lessee may not remove any Part or permit any Part to be removed from the Aircraft for the purpose of installing such Part on any other aircraft or engine in order to operate such other aircraft or engine while the Aircraft or an Engine leased hereunder is undergoing maintenance or is otherwise not in use, unless Lessee complies with all of the following conditions:  (i) such Part is removed from the Aircraft and installed on another aircraft in Lessee’s fleet in order to avoid a grounding of such other aircraft (“AOG aircraft”), (ii) Lessee, after reasonable effort, is not able to otherwise obtain the required part within the available ground time for the AOG aircraft, and (iii) the original Part is re-installed (or a replacement part complying with all the requirements hereof for replacement parts is installed) in the Aircraft as soon as practicable and in any event within ten (10) days after removal or, if earlier, on the expiration or earlier cancellation or termination of the Term.

6.1.3                     Requirements for Replacement Parts.  Each replacement part shall:

(i)                                     be free and clear of all Liens and shall be in as good operating condition as, and shall have a value, utility, modification status and service bulletin accomplishment status and useful life at least equal to, the Part replaced, assuming such replaced Part was in the condition and repair and had the value, utility, modification status and useful life required to be maintained by the terms hereof;

(ii)                                  have a current valid FAA 8130-3 or EASA Form 1 serviceable tag of the manufacturer or maintenance repair facility providing such part to Lessee, identifying the manufacturer, vendor, part number, make, model and serial number, as well as the accumulated hours or cycles and whether such part is new, serviceable or overhauled;

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(iii)                               not have total hours and cycles accumulated thereon since new that are greater than the total hours and cycles accumulated on the Part to be replaced thereby; and

(iv)                              not have less hours or cycles remaining thereon until refurbishment or replacement than the Part to be replaced thereby.

6.1.4                     Temporary Replacement Parts.                       Lessee may temporarily replace any Part that has become unserviceable, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use with a part that does not meet the requirements of Article 6.1.3 or 6.1.5 if a complying part cannot be obtained within the available ground time of the Aircraft, provided the original Part is re-installed or the non-complying part is removed and replaced by a complying part as soon as practicable and in any event within sixty (60) days or, if earlier, on the expiration or earlier cancellation or termination of the Term.

6.1.5                     Life-Limited Replacement Parts.               Except as provided in Article 6.1.4, Lessee shall ensure that no part that is a life-limited part shall be installed on the Airframe or any Engine after the Delivery Date unless such part is new or Lessee has complete certified, back-to-birth records.

6.1.6                     Removal of Parts; Title.                All Parts at any time removed from the Aircraft, Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by parts which have been paid for by Lessee and incorporated or installed in or attached to the Aircraft, Airframe or such Engine in compliance with the requirements for replacement parts specified herein.

Immediately upon any replacement part paid for by Lessee becoming incorporated or installed in or attached to the Aircraft, Airframe or an Engine as above provided, without further act:

(i)                                     title to such replacement part shall thereupon vest in Lessor,

(ii)                                  such replacement part shall become subject to this Lease and be deemed part of the Aircraft, Airframe or such Engine, as the case may be, for all purposes hereof to the same extent as the Part originally incorporated or installed in or attached to the Aircraft, Airframe or such Engine, and

(iii)                               title to the removed Part shall thereupon vest in Lessee, free and clear of all rights of Mortgagee and Lessor, and shall no longer be deemed a Part hereunder.

If any replacement Part is paid for by Lessor pursuant to Article 5.4, such replacement Part and the Part replaced thereby shall be and remain the property of Lessor, and Lessee will assist Lessor in all reasonable respects to preserve, store, overhaul or dispose of such replaced Parts, all as may be reasonably directed by Lessor.

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6.2                               Pooling of Parts. Any Part may be removed from the Airframe or an Engine as provided in this Article 6 and replaced by a replacement part that is subject to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee’s business with an air carrier approved by Lessor, provided Lessee, at its expense, as promptly thereafter as possible either:

(i)                                     causes title to such replacement part (which must comply in all respect with Article 6.1.3 and 6.1.5) to vest in Lessor in accordance with Article 6.1.6 by Lessee acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens; or

(ii)                                  replaces such replacement part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement part owned by Lessee free and clear of all Liens (which must comply in all respect with Article 6.1.3 and 6.1.5) and causing title to such further replacement part to vest in Lessor in accordance with Article 6.1.6.

6.3                               Alterations, Modifications and Additions.

6.3.1                     Required Modifications.              Lessee, at its own expense, shall make such alterations and modifications in and additions to the Equipment, and shall perform and comply with all airworthiness directives from time to time issued by the Aeronautics Authority, all FAR requirements and all mandatory, alert or Manufacturer recommended service bulletins (and all service bulletins which are required to be performed to maintain the warranties for the Equipment) as may be issued from time to time, to meet the requirements of the Manufacturer, the Engine manufacturer and the other vendors in respect of the Equipment and the standards and airworthiness directives of the Aeronautics Authority and any other Governmental Entity having jurisdiction. For the avoidance of doubt, Lessor shall not be obligated to contribute towards the cost of any inspections, modifications, shop visits, repairs or alterations required to be performed in respect of the Aircraft, whether in connection with any maintenance contemplated in Article 5.4, any airworthiness directives or service bulletins, or otherwise.

6.3.2                     Optional Modifications.                 Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to each Item of Equipment as Lessee may deem desirable in the proper conduct of its business, provided that no such alteration, modification or addition:

(i)                                     materially and adversely alters the specification, structure or performance of the Aircraft;

(ii)                                  adversely affects the interchangeability or replaceability of Parts;

(iii)                               invalidates any warranties applicable to the Aircraft; or

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(iv)                              in any other way diminishes the value, utility or useful life of any Item of Equipment or impairs the condition or airworthiness thereof below the value, utility, useful life, condition and airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Item of Equipment was then of the value, utility and useful life and in the condition and airworthiness required to be maintained by the terms of this Lease.

In addition to the foregoing, Lessee must obtain Lessor’s prior written consent to any alteration, modification or addition to the Airframe or any Engine contemplated by this Article 6.3.2, if the aggregate cost thereof exceeds $350,000 (or the equivalent in any other currency).

6.3.3.                  Title to Modifications, Additions, etc.  Title to all Parts incorporated or installed in or attached or added to any Item of Equipment as the result of any alteration, modification or addition shall, without further act, vest in Lessor; provided, however, that so long as no Event or Event of Default shall have occurred and be continuing, at any time during the Term in effect for an Item of Equipment, Lessee may remove any Part from such Item of Equipment, provided that:

(i)                                     such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Item of Equipment at the time of the delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part;

(ii)                                  such Part is not required to be incorporated or installed in or attached or added to such Item of Equipment pursuant to the terms of Article 5.2.1(i) or 5.3 or Article 6.3.1; and

(iii)                               such Part can be removed from such Item of Equipment without causing any material damage thereto and without diminishing or impairing the value, utility, useful life,  condition or airworthiness which such Item of Equipment would have had at such time had such alteration, modification or addition not occurred.

Upon the removal by Lessee of any such Part as above provided, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed a Part hereunder. Any Part not removed by Lessee as above provided prior to the return of the Item of Equipment to Lessor hereunder shall remain the property of Lessor. In any event, neither Lessor nor any Participant shall bear any liability or cost for any alteration, modification, addition, or for any grounding or suspension of certification of any Item of Equipment or for loss of revenue.

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ARTICLE 7.                             INSPECTION; FINANCIAL INFORMATION; RECORDS.

7.1                               Information and Inspection. During the Term of this Lease, Lessee shall furnish to Lessor such additional information concerning the location, condition, use and operation of each Item of Equipment as Lessor may reasonably request, and Lessee shall permit any person designated by Lessor in writing, at Lessor’s expense, to inspect each Item of Equipment, its condition, use, and operation and the records maintained in connection therewith, and to visit and inspect the facilities and to discuss the business affairs and finances of Lessee with the principal officers of Lessee, to the extent the same relate to Lessee’s ability to perform its obligations hereunder, all at such reasonable times and as often as Lessor may reasonably request;  provided, however, if an Event of Default has occurred and is continuing Lessee shall reimburse Lessor for all reasonable costs and expenses incurred in conducting such inspection (for an inspection team of no more than five). Lessee shall also provide Lessor with at least sixty (60) days’ prior written notice of the time and place at which the Airframe shall undergo any major check (i.e., any “C” check or above). Neither Lessor nor any Participant shall have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making such inspection. Any such inspection, whether at Lessee’s facilities, during the “C” check, or otherwise, shall not interfere with Lessee’s normal operation or the performance of the relevant maintenance check, as applicable.

7.2  Financial and Other Information. From the date this Lease is entered into between Lessor and Lessee, Lessee shall furnish Lessor with the following (unless available to Lessor via the internet and Lessee has so advised Lessor):

(i)                                     within sixty (60) days (or, if Lessee has obtained an extension of time from the Securities and Exchange Commission to file its Form 10-Q, within 90 days) after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a copy of the Form 10-Q filed by Holdings with the Securities and Exchange Commission for such quarterly period, or if no Form 10-Q shall have been filed for such quarterly period, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and (in the case of the statement for operations) for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in comparative form the figures for the corresponding period or periods (or, in the case of the balance sheet, as of the end of the corresponding period or periods) of the previous fiscal year, all certified by one of Holdings’ financial officers as presenting fairly in all material respect the financial condition and results of operations of Lessee and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(ii)                                  within ninety (90) days (or, if Lessee has obtained an extension of time from the Securities and Exchange Commission to file its Form 10-K, within 120 days) after the end of each fiscal year of Holdings, a copy of the Form 10-K filed by Holdings with the Securities and Exchange Commission for such fiscal year, or if

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no Form 10-K shall have been filed for such fiscal year, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the close of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of Lessee and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(iii)                               together with each set of financial statements referred to in clauses (i) and (ii), a certificate signed by a principal officer of Lessee, to the effect that such officer has reviewed the relevant terms of this Lease and has made, or caused to be made under his supervision, a review of the transactions and condition of Lessee during the accounting period covered by such financial statements, and that such review has not disclosed the existence during such accounting period, nor does such officer have any knowledge of the existence, as at the date of such certificate, of any condition or event which constitutes an Event or an Event of Default, or, if such condition or event which constitutes an Event or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto; and

(iv)                              such other data and information as Lessor may from time to time reasonably request.

7.3                               Reports of Aircraft Use. Within fifteen (15) days following the end of each calendar month throughout the Term and at the time of return of the Aircraft to Lessor, Lessee shall:

(i)                                     notify Lessor of the number of Flight Hours and Cycles which have been accumulated on the Airframe, each Engine, the Landing Gear and the APU, respectively, during the preceding calendar month; and

(ii)                                  provide Lessor with details of:  (A) replacement of Engine, APU, Landing Gear and control surface changes (and the reason for such changes), (B) major repairs, modifications, alterations and additions to an Item of Equipment, (C) service bulletins and airworthiness directives applicable to and accomplished with respect to any Item of Equipment, and (D) copies of any repair or modification drawings or data covering any unique or nonstandard modifications to an Item of Equipment, in each case with respect to such preceding calendar month. For the avoidance of doubt, Lessee is not required to report to Lessor with respect to any of the events described in clauses (A) through (D) for any calendar month if any such event did not occur in such calendar month.

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ARTICLE 8.                             INDEMNIFICATION BY LESSEE.

8.1                               General Indemnity. Lessee agrees to pay, and on demand to indemnify and hold harmless, Lessor, each Participant and the Lenders, and their respective officers, directors, managers, employees, servants, agents, shareholders, Affiliates, successors, assigns and transferees (individually, an “Indemnitee”), from and against any and all claims, damages, losses, liabilities (including, but not limited to, any claim or liability for strict liability in tort or otherwise, including, without limitation, liability arising under any applicable environment, noise or pollution control statute, rule or regulation), demands, suits, judgments, causes of action and all legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any costs and expenses incurred in connection therewith, including reasonable attorney’s fees, which may directly or indirectly result from, relate to or arise out of the assigned portions of the Purchase Agreement, this Lease or the condition, ownership, manufacture, purchase, design, demonstration flight, inspection, delivery, nondelivery, acceptance, nonacceptance, rejection, import, export, registration, lease, sublease, possession, control, storage, return, transportation, disposition, use or operation of any Item of Equipment (except as to an Indemnitee for claims that are the result of the gross negligence or willful misconduct of such Indemnitee), or which may be caused by any malfunction or defect in any Item of Equipment, latent or otherwise, arising from the material or any article used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul, improvement, modification or alteration thereof, regardless of when such defect shall be discovered, whether or not such Item of Equipment is at the time in the possession of Lessee and wherever located.

Notwithstanding anything to the contrary contained in this Article 8.1, the indemnification provided for in this Article 8.1 shall only apply to events or circumstances which:

(i)                                     occur prior to the expiration or sooner cancellation or termination of this Lease and return of the Aircraft pursuant to the terms hereof, regardless of when asserted;

(ii)                                  are caused by or attributable to acts or omissions of Lessee, or any of its officers, directors, employees, servants, agents, contractors or Affiliates; or

(iii)                               are not covered under Article 8.4.

8.2                               Withholding Tax Indemnity. Lessee agrees that each payment of Rent payable by Lessee pursuant to this Lease shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, fees and other charges of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Entity and required to be withheld or deducted from any Rent payable by, or on behalf of, Lessee hereunder, and Lessee shall indemnify, defend and hold harmless Lessor, on an after-tax basis, with respect to any withholding taxes whenever imposed (all such taxes, fees and other charges being herein referred to as “Withholding Taxes”). If any Withholding Taxes are

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required by operation of Law or otherwise to be withheld or deducted from any Rent payment payable by Lessee hereunder, Lessee shall:

(i)                                     make the appropriate withholding and pay to the appropriate Governmental Entity the amount of such Withholding Taxes, and make such reports and filings in connection therewith in the time and manner required by applicable Law; and

(ii)                                  pay to Lessor such additional amounts as Rent as will be necessary to result in the receipt by Lessor, on the due date for payment of such Rent payment, of all sums necessary to enable Lessor to receive and retain, after such withholding and after deduction by Lessor for any taxes (domestic or foreign) that may be required to be paid as the result of Lessor’s receipt or accrual of such additional amounts payable by Lessee, the amount that Lessor would have received and retained had no such deduction or withholding been required; and

(iii)                               promptly furnish to Lessor an official receipt or other documentation evidencing payment of such Withholding Taxes to such Governmental Entity.

8.3                               Value Added Taxes. All Basic Rent and other amounts payable by Lessee under this Lease are exclusive of any value added tax, turnover tax or similar tax or duty. If a value added tax or any similar tax or duty is payable in any jurisdiction in respect of an Item of Equipment or any Basic Rent or other amounts payable by Lessee under this Lease, Lessee will pay such value added tax or similar tax or duty and indemnify Lessor against any claims for the same and any related claims, losses or liabilities.

8.4                               General Tax Indemnity.

8.4.1                     Indemnity.  In addition to the obligation to indemnify Lessor in respect of Withholding Taxes pursuant to Article 8.2 and value added tax, turnover tax and similar taxes pursuant to Article 8.3, and not by way of limiting Article 8.2 or Article 8.3, Lessee agrees to pay, and on written demand to indemnify and hold harmless the Indemnitees from all license, recording and registration fees and all sales, use, personal property, stamp, documentary, customs, excise, income, consumption, value added and other taxes, levies, imposts, duties, assessments, charges and withholdings of any nature whatsoever, together with any penalties, fines, additions and interest thereon (collectively, “taxes, fees and other charges”) imposed against an Indemnitee, Lessee or any Item of Equipment or any part thereof by any Governmental Entity (domestic or foreign), upon or with respect to any Item of Equipment or any part thereof or upon or with respect to the purchase, acceptance, ownership, delivery, registration, leasing, subleasing, possession, use, operation, departure, landing, maintenance, repair, modification, location, importation, exportation, sale, return, storage or other disposition thereof, or upon or with respect to the rentals, receipts or earnings arising therefrom or received with respect thereto, or upon or with respect to the assigned portions of the Purchase Agreement or this Lease, and all costs and expenses, including legal and accounting fees and disbursements, incurred in connection therewith (including those that may be incurred in connection with

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the preparation and filing of any income tax or other returns that Lessor may be required to file in the Country of Registration), unless, but only so long as, such taxes, fees and other charges are being contested by Lessee in good faith and by appropriate proceedings, so long as, in Lessor’s reasonable judgment, such proceedings do not involve any danger of the sale, forfeiture or loss of any Item of Equipment, or any interest therein.

8.4.2                     Exclusions from General Tax Indemnity.  Notwithstanding anything to the contrary in Article 8.2, 8.3 or 8.4.1, Lessee shall not be liable to indemnify an Indemnitee for or in respect of any of the following:

(i)                                     United States federal income taxes based on or measured by the net income or gross receipts of such Indemnitee, or taxes in lieu thereof (including minimum taxes and taxes on or measured by any item of tax preference),

(ii)                                  income, business or franchise taxes imposed by any jurisdiction in which such Indemnitee has its principal place of business or is otherwise subject to such tax as a result of business transactions or other presence unrelated to the transactions contemplated by this Lease, except to the extent such taxes, fees, or other charges are imposed solely as a result of: (A) the use, operation, location or registration of any Equipment in such jurisdiction, (B) the place of incorporation, commercial domicile, or other presence in such jurisdiction of Lessee, any sublessee or any user of or person in possession of the Aircraft, the Airframe, any Engine, any Part, or any part of any of the foregoing, or (C) any payments made under this Lease or related documents being made from such jurisdiction,

(iii)                               any taxes, fees, or other charges imposed upon such Indemnitee who is a successor by merger, acquisition, spinoff, assignment (pursuant to Article 17.7 hereof), divestiture or similar transaction to an Indemnitee existing on the Delivery Date, to the extent that such taxes, fees or other charges exceed the taxes, fees or other charges that would have been imposed on the original Indemnitee; or

(iv)                              any taxes, fees, or other charges imposed as the result of the voluntary or involuntary sale, transfer, assignment, novation or other disposition by an Indemnitee of all or a portion of its interest in this Lease or any Item of Equipment or any legal or beneficial ownership of any Person that holds a direct or indirect interest in this Lease or any Item of Equipment, unless such sale, transfer, assignment, novation or other disposition occurs following the occurrence and during the continuance of an Event of Default or Event of Loss, and in any event only to the extent such taxes, fees, or other charges are in excess of the taxes, fees, or other charges that would have been imposed had there been no such sale, transfer, assignment, novation or other disposition.

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8.4.3                     Contest.   If a written claim is made against an Indemnitee or Lessee for any taxes, fees and other charges, such Indemnitee or Lessee, as the case may be, shall within thirty (30) days after receipt of such claim notify the other, but the failure to so notify shall not affect Lessee’s obligations under this Article 8.4 except to the extent such failure actually or effectively precludes Lessee’s right to contest such claim. If requested by Lessee in writing within thirty (30) days after such notification, Lessor shall or shall cause such Indemnitee, upon receipt of indemnity satisfactory to it and at the expense of Lessee (including without limitation, all reasonable costs, expenses, losses, legal and accounting fees and disbursements, penalties and interest) in good faith to contest the validity, applicability or amount of such taxes, fees and other charges in the forum selected by such Indemnitee by:

(i)                                  resisting payment thereof if practicable; or

(ii)                               if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings;

provided, that if an Indemnitee controls such contest, Lessee may participate in such contest at its own expense; the Indemnitee shall on request inform Lessee of all material developments in the contest; the Indemnitee shall consult with Lessee regarding all material issues of the contest and shall in reasonable good faith attempt to implement all reasonable advice of Lessee regarding the resolution of the contest; and the Indemnitee (unless required by law) shall not settle any contest or make any payments regarding such contest without the consent of Lessee, provided that such consent shall not be unreasonably withheld by Lessee); provided, however, Lessor shall not be required to take or to cause any Indemnitee to take any action to contest a claim unless:

(A)                           Lessee provides Lessor, together with such written request, with an opinion of independent tax counsel satisfactory to Lessor both as to counsel and substance, to the effect that there is a meritorious basis for such contest;

(B)                             such action to be taken will not result in the risk of an imposition of criminal penalties or, in Lessor’s reasonable judgment, any risk of any sale, forfeiture or loss of, or creation of any Lien on any Equipment, or any interest therein;

(C)                             no Event or Event of Default shall have occurred and be continuing;

(D)                            if such Indemnitee shall pay such tax and seek a refund, Lessee has advanced the amount of such tax to such Indemnitee with respect to such advance;

(E)                              the amount of the taxes at issue exceeds $25,000 (or the equivalent in any other currency); and

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(F)                              Lessee shall have provided such Indemnitee with a written acknowledgment of liability if and to the extent that the contest is not successful.

8.4.4                     Refund.      If an Indemnitee shall obtain a refund of all or any part of such taxes, fees and other charges paid by Lessee, Lessor shall cause such Indemnitee to pay Lessee the amount of such refund, after deducting all costs and expenses that were incurred by such Indemnitee in connection therewith; provided that such amount shall not be payable before such time as Lessee shall have made all payments and indemnities then due hereunder. If in addition to such refund an amount representing interest on the amount of such refund is received, Lessee shall be paid that proportion of such interest which is fairly attributable to taxes, fees and other charges paid by Lessee prior to the receipt of such refund; provided, however, that no amount shall be payable under this or the preceding sentence during any period in which an Event or an Event of Default has occurred and is continuing. In case any report or return is required to be made with respect to any obligation of Lessee under or arising out of Article 8, Lessee will either make such report or return in such manner as will show the interests of Lessor and the Participants in the Aircraft and send a copy of such report or return to Lessor, or will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor.

If an Indemnitee (i) shall obtain a refund of all or any part of any taxes, fees and other charges paid or reimbursed by Lessee or (ii) shall realize and recognize a reduction in its liability for taxes on or measured by net income due to the incurrence or payment of any taxes, fees and other charges for which Lessee shall have indemnified such Indemnitee, Lessor shall pay to Lessee (or if such Indemnitee is an Indemnitee other than Lessor, Lessor shall cause such Indemnitee to pay to Lessee) an amount equal to the lesser of (A) the sum of such refund (after deducting all costs and expenses that were incurred by such Indemnitee and not reimbursed by Lessee for the purpose of obtaining such refund) or tax saving plus any additional net tax saving realized by such Indemnitee as a result of such payment and (B) the amounts previously paid by Lessee to such Indemnitee pursuant to this Article 8.4, less all prior payments made by such Indemnitee to Lessee pursuant to this sentence, provided that such amount shall not be payable if and to the extent that and only so long as any amount payable by Lessee to such Indemnitee hereunder is due and unpaid. If in addition to such refund an amount representing interest on the amount of such refund is received, Lessee shall be paid that proportion of such interest which is fairly attributable to taxes, fees and other charges paid or indemnified by Lessee prior to the receipt of such refund; provided, however, that no amount shall be payable under this or the preceding sentence during any period in which an Event or Event of Default has occurred and is continuing; and, provided, further, that if an Indemnitee loses any tax benefit or savings with respect to which payment has been made pursuant to the foregoing provisions of this paragraph subsequent to any payment to Lessee with respect thereto, Lessee shall indemnify such Indemnitee with respect to such loss pursuant to the provisions of this Article 8.4 (but without regard to any exclusion thereof).

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8.5                               After-Tax Nature of Indemnity. Lessee further agrees that any payment or indemnity  by Lessee under this Article 8 shall include any amount necessary to hold the Indemnitees harmless on an after-tax basis from all withholding taxes and other taxes, fees and other charges required to be paid with respect to such payment or indemnity under the Laws of any domestic or foreign Governmental Entity.

8.6                               Survival of Indemnities. All of the obligations of Lessee under Article 8 shall continue in full force and effect notwithstanding the expiration or sooner cancellation or termination of this Lease and are expressly made for the benefit of, and shall be enforceable by, the Indemnitees and their successors and assigns.

8.7                               Tax Forms. Promptly following the written request of Lessee, Lessor (or any assignee or transferee of Lessor, other than an assignee for security purposes) shall provide Lessee a new, true, complete and accurate Form W-8BEN, W-8ECI, W-9, or similar form, duly executed by the person(s) treated as the recipient(s), for U.S. tax purposes, of the payments made by Lessee under this Lease.

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ARTICLE 9.                             DAMAGE, DESTRUCTION, REQUISITION, CONDEMNATION.

9.1                               Event of Loss with Respect to Aircraft. From the time of delivery of the Aircraft to Lessee hereunder until the return of the Aircraft to Lessor in compliance with the requirements of Article 13 hereof, Lessee shall bear all risks of loss or damage to the Aircraft, no matter how occasioned and from every source or cause whatsoever. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and any Engines or engines then installed thereon, Lessee shall give Lessor prompt written notice thereof and shall pay or cause to be paid to Lessor within ninety (90) days of such Event of Loss all Basic Rent payments payable for the Aircraft (and all other accrued and unpaid Rent) through the date of such payment, together with the Stipulated Loss Value of the Aircraft, computed as of the Basic Rent payment date immediately preceding such Event of Loss. At such time as Lessor has received the foregoing sums:

(i)                                   the obligation of Lessee to pay Basic Rent hereunder shall terminate;

(ii)                                the Term for the Aircraft shall end; and

(iii)                             Lessor will transfer or cause to be transferred to Lessee (or to the relevant insurers, as the case may be), without representation, recourse or warranty of any kind, express or implied (except a warranty that the Aircraft is free of Lessor Liens and defects in title resulting from Lessor’s acts), all of Lessor’s right, title and interest, if any, in and to the Aircraft.

9.2                               Event of Loss with Respect to an Engine.

9.2.1           Replacement Engine.  Upon the occurrence of an Event of Loss with respect to an Engine not then installed on the Airframe, or in the Event of Loss with respect to an Engine installed on the Airframe but not involving an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice thereof and Lessee shall, as promptly as possible and in any event within ninety (90) days after the occurrence of such Event of Loss, duly convey to Lessor, as a replacement for the Engine with respect to which such Event of Loss occurred, title to another Rolls Royce Trent 772B engine, rated at 71,100 lbs. thrust, owned by Lessee free and clear of all Liens and having a value, utility, modification status and useful life at least equal to, and being in as good operating condition (including (x) the incorporation of all airworthiness directives and service bulletins on such engine as on the Engine with respect to which such Event of Loss occurred, (y) no greater number of Flight Hours or Cycles accumulated on such engine as compared to the Engine with respect to which such Event of Loss occurred, and (z) having, in aggregate, no less Cycles remaining on the life-limited parts of such engine as compared to the Engine with respect to which such Event of Loss occurred, with no one life-limited part having less than 95% of the Cycles (or 90% of the Cycles under the circumstances described in and subject to the provisions of the last paragraph of this Article 9.2.1) remaining thereon as compared to the Engine with respect to which such Event of Loss occurred) as, the Engine with respect to

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which such Event of Loss occurred, assuming such Engine was of the value, utility, modification status and useful life and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss; and in such case, Lessee, at its own expense, will promptly:

(i)                                   furnish Lessor with a bill of sale for such replacement engine, in form and substance satisfactory to Lessor, and take such action, at Lessee’s expense and as Lessor may request, to register such bill of sale with the International Registry;

(ii)                                execute a supplement hereto in form and substance satisfactory to Lessor subjecting such replacement engine to this Lease and cause the same to be duly recorded pursuant to the Laws of the Country of Registration and with the International Registry;

(iii)                             furnish Lessor with evidence of Lessee’s title to such replacement engine (including, if requested, an opinion of Lessee’s counsel) and of compliance with the insurance provisions of Article 10 hereof with respect to such replacement engine as Lessor may reasonably request; and

(iv)                            take such other action as Lessor may reasonably request in order that title to such replacement engine be duly and properly vested in Lessor and leased hereunder to the same extent as the Engine replaced thereby.

Lessee shall cause such replacement engine to become subject to the TotalCare Agreement to the same extent as if the replacement engine had been delivered with the Aircraft on the Delivery Date, and shall ensure that the replacement engine shall be eligible to become subject to an equivalent TotalCare Agreement between the Engine manufacturer and Lessor, or Lessee shall pay Lessor, on demand, an amount equal to the amount payable pursuant to Paragraph 5(iii) of Schedule “1”, as such amount has been adjusted to the date of payment pursuant to the provisions of this Lease, for each Flight Hour accumulated on such engine to the date of payment since new, if such engine has not undergone a Performance Restoration shop visit, or since its last Performance Restoration shop visit if is has undergone a Performance Restoration shop visit, and Lessee shall continue to pay Lessor Performance Restoration Payments for such engine for each Flight Hour accumulated on such engine thereafter in accordance with the provisions of this Lease.

Without limiting the foregoing, if any life-limited part of the replacement engine has less Cycles remaining thereon than on the life limited Parts of the Engine to be replaced and as a result thereof such life-limited part is reasonably expected to cause such replacement engine to undergo a Performance Restoration shop visit or a shop visit to replace such life-limited part earlier than would have been required if such life limited part(s) had at least the same number of Cycles remaining thereon as on the life limited Part(s) of the

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Engine to be replaced (each such shop visit being hereafter referred to as a “Premature Visit”), Lessee shall compensate Lessor as follows:

(a)                                  if the replacement engine is subject to the TotalCare Agreement to the same extent as if the replacement engine had been delivered with the Aircraft on the Delivery Date (and so long as the replacement engine is eligible to become subject to an equivalent TotalCare Agreement between the Engine manufacturer and Lessor following the expiration or sooner termination of the Term), and if the Premature Visit of such engine will occur during the Term, Lessee shall at the time of replacement of such Engine compensate Lessor for the missing Cycles from such life-limited part(s) of the replacement engine and for the lost utility of any other life-limited part of the replacement engine that, in accordance with prudent engine rebuild standards, will be replaced during the Premature Visit, in each case using the then current Engine Life-Limited Parts Payment amount to determine the amount of such compensation, and Lessee shall reconcile with the Engine manufacturer for Performance Restoration shop visits for the replacement engine under the TotalCare Agreement. If the Premature Visit of such engine will not occur during the Term, Lessee shall at the time of replacement of such Engine compensate Lessor for the amounts described above in this clause (a) and, in addition, if it appears that the replacement engine will not remain subject to the Engine manufacturer’s TotalCare Program following the end of the Term, then, at the time of return of the Aircraft to Lessor at the end of the Term Lessee will also compensate Lessor for the anticipated number of Flight Hours available on such replacement engine that are expected to be lost as a result of such replacement engine undergoing a Premature Visit involving Performance Restoration, such compensation to be determined by multiplying the number of such Flight Hours by an amount equal to the amount payable pursuant to Paragraph 5(iii) of Schedule “1”, as such amount has been adjusted to the date of payment pursuant to the provisions of this Lease; or

(b)                                 if the replacement engine is not subject to the TotalCare Agreement (or is not eligible to become subject to an equivalent TotalCare Agreement between the Engine manufacturer and Lessor following the expiration or sooner termination of the Term), Lessee shall at the time of replacement of such Engine:  (A) compensate Lessor for the missing Cycles from such life-limited part(s) of the replacement engine and the lost utility of any other life-limited part of the replacement engine that, in accordance with prudent engine rebuild standards, will be replaced during the Premature Visit, in each case using the then current Engine Life-Limited Parts Payment amount to determine the amount of such compensation, and (B) pay Lessor an amount equal to the amount payable pursuant to Paragraph 5(iii) of Schedule “1”, as such amount has been adjusted to the date of payment pursuant to the provisions of this Lease, for each Flight Hour accumulated on such engine to the date of payment since new, if such engine has not undergone a Performance Restoration shop visit, or since its last Performance Restoration shop visit if is has undergone a Performance Restoration

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shop visit, and Lessee shall continue to pay Lessor Performance Restoration Payments for such engine for each Flight Hour accumulated on such engine thereafter in accordance with the provisions of this Lease.

Notwithstanding the requirement in the first paragraph of this Article 9.2.1 that no life-limited part of the replacement engine may have less than 95% of the Cycles remaining thereon as compared to the life-limited Part(s) of the Engine to be replaced, provided no one life-limited part of the replacement engine has less than 90% of the Cycles remaining thereon as compared to the life-limited Part(s) of the Engine to be replaced and such life-limited part(s) is not reasonably expected to cause such replacement engine to undergo a Premature Visit, Lessee shall at the time of replacement of such Engine compensate Lessor for the missing Cycles, using the then current Engine Life-Limited Parts Payment amount to determine the amount of such compensation.

9.2.2                     Transfer of Title to Engine.   Upon full compliance by Lessee with the terms of Article 9.2.1, Lessor will transfer to Lessee (or to the relevant insurers, as the case may be), without representation, recourse or warranty of any kind, express or implied (except a warranty that such Engine is free of Lessor Liens and defects in title resulting from Lessor’s acts), all of Lessor’s right, title and interest, if any, in and to the Engine with respect to which such Event of Loss occurred and, for all purposes hereof, such replacement engine shall be deemed an “Engine” as defined herein. No Event of Loss with respect to an Engine shall, except as otherwise expressly provided in this Article 9, result in any reduction in Basic Rent. If Lessee replaces an Engine that has been subjected to an Event of Loss (the “Destroyed Engine”) with an engine that is new and unused (i.e., no Cycles or Flight Hours accumulated thereon or on any part thereof), Lessor will refund to Lessee the Performance Restoration Payments and Engine Life-Limited Parts Payments that have theretofore been paid to Lessor in respect of the Destroyed Engine, less the amount theretofore paid or for which Lessor has any obligation to pay from such Performance Restoration Payments or Engine Life-Limited Parts Payments in respect of any maintenance or purchase of life-limited Parts contemplated by Article 5.4 hereof for the Destroyed Engine. If Lessee replaces a Destroyed Engine with a used engine that has less Flight Hours/Cycles accumulated thereon than the Destroyed Engine, Lessor and Lessee shall in good faith consult with each other in the effort to determine whether (and, if so, how much) Performance Restoration Payments and Engine Life-Limited Parts Payments that have theretofore been paid to Lessor in respect of the Destroyed Engine should be refunded to Lessee, all with the goal that neither party should receive a windfall nor be at a disadvantage after taking the overall condition and history of the replacement engine into account. In any event, the Performance Restoration Payments and Engine Life-Limited Parts Payments that have theretofore been paid to Lessor in respect of the Destroyed Engine will be made available to Lessee for Performance Restoration and life-limited Parts replacement of the replacement engine on the same terms as if such replacement engine were the Destroyed Engine.

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9.3                               Application of Payments from Governmental Entity in Respect of Event of Loss. Any payments (other than insurance proceeds, the application of which is provided for in Article 10 hereof) received at any time by Lessor or Lessee from any Governmental Entity or other person with respect to an Event of Loss with respect to any Item of Equipment will be applied as follows:

(i)                                   if such payments are received with respect to an Event of Loss relating to the Airframe or the Airframe and the Engines or engines installed on the Airframe, after reimbursement to Lessor for all costs and expenses, including attorneys fees, incurred in connection with such Event of Loss, so much of such payment as shall not exceed the amounts due under Article 9.1 shall be applied in reduction of Lessee’s obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts, and the balance, if any, of such payment remaining thereafter will be paid over to or retained by Lessor; and

(ii)                                if such payments are received with respect to an Engine under circumstances contemplated by Article 9.2.1, so much of such payments remaining after reimbursement to Lessor for all costs and expenses, including attorneys fees, incurred in connection with such Event of Loss shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed or concurrently therewith will fully perform the terms of Article 9.2.1.

9.4                               Application of Payments During Existence of Event or Event of Default. Any amount referred to in Article 9.3(i) or (ii) which is payable to Lessee shall not be paid to Lessee or, if such amount has been previously paid to Lessee, shall not be retained by Lessee, if at the time of such payment an Event or an Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by Lessor as security for the performance by Lessee of its obligations hereunder and under the Companion Lease or, at Lessor’s option, applied by Lessor toward payment of any of such obligations of Lessee at the time due hereunder or thereunder as Lessor may elect in its sole discretion. At such time as Lessee shall have cured all Events and Events of Default, all such amounts at the time held by Lessor in excess of the amounts, if any, which Lessor shall have elected to apply as above provided shall be paid to Lessee.

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ARTICLE 10.                      INSURANCE.

10.1                        Liability and Property Damage Insurance. Lessee will carry and maintain in effect with respect to the Aircraft, at its own expense, with insurers of recognized responsibility and substantial financial capacity acceptable to Lessor in its sole discretion, comprehensive aircraft third party, passenger, baggage, cargo, products, mail and airline general third party legal liability insurance (including, inter alia, contractual liability), including war and allied perils as per AVN 52E (or war risks insurance provided by the U.S. Government per Chapter 443 war risks insurance, as may exist from time to time (“FAA War Risks Insurance”), in amounts which are not less than and of the types usually carried by companies engaged in the same or similar business, similarly situated with Lessee, and owning or operating similar aircraft and engines and which covers risks of the kind customarily insured against by such companies, including, inter alia, bodily injury and property damage of whatever nature; provided, however, in no event shall such amounts of insurance coverage be less than a combined single limit of liability of $1,000,000,000 for any one occurrence and in the aggregate for products liability and AVN 52E (or FAA War Risks Insurance (or such higher amounts as Lessor may from time to time reasonably require). In no event shall Lessee discriminate against the Aircraft in respect of the amount or other aspects of liability insurance for the Aircraft as compared to the amount or other aspects of liability insurance for other similar aircraft in Lessee’s fleet.

10.2                        Insurance Against Loss or Damage to Aircraft. Lessee shall carry and maintain in effect, at its own expense, with insurers of recognized responsibility and substantial financial capacity acceptable to Lessor in its sole discretion, all-risk ground, flight, taxiing and ingestion aircraft hull insurance on an agreed value basis covering the Aircraft, and all-risk insurance on an agreed value basis with respect to the Engines while not installed in the Aircraft and on a full replacement cost basis with respect to Parts while not installed in the Aircraft, in each case which is of the type and in substantially the amounts usually carried by companies engaged in the same or similar business and similarly situated with Lessee, and shall include war risk insurance (or FAA War Risks Insurance) covering the perils of:

(i)                                   war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

(ii)                                strikes, riots, civil commotions or labor disturbances;

(iii)                             any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional;

(iv)                            any malicious act or act of sabotage;

(v)                               confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any Governmental Entity

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(whether civil, military or de facto) and/or public or local authority including the government of the Country of Registration; and

(vi)                            hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Lessee;

provided, however, that all hull insurance required by this Article 10.2 shall at all times while the Aircraft is subject to this Lease be for an amount not less than the Stipulated Loss Value from time to time computed for the Aircraft. Lessee may self-insure, by means of a deductible or similar clause, the aircraft hull risk required to be insured against pursuant to this Article 10.2, provided that the amount of such self-insurance shall not exceed the lesser of $1,000,000 for any one occurrence or the lowest amount of self-insurance/deductible applying to any similar aircraft in Lessee’s fleet. All of the foregoing insurance policies required under this Article 10.2 shall provide that any loss which exceeds $1,000,000 shall be adjusted with Lessor and Lessee and shall be payable to the order of Mortgagee in Dollars.

10.3                        Requirements in Insurance Policies.

10.3.1              Requirements.                All insurance policies carried in accordance with Article 10.1 and 10.2 and all policies taken out in substitution or replacement for any such policies, shall:

(i)                                    be subject to Lessor’s approval;

(ii)                                 include a waiver of any rights of subrogation, set-off, counterclaim or other deduction, whether by attachment or otherwise as against Lessor and each Participant, and their respective successors and assigns (hereafter collectively referred to as the “Additional Insureds”), and the Indemnitees (as defined in Article 8.1);

(iii)                              name the Additional Insureds and the Indemnitees in respect of the insurance carried in accordance with Article 10.1 as additional insureds, as their respective interests appear (but without imposing upon any such Additional Insured or Indemnitee any obligation imposed upon the insured, including, inter alia, the liability to pay the premium for such policies);

(iv)                             provide that in respect of the interests of the Additional Insureds and Indemnitees in such policies, the insurance shall not be impaired or invalidated by any action or omission of Lessee or any other insured (other than action of such Additional Insured), and shall insure the Additional Insureds and Indemnitees, as their respective interests appear, regardless of any breach or violation by Lessee or any other person (other than such

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Additional Insured) of any warranties, declarations or conditions contained in such policies;

(v)                               provide that if such insurance is canceled or terminated for any reason whatsoever or is changed in any adverse material respect in relation to the interests of an Additional Insured or if such insurance is cancelled for nonpayment of premium, such cancellation, termination or change shall not be effective as to such Additional Insured for thirty (30) days (seven (7) days, or such lesser period as is customarily available in accordance with industry practice, in the case of any war risk and allied perils coverage) after issuance to Lessor and the Participants of written notice by such insurers of such cancellation, termination or change;

(vi)                            in respect of the insurance carried in accordance with Article 10.2, in the event Lessee maintains separate policies to cover all risk aircraft hull and war risk and related perils insurances, all such policies shall include a 50/50 provisional claims settlement arrangement in the event of dispute over which policy covers the loss;

(vii)                         in respect of the insurance carried in accordance with Article 10.1, be primary without right of contribution from any other insurance carried by any Additional Insured or Indemnitee with respect to its interest as such in the Aircraft;

(viii)                      provide for worldwide geographical coverage, except for excluded areas acceptable to Lessor;

(ix)                              provide that if Lessee installs an engine that is owned by it or a third party on the Airframe either: (a) the hull insurance carried in respect of the Aircraft will automatically increase to such higher amount as is necessary in order to satisfy the requirement under this Lease for Lessor to receive the full amount of Stipulated Loss Value payable hereunder as the result of an Event of Loss to the Aircraft and for the third party engine owner to receive the full amount payable to the third party engine owner as the result of an Event of Loss to such third party engine, or (b) separate additional insurance on such the third party engine will attach in order to satisfy separately the requirements of the third party engine owner in respect of such third party engine;

(x)                                 provide satisfactory coverage against the risks associated with electronic date recognition problems, in the form of AVN2000A, AVN2001A and AVN2002A, or equivalent, substitute or replacement in respect thereof in accordance with then current market practice (and Lessee shall make and comply with the warranties, representations, and undertakings required to be given in connection with obtaining/maintaining such clauses); and

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(xi)                              comply to the extent necessary with the insurance requirements set forth in the Manufacturer’s product support and customer training agreements.

10.3.2              Additional Requirements for Liability Insurance. Each liability insurance policy carried in accordance with Article 10.1 shall contain a cross-liability endorsement so that each insured, Additional Insured and Indemnitee shall be protected from claims by each other insured, Additional Insured or Indemnitee, and a severability of interest provision which shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured, Additional Insured and Indemnitee; provided, however, such policies shall not operate to increase the insurers’ limit of liability. Lessee shall cause its insurers to agree that the indemnity and hold harmless provisions of Article 8.1 are insured as a contractual assumption of liability by Lessee’s insurers, but only to the extent of the risks covered by the policy of insurance.

10.4                        Uninsured Operations. Lessee shall not operate or locate any Item of Equipment, or suffer the same to be operated or located, in any recognized or threatened area of hostilities or in any area or on any route excluded from coverage by any insurance contemplated by this Article 10. Lessee shall not operate any Item of Equipment, or suffer the same to be operated, in any manner or for any purpose which is not covered by the insurance which Lessee is required to carry and maintain pursuant to this Article 10.

10.5                        Application of Insurance Proceeds for Event of Loss. All insurance payments received as the result of the occurrence of an Event of Loss (other than an Event of Loss referred to in Article 9.3) with respect to an Item of Equipment, or any part thereof, will be applied as follows:

(i)                                   if such payments are received with respect to an Event of Loss relating to the Airframe or the Airframe and Engines installed on the Airframe, so much of such payments remaining after reimbursement to Lessor for all costs and expenses including attorneys fees incurred in connection with such Event of Loss as shall not exceed the amounts due under Article 9.1 shall be applied in reduction of Lessee’s obligation to pay such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts, and the balance, if any, of such payment remaining thereafter will be paid over to or retained by, Lessee; or

(ii)                                if such payments are received with respect to an Engine under the circumstances contemplated by Article 9.2.1, so much of such payments remaining after reimbursement to Lessor for all costs and expenses including attorneys fees incurred in connection with such Event of Loss shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Article 9.2.1.

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10.6                        Application of Insurance Proceeds for Other than Event of Loss. The insurance proceeds of any damage to the Airframe or any Engine, or part thereof, not constituting an Event of Loss will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Articles 5 and 6 hereof, and any balance remaining after compliance with such Articles with respect to such loss shall be paid to, or retained by, Lessee.

10.7                        Application in Default. Any amount referred to in Article 10.5(i) or (ii) or in Article 10.6 which is payable to Lessee shall not be paid to Lessee or, if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event or an Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by Lessor as security for the performance by Lessee of its obligations hereunder and under the Companion Leases or, at Lessor’s option, applied by Lessor toward payment of any such obligations of Lessee at the time due hereunder or thereunder as Lessor may elect. At such time as Lessee shall have cured all Events and Events of Default, all such amounts at the time held by Lessor in excess of the amounts, if any, which Lessor shall have elected to apply as above provided shall be paid to Lessee.

10.8                        Reports, Certificates, etc.

10.8.1              Delivery of Certificate.                    At least three (3) Business Days prior to the Delivery Date of the Aircraft and concurrently with the renewal of each insurance policy (but in no event less frequently than once each calendar year), Lessee will furnish to Lessor and each Participant a certificate signed by a firm of independent aircraft insurance brokers of recognized standing and responsibility in the international aviation insurance industry, appointed by Lessee and acceptable to Lessor, describing in reasonable detail the insurance then carried and maintained on the Equipment and certifying that the insurance then carried and maintained on the Aircraft and Engines complies with the terms hereof.

10.8.2              Renewal of Insurance.                        Lessee shall commence negotiation to renew the insurance required by this Article 10 at least thirty (30) days prior to the expiration date thereof and upon written application from Lessor shall provide Lessor with a written status report regarding such renewal negotiations at least ten (10) Business Days prior to such expiration date, and facsimile confirmation of completion of renewal prior to such expiration date.

10.8.3              Advice of Default or Termination Regarding Insurance. Lessee will advise and will cause the insurance brokers referred to in Article 10.8.1 to agree to advise Lessor and each Participant in writing promptly of any default in the payment of any premium. Lessee will also advise and will also cause the insurance brokers referred to in Article 10.8.1 to agree to advise Lessor and each Participant in writing of the termination date of any insurance carried and maintained on the Aircraft or any Engine pursuant to this Article at least thirty (30) days (seven (7) days, or such lesser period as is customarily available in accordance with industry practice, in the case of any war risk and allied perils coverage) prior to such termination date.

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10.8.4              Policy of Insurance. Upon request by Lessor, Lessee will deliver to Lessor a true and complete copy of all policies of insurance carried by Lessee in accordance with the requirements of this Article 10; provided that any such request shall not be made any more frequently than once per year so long as no Event of Default is continuing.

10.8.5              Failure to Maintain Insurance.                          In the event that Lessee shall fail to maintain insurance as herein provided, without limiting Lessor’s other rights or remedies hereunder, Lessor may at its option obtain such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, as Supplemental Rent, for the cost thereof.

10.9                        Insurance - General.

10.9.1              Lessor’s Changes to Insurance.                   If at any time, whether due to changes in aviation insurance market practices or otherwise, Lessor determines that Lessor’s approval of any insurer or insurance should be revoked in the interests of the Additional Insureds, Lessor agrees to consult with Lessee and Lessee’s insurance brokers regarding revocation of such approval. If, following such consultation, Lessor determines that revocation is required, Lessee will promptly arrange or procure the arrangement of alternative cover satisfactory to Lessor.

10.9.2              Evidence of Insurance Payments.  Lessee shall, on request, provide Lessor with satisfactory evidence that the premiums in respect of the insurance required hereby have been paid.

10.9.3              Lessee’s Changes to Insurance.                   Lessee shall not make, or permit to be made, any modification to or alteration of the insurance required hereby adverse to the interests of any of the Additional Insureds or Indemnitees.

10.9.4              Deductible.                 Lessee shall be responsible for and promptly pay any deductible in respect of the insurances required hereby.

10.9.5              Additional Information.                  Lessee shall provide any other insurance-related information or assistance in respect of the insurances required hereby, as Lessor may reasonably request.

10.9.6              Continuing Obligation.                  Lessee shall at its own expense maintain insurance following the expiration or sooner cancellation or termination of the Term in respect of Lessee’s indemnity and hold harmless obligations set forth in Article 8.1, for such period as Lessor may reasonably require (but in any event not more than two (2) years) naming each Indemnitee (as defined in Article 8) as an additional insured. Lessee’s obligation under the preceding sentence shall not be affected by Lessee ceasing to be the lessee of the Aircraft or by any of the Indemnitees (as defined in Article 8) ceasing to have an interest in respect of the Aircraft.

10.10  Insurance of Lessee’s Interest. Nothing contained in this Lease shall prevent Lessee from carrying insurance against Events of Loss with respect to the Equipment in excess of that

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required hereunder, and nothing herein shall prevent any Additional Insured, at its own expense, from carrying additional insurance against Events of Loss with respect to the Equipment; provided, however:

(i)                                   Lessee shall not procure insurance or permit Lessee to be named assured in any insurance with respect to any Item of Equipment which could prejudice any Additional Insured’s rights under the insurance required hereunder or any right of recovery under any such insurance; and

(ii)                                in the event there is a limitation on the aggregate amount of insurance which may be carried or collected by any or all parties in respect of any Equipment, Lessee’s right to carry and collect insurance on such Equipment in excess of that required hereunder shall be subordinate to and shall not in any way prejudice the right of any Additional Insured to carry and collect insurance on such Equipment in excess of such amounts, and provided, further, that in no event may any hull all risk or hull war and allied perils insurance carried on the Aircraft by Lessee in excess of Stipulated Loss Value from time to time payable in respect of the Aircraft exceed 10% of the Stipulated Loss Value from time to time payable in respect of the Aircraft.

10.11                 Insurance of Removed Engines. On or prior to the Delivery Date, Lessee shall obtain and at all times thereafter throughout the Term shall maintain all risk insurance covering each Engine when removed from the Airframe on an “agreed value” basis for the Stipulated Loss Value of an Engine set forth in paragraph 1 of Schedule “1” and otherwise on terms acceptable to Lessor in its sole discretion, and Lessee shall provide to Lessor a certificate signed by the firm of independent aircraft insurance brokers who have provided the certificates of insurance required by the other provisions of this Article 10 with respect to the Aircraft, certifying on terms acceptable to Lessor that such additional all risk insurance in respect of such Engine is in effect.

10.12                 Assignment of Rights by Lessor. Should Lessor, in accordance with the terms hereof, assign, novate or otherwise transfer any or all of its rights, title or interest in, to or under this Lease or sell, encumber or otherwise dispose of any interest in the Aircraft, Lessee will, upon request, procure that the party acquiring such right, title or interest will be added as loss payee and/or additional insured in the policies of insurance carried pursuant to this Lease and that such party will enjoy the same rights and benefits theretofore provided to Lessor under the policies of insurance. In addition, Lessor will continue to be covered by such policies of insurance.

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ARTICLE 11.                      MORTGAGES, LIENS, ETC. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Item of Equipment, any part thereof, title thereto or any interest therein, except:

(i)                                   Lessor Liens;

(ii)                                Liens for taxes either not yet due or being contested in good faith by appropriate proceedings, but only so long as, in Lessor’s judgment, such proceedings do not involve any danger of the sale, forfeiture or loss of any Item of Equipment, or interest therein; and

(iii)                             materialmen’s, mechanics’, workmen’s, repairmen’s, airport charges, employees’ or other like liens arising by operation of Law in the ordinary course of business and for amounts the payment of which is either not delinquent or is being contested in good faith by appropriate proceedings, but only so long as, in Lessor’s judgment, such proceedings do not involve any danger of the sale, forfeiture or loss of any Item of Equipment, or any interest therein.

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ARTICLE 12.                      RECORDATION AND FURTHER ASSURANCES.

12.1                        Recordation. Lessee shall, at its own cost and expense, cause the Security Documents, this Lease and the Lease Supplement, and any and all additional instruments which shall be executed pursuant to the terms hereof, so far as permitted by applicable Law, to be kept, filed, registered and recorded at all times in the appropriate offices pursuant to the Laws of the Country of Registration, pursuant to the Cape Town Convention, and in such other places, whether within or outside the Country of Registration, as may be required by applicable Law or as Lessor may reasonably request to perfect and preserve Lessor’s title to and interest in the Equipment and rights hereunder (including Lessor’s rights to the Security Deposit), and Lessee shall on request furnish to Lessor an opinion of counsel satisfactory to Lessor or other evidence satisfactory to Lessor of each such filing, recordation and registration. Notwithstanding the foregoing, Lessor shall be solely responsible for the FAA and International Registry recording/registration fees (and the legal fees incurred in connection therewith) related to the recording/registration of the Security Documents with the FAA and the International Registry.

12.2                        Conventions. Without limiting Article 12.1, Lessee shall do or cause to be done, at its own cost and expense, any and all acts and things which may be reasonably required under the terms of the Convention for the International Recognition of Rights in Aircraft, signed at Geneva, Switzerland, on June 18, 1948, to perfect and preserve the title and interests of Lessor in the Equipment, and Lessee shall also do or cause to be done at its own expense any and all acts and things which may be required under the terms of any other agreement, treaty, convention, pact, or by any practice, custom, or understanding involving any State in which Lessee may operate, and any and all acts and things which Lessor may reasonably request, to perfect and preserve the rights of Lessor in the Equipment and hereunder. Lessee at its own cost and expense shall also from time to time do or cause to be done any and all acts and things, and provide, execute and deliver any documents requested by Lessor and which are necessary or advisable to register any interest in the Aircraft (or any part thereof) or in or under this Lease, or any additional instruments which shall be executed pursuant to the terms hereof or in connection herewith, in accordance with the Cape Town Convention, in order to have the full benefit of the Cape Town Convention in respect of the Aircraft, the Engines and this Lease, including but not limited to:  (i)  all matters relating to the registration, perfection, preservation or enhancement of any International Interests with respect to the Aircraft, the Engines, the Security Documents or this Lease; (ii)  entry into agreements (subordination or otherwise) to protect and/or enhance and/or improve the priority of any International Interests relating to the Aircraft, any Engine or this Lease; and (iii)  excluding in writing the application of the non-mandatory provisions of the Cape Town Convention, to the extent such provisions are inconsistent with the terms of this Lease.

12.3                        Further Assurances. Lessee will promptly and duly execute and deliver to Lessor such documents and assurances and take such further action as Lessor may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease, and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.

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ARTICLE 13. RETURN OF AIRCRAFT AND RECORDS.

13.1                        Return. Except as otherwise provided herein, at the expiration of the Term for the Aircraft or upon the sooner cancellation or termination of this Lease, Lessee, at its own expense, shall return the Aircraft and Aircraft Documentation and records to Lessor by delivering the same to Lessor at an airport in Honolulu, Hawaii (or other location in the continental United States as may be mutually agreed) in full compliance with all Lessee’s obligations hereunder, cleared through all appropriate customs (it being understood that Lessee shall be responsible for the payment of all customs and export duties, and Lessee will, immediately upon return of the Aircraft to Lessor, cause the deregistration of the Aircraft in the Country of Registration). The Aircraft, at the time of return to Lessor, shall be fully equipped with two (2) Engines properly installed thereon. Promptly following the return of the Aircraft and Aircraft Documentation to Lessor in compliance with the requirements of this Lease, but in no event more than thirty (30) days thereafter, Lessor shall reimburse Lessee for the cost of the fuel contained in the fuel tanks of the Aircraft on return.

13.2                        Inspection; Demonstration Flight. During the last sixty (60) days of the Term for the Aircraft, Lessor shall have the right to inspect the Aircraft and its records, including all maintenance, pilots and aircraft systems functional check reports, to determine whether the Aircraft and its records will be in compliance with the requirements for return at the end of the Term, including confirmation of the serviceability status of each component of the Aircraft. Lessee shall make such personnel available to Lessor for such inspection of the Aircraft and its records as Lessor may reasonably require. Lessor’s right of inspection shall include:

13.2.1              Document Inspection. The right to a complete and thorough inspection of all documents and records maintained for the Aircraft by or for Lessee (including the then current Maintenance Program and the Engine performance monitoring data), which Lessee shall make available to Lessor’s representatives and designees in one central room at the location at which the Aircraft will be technically accepted by Lessor as contemplated in Article 13.8, below;

13.2.2              Functional/Operational Inspection. The right to conduct a full systems functional and operational inspection of the Engines and APU, including the right to undertake a maximum power assurance run of the Engines and inspect the magnetic chip detectors of the Engines and APU in accordance with the Aircraft maintenance manual; and

13.2.3              Demonstration Flight. The right, following completion of the “C” check referred to in Article 13.3.1, to have up to four of its representatives or designees (including potential or prospective lessees/purchasers) participate as direct observers in a demonstration flight of the Aircraft to be conducted by Lessee (at Lessee’s expense) in accordance with the Manufacturer’s standard flight operation check flight procedures. The demonstration flight shall demonstrate the airworthiness of the Aircraft and the proper functioning of all systems and components within limits, and shall be for a

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duration necessary to perform such demonstration flight but in any event not more than of a maximum of ninety (90) minutes.

All discrepancies and deficiencies from the return conditions provided herein shall be corrected by Lessee at its expense. If an additional demonstration flight is required after correction of such discrepancies and deficiencies discovered on the initial demonstration flight or during the inspections, Lessee shall provide such additional demonstration flight. Requests of Lessor’s representatives and designees during such demonstration flight(s) shall be carried out by the flight crew, provided that such request is not manifestly unreasonable and does not endanger the Aircraft or the crew.

13.3                        Flight Hours/Cycles/Time Requirements. At the time of return of the Aircraft to Lessor:

13.3.1              “C” Check, etc. The Airframe shall be not more than thirty (30) days out of its next sequential block systems/zonal/structural “C” check or equivalent block-type maintenance (with no Flight Hours or Cycles accumulated thereon, other than for the demonstration flight and any ferry flight required to return the Aircraft to Lessor), and the corresponding lower level checks (i.e., “A” checks and all lower level “C” checks), and Lessee shall have performed all other inspections and tasks, including corrosion prevention and control and aging aircraft inspections, if any, and all out-of-sequence inspections due at that time, and all routine and non-routine tasks due at that time, all with full fault rectification, sufficient to clear the Aircraft for operation for the next 6,000 Flight Hours, 3,000 Cycles and eighteen (18) months, all in accordance with the then latest revision of the MPD and all without taking into account any sampling programs. If Lessor has authorized Lessee to adopt a Maintenance Program that permits such “C” check to be performed in phases, prior to return Lessee shall perform all phases of such maintenance check immediately prior to return of the Aircraft to Lessor in order to align such maintenance of the Aircraft with the then latest revision of the Manufacturer’s “block type” MPD to the same extent as if the Maintenance Program did not permit such maintenance check to be performed in phases. During such “C” check, Lessee shall also perform any other work reasonably requested by Lessor and not otherwise required hereunder, and Lessor will reimburse Lessee for the cost of such work (including labor and materials), billed at Lessee’s most preferred customer’s rates. Lessee shall give Lessor at least thirty (30) days prior notice of the date on which such “C” check is to be performed. Such maintenance, inspections and checks shall be performed by an Approved Maintenance Performer.

13.3.2              Seat Covers; Carpets. All seat covers and carpets in the Aircraft interior shall be FAA (FAR) and/or EASA compliant and to Lessor’s cosmetic standard in respect of uniform decor/pattern throughout, and all TSO tags will be legible.

13.3.3              Engines. Neither Engine shall have accumulated more than 7,500 Flight Hours and 1,250 Cycles thereon since its last Performance Restoration shop visit (subject to paragraph 7 of Schedule “1” hereto). If an Engine undergoes a Performance Restoration

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shop visit during the Term, then, notwithstanding Article 13.3.6, each life-limited Part of such Engine shall have at least sufficient Cyclic life remaining thereon as the anticipated remaining life of such Engine, determined by reference to the then known industry mean time between removals for engines of similar type, age and characteristics (excluding removals for FOD or operator convenience, such as to address vibration, fan blade rework, etc.), as indicated in the Engine manufacturer’s records and based on the average of the industry mean time between removals over the immediately preceding twelve (12) months.

13.3.4              APU. The APU shall be in a serviceable condition and have accumulated not more than 2,000 APU Hours since its last shop visit for heavy repair (as defined by the APU manufacturer) (subject to paragraph 8 of Schedule “1” hereto).

13.3.5              Landing Gear. The Landing Gear shall be fresh from overhaul (i.e., zero Flight Hours/Cycles accumulated thereon), but if the Landing Gear is overhauled earlier than the manufacturer’s overhaul manual interval, Lessee may request Lessor to amend this return condition appropriately, and Lessor agrees to act reasonably in evaluating Lessee’s request. If the Term is extended as contemplated in Article 3.1, the Landing Gear shall be returned with at least 15,000 Cycles or ninety-six (96) months (whichever is more limiting) remaining until its next scheduled overhaul in accordance with the MPD.

13.3.6              Life-Limited Parts. Each life limited Part of the Engines, the Landing Gear and the APU shall have at least 3,500 Cycles remaining until replacement in accordance with the overhaul and maintenance manual of the Engine manufacturer, the Landing Gear manufacturer, or the APU manufacturer, as applicable.

13.3.7              “Hard Time” Components. All “hard time” components of the Aircraft (except those referred to in the next sentence of this Article 13.3.7), shall have at least 6,000 Flight Hours, 3,000 Cycles or eighteen (18) months (whichever is limiting) remaining until its next scheduled overhaul, shop visit, inspection or replacement in accordance with the MPD. If a “hard time” component of the Aircraft has a time between overhauls, shop visits, inspections or replacements of less than 6,000 Flight Hours, 3,000 Cycles or eighteen (18) months (whichever is limiting), such component shall be fresh from overhaul, shop visit, inspection or replacement. In addition, no “hard time” component of the Aircraft shall have accumulated more than 110% of the total number of Flight Hours or Cycles accumulated on the Airframe.

13.3.8              “On Condition”/”Condition Monitored” Parts. Each component of the Aircraft which is “on condition” or “condition monitored” shall be in serviceable condition.

13.3.9  ETOPS. The Aircraft’s ETOPS compliance status shall be in accordance with the Manufacturer’s then current 180 minutes (or greater) ETOPS Configuration and Maintenance Procedures document.

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13.3.10  Interior.  The interior of the Aircraft shall be in substantially the same dual-class configuration as at delivery hereunder, unless otherwise agreed by Lessor and Lessee in writing (such consent not to be unreasonably withheld), except that Lessee may (with all necessary Aeronautics Authority approvals) change the ratio of first and economy class seats in the front cabin of the Aircraft and upgrade systems such as in-flight entertainment systems and seats.  For the avoidance of doubt, no cabin monuments (cabin monuments are limited to galleys, lavatories, cabin dividers with cabin attendant seats attached, closets and stowage areas with full cabin ceiling height) may be removed, changed or altered in connection with any such reconfiguration, without Lessor’s consent (at Lessor’s sole discretion).

All of the foregoing overhauls, checks, maintenance and visits shall have been performed by an Approved Maintenance Performer and be in compliance with the Maintenance Program (except to the extent otherwise specified above).  Lessee shall not be entitled to any adjustment or to be reimbursed or in any way compensated if the Airframe, any Engine or any Parts are returned in a better condition than as required under this Article 13.

13.4                        General Return Requirements.  The Airframe, Engines and Parts shall have been maintained, serviced and repaired throughout the Term in accordance with (i) all the requirements of this Lease, (ii) the Maintenance Program, and (iii) the rules and regulations of the FAA, and shall be in compliance with all such requirements and also in compliance with the following:

13.4.1              Airworthiness Certificate; Registration.  The Aircraft when returned to Lessor shall have a currently effective airworthiness certificate or an airworthiness certificate for export to a location designated by Lessor issued by the FAA.  In addition, the Aircraft shall be in such condition and shall have such supporting documentation as would be required for a qualified owner to immediately obtain an airworthiness certificate from the FAA for FAR Part 121 passenger operations with no restrictions and an FAA certificate of registration.

13.4.2              General Condition.  (i)  Each Item of Equipment shall be in the same condition as when delivered to Lessee, reasonable wear and tear from normal flight operations (but subject to the obligations set forth in Articles 5.3 and 13.4.2(iii)(A) through (E), and alterations and modifications properly made by Lessee as permitted under this Lease) excepted, shall be in good operating condition, and shall be free and clear of all Liens, except Lessor Liens.  The Aircraft shall be serviceable and clean, internally and externally, by international commercial passenger airline industry operating standards, and shall have installed thereon and furnished therewith all Engines, Parts and equipment installed thereon or furnished therewith (including all cabin passenger service and loose equipment) at the commencement of the Term or replacements therefor (as herein authorized) and additions and improvements thereto made in accordance with the provisions of this Lease.

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(ii)  The Aircraft shall be in compliance with the then current Aircraft flight manual.  The Engines shall not be on “watch” for any reason requiring any special or out-of-sequence inspection and shall comply with the operations specification of Lessee and the Engine manufacturer (or, if such requirements differ, whichever is the more limiting), without waiver, carryover, deferment, restriction or exception.  If the historical and technical records and/or trend monitoring data indicate an acceleration in the rate of deterioration in the performance of an Engine or the APU which is higher than normal based on Lessee’s maintenance experience in operating such Engine or APU, Lessee shall, prior to return, correct such conditions that are determined to be causing such accelerated rate of deterioration or that otherwise exceed Lessee’s or the manufacturer’s maintenance manual tolerances.

(iii)  Without limiting any of the foregoing, on return the Aircraft shall comply with the following:

(A)                              Exterior; Windows and Doors:

(1)                      The fuselage, wings and empennage shall be free of dents and abrasions which are out of Manufacturer’s Structural Repair Manual limits, and free of loose or pulled rivets.

(2)                      Windows shall be free of delamination, distortion and blemishes out of Manufacturer’s maintenance manual limits and shall be properly sealed and free of crazing.

(3)                      Doors shall be free-moving, correctly rigged, and fitted with serviceable seals.

(4)                      All external placards and markings shall be installed and legible.

(5)                      All leading edges shall be free from damage out of Manufacturer’s Structural Repair Manual limits.

(6)                      The fuselage, wings, empennage and fuel tanks shall be free of hydraulic, oil and fuel leaks.

(7)                      All flight controls shall be properly balanced.

(B)                                Interior:

(1)                      The interior of the Aircraft, including galleys, ovens and the cockpit, shall be deep-cleaned.

(2)                      All passenger, cabin attendant and cockpit seats, including lap straps, harnesses restraints and mechanisms, and all seat covers and cushions shall conform to Aeronautics Authority and

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FAA/EASA fire-resistance and crash-worthiness regulations, and shall be fully cleaned, serviceable and in good condition, and repainted as necessary.

(3)                      All plastic moldings in the seats shall be free from cracks.

(4)                      All passenger, cabin attendant and cockpit seat covers shall be freshly dry cleaned and not frayed or worn, and any seat covers that have stains or unsightly blemishes shall be replaced with equivalent covers in like pattern and color.

(5)                      The passenger service units shall be serviceable, secure, clean and free of cracks and stains, and all lights, vents, call buttons and signs installed therein or thereon shall function correctly; any cuts or peeling laminates shall be repaired or replaced; and all hinges and hatches in the compartments shall be serviceable and all compartment doors shall be correctly aligned and shall have serviceable “hold open” actuators.

(6)                      All carpets shall be in good condition, shall not be threadbare or fraying and shall be free of stains and marks.

(7)                      All loose equipment delivered with the Aircraft at the commencement of the Term, including any emergency equipment, shall be fitted and be fully serviceable, and shall otherwise be in compliance with all other requirements hereof.

(8)                      All placards, interior placards, signs, decals and markings shall be clean, fully legible, secure and correctly mounted and/or positioned.

(9)                      All floor proximity lighting covers and systems shall be clean and free from cracks and be fully serviceable.

(10)                Any cracked or broken cockpit trim or panels shall be replaced or repaired, any scratched, flaking or missing paint shall be restored, and any missing or broken cockpit switch knobs shall be replaced.

(11)                All galley structures, galley inserts, galley carts and other galley equipment shall be fully clean and serviceable, and shall not have any cracks, leaks, stains or other defects.  All galley areas shall not have any cracks, stains or corrosion, shall meet the safety and health standards of the Country of Registration and the FAA, shall present a good appearance and shall be free of food and contamination.  All galley floors shall be sealed and stain-free,

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shall have effective non-skid coating and shall meet the safety and health standards of the Country of Registration and the FAA.

(12)                All ceiling, side walls and respective lighting, doors, overhead and bulkhead and fairing panels shall be serviceable, secure, clean and free of cracks and stains and otherwise have a cosmetic appearance reasonably acceptable by international passenger airline standards.

(13)                All cabin equipment shall also have their technical standards order identification, as applicable, and, if passenger, cockpit or flight attendant seat cushions or covers are replaced, then Lessee shall provide all FAR/EASA required data reflecting compliance with flammability and burn test requirements.

(14)                All floor coverings shall be clean and effectively secured and sealed.

(C)                                Cargo Compartments:

(1)                      All panels and nets shall be in good condition.

(2)                      All rollers and cargo-restraint and moving mechanisms (if required to be fitted) shall be serviceable.

(3)                      All compartments shall meet then current FAA fire regulations.

(4)                      All doors shall be rigged and functioning properly.  All compartments shall be clean.

(D)                               Landing Gear and Wheel Wells:

(1)                      The Landing Gear and all wheel wells shall be clean, free of leaks, and repaired as necessary.

(2)                      All placards and markings shall be clean, secure, and legible.

(E)                                 Lavatories:

(1)                      All lavatories shall be fully functional and serviceable, deep cleaned, and free of cracks, stains and corrosion; meet safety and health standards of the Country of Registration and the FAA; present a good appearance; and be free of contamination.

(2)                      All lavatory floors and floor coverings shall be in good condition and clean, shall be sealed and stain-free, and shall have an effective non-skid coating.

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(3)                      Mirrors shall be free of cracks and delamination and free of scratches.

(4)                      All doors and latches shall be properly fitted and fully functional.

(5)                      Lavatory systems shall be clean, free of leaks, cracks and other defects and shall be properly sealed and fully functional.

(6)                      Any cracked lavatory surrounds shall be repaired or replaced.

(F)                                 Tires and Brakes:  All tires and brakes shall be fully serviceable and have at least 50% wear-life remaining.  No tire shall have more than two recaps.

13.4.3              Modifications.  At Lessor’s request, Lessee shall, at Lessee’s expense, remove any or all alterations or modifications in or additions to any Item of Equipment accomplished during the Term if the same are not required to be incorporated or installed in or attached to such Item of Equipment to maintain the airworthiness certificate and registration from the FAA, and Lessee shall, at Lessee’s expense, restore such Item of Equipment to the value, utility, condition and airworthiness thereof which would have existed had such alterations, modifications or additions not been made.  Without limiting any other obligations of Lessee under this Lease, all alterations and modifications made to the Aircraft during the Term shall be in accordance with FAA-approved data.

13.4.4              Terminating Action.  Lessee shall perform all deferred and carryover maintenance items and clear all pilot discrepancies with respect to the Aircraft on a terminating action basis.  All airworthiness directives issued by either the FAA or EASA and all changes required by any amendments or changes to the FAR’s or EASA requirements applicable to the Equipment and having a date for compliance that falls on or prior to 6,000 Flight Hours, 3,000 Cycles or eighteen (18) months, as the case may be, after the expiration of the Term (or return of the Aircraft, if later) shall be accomplished in compliance with the issuing entity’s specific instructions without regard to any alternate means of compliance, waiver or operator exemptions delaying compliance.  Without limiting the foregoing, any such airworthiness directives or FAA or EASA requirements which require inspection or terminating action to be taken on or prior to 6,000 Flight Hours, 3,000 Cycles or eighteen (18) months, as the case may be, after the expiration of the Term (or return of the Aircraft, if later) shall have been accomplished on a terminating action basis.  If there is no terminating action, then the required inspection or modification compliance shall be completed at the highest level of compliance possible prior to return; and all manufacturer’s and vendor’s service bulletins which are rendered mandatory by the Manufacturer’s then current ETOPS Compliance Configuration and Maintenance Procedures Guide and which require a repetitive inspection, modification or terminating compliance on or prior to 6,000 Flight Hours, 3,000 Cycles or eighteen (18) months, as the case may be, after the expiration of the Term (or return of the Aircraft, if later) shall have such inspection, modification or terminating compliance completed at the highest level of compliance possible prior to

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return.  The Aircraft shall also be in compliance with United States and ICAO noise and environmental regulations.  For the avoidance of doubt, if compliance with an FAA airworthiness directive would conflict with compliance with an EASA airworthiness directive, and the dual compliance cannot otherwise reasonably be reconciled, Lessee shall comply with the FAA airworthiness directive and not the EASA airworthiness directive.  Further, if EASA has issued an airworthiness directive but the FAA has not yet issued an equivalent airworthiness directive, Lessee shall comply with the EASA airworthiness directive.

13.4.5              Borescope Inspection.  Lessor shall have the right at Lessor’s expense immediately prior to return of the Aircraft to Lessor to carry out a video borescope inspection of the full gas path of the Engines and APU.  Lessee shall at Lessee’s expense correct any watch items or unserviceable or reject conditions or defects found during such inspection that are not in compliance with manufacturer’s maintenance manual limits.

13.4.6              Kits.  Lessee shall have ordered during the Term all no-charge kits for the Aircraft offered by Manufacturer, the Engine manufacturer and other vendors, and, if not incorporated in the Aircraft at the time of return hereunder (unless required to do so by the terms hereof), Lessee shall return such kits to Lessor with the Aircraft.  Lessor shall be provided with all modification kits and other such items that are on order for the Aircraft.

13.4.7              Leaks, etc.  The Airframe, Engines and APU shall be free of fuel, hydraulic and oil leaks, and the fuel system of the Aircraft, including the Engines, shall have been tested and free of bacteriological, fungus and other contamination and corrosion and shall show no indication of breakdown.  The hydraulic and oil systems of the Aircraft, including the Engines, shall have been tested and found free of contamination and corrosion and shall show no indication of breakdown.  Lessee shall provide copies of the results of laboratory tests of all such systems to Lessor and of full bacteriological and fungus tests of all fuel tanks performed no more than thirty (30) days prior to return of the Aircraft.  Any bacteriological, fungus or other contamination or corrosion revealed thereby shall be corrected or treated to Lessor’s reasonable satisfaction prior to return.

13.4.8              Painting.  Lessee shall remove all special markings of Lessee, and shall strip the paint from the Aircraft and repaint the Aircraft in a livery specified by Lessor (not exceeding three colors, comprising one base color and two decorative colors) after application of corrosion protection and performance of other procedures, in accordance with industry practice, with control surfaces balanced and other procedures performed in accordance with Manufacturer’s maintenance procedures, all at Lessee’s expense.  Lessee shall also weigh the Aircraft.

13.5                        Records.

13.5.1              Records at Return.  Upon the return of the Aircraft:

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(i)                                     the Airframe, Engines and all Parts shall be documented with work orders, vendor serviceable tags, etc. to have been maintained, repaired and overhauled throughout the Term by FAR 145/EASA 145 certified repair stations and in a manner so that such equipment is approved by the FAA for use on United States registered and certificated aircraft; and

(ii)                                  Lessee shall deliver to Lessor:

(A)      all logs, manuals, certificates, data and inspection, modification, maintenance and overhaul records, amended to their latest amendment revision available, required to be maintained with respect thereto under applicable rules and regulations of the Aeronautics Authority or other Governmental Entity having jurisdiction;

(B)        all logs, manuals and catalogs included with the Aircraft on the Delivery Date therefor or supplied during the Term hereof, amended to their latest amendment revision available; and

(C)        “Dirty Finger Print” documentation for airworthiness directives accomplishment, complete Engine shop visit packages, and component tags for all rotable Parts.

13.5.2              FAA Required Records.               Without limiting Article 13.5.1, all records required by the FAA to certify the Equipment and place the Equipment on an FAA-approved maintenance program in accordance with FAR Part 121 requirements shall be returned with the Equipment, and Lessee shall provide Lessor with all EASA Form 1 or FAA 8130-3 serviceable tags for all Parts installed in the Aircraft during the Term and remaining in the Aircraft at the time of return thereof to Lessor.  All documentation and records shall be in English, in good condition, readable and capable of being reproduced using standard reproduction processes.  All documentation shall have the necessary stamps, endorsements, certifications and signatures where appropriate.  Bulk storage media (microfilm, CD, DVD) shall be in an industry standard format, requiring no proprietary or “fee added” software to access.  One set of any such bulk storage media or one set of paper documentation shall be provided.  If Lessee subscribes to Manufacturer’s on-line data access services, Lessee must nonetheless return the Aircraft manuals with all current revisions provided by Manufacturer in CD, microfilm or other format acceptable to Lessor.

13.5.3              Computerized Records.                 If only computerized copies of some or all of the maintenance records are available, then Lessee shall take action with the pertinent regulatory agencies to insure that Lessor and the FAA are provided with all requested necessary and proper guarantees of methods of compliance, component overhaul and management, scheduling, quality control, serial number verification, etc.

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13.5.4              Quality Control Certification.                              The head of Lessee’s Quality Control Department shall certify in writing that the data and information contained in all documentation and records returned to Lessor is true and correct.  For any computerized records, the head of Lessee’s Quality Control Department shall sign or initial each computer page.

13.5.5              Service Histories; Traceability.                     All Parts identified with life limits shall be identified with their back-to-birth service histories, accumulated Cycles or Flight Hours, as applicable, and remaining service lives on a separate listing.  All Parts which are identified in the maintenance records by part numbers and serial numbers other than the manufacturer’s shall be provided with interchange or cross reference listing necessary to establish complete traceability.

13.5.6                Missing Records.                      In the event of missing, incomplete or noncompliant records, Lessee shall at its expense reaccomplish the tasks necessary to produce such records in accordance with an FAA-approved maintenance program prior to return of the Equipment to Lessor.  Without limiting any of the foregoing, all overhaul and repair procedures shall as to quality and documentation be such as to enable immediate transfer to a new operator under FAR Part 121.

13.5.7              No Lessee Responsibility.    Notwithstanding any of the foregoing, Lessee shall not be obligated to:

(i)                                     create any documentation, logs, manuals, certificates, data or other records required pursuant to the foregoing provisions that should have existed prior to the Delivery Date but did not exist; or

(ii)                                  correct deficiencies, if any, that existed prior to the Delivery Date (or any subsequent deficiencies which are the direct result of such deficiency at delivery) in any documentation, logs, manuals, certificates, data or other records required pursuant to the foregoing provisions.

13.6  Warranty Rights.  At Lessor’s request, Lessee shall assign or otherwise make available to Lessor all rights and benefits of any and all warranties, representations, service policies and the like of any maintenance or overhaul facility that has provided any maintenance, modifications, alterations or other services or Parts in respect of any of the Equipment (or any part thereof), and of any subcontractor or supplier or vendor in respect of any thereof, to the extent the same are assignable.  If any of the foregoing rights and benefits are not assignable by Lessee to Lessor, Lessee agrees, on request of Lessor, to enforce all such rights and benefits as directed by Lessor for the benefit of Lessor.

13.7  Navigation Charges, Landing Fees, etc.  At the time of return of the Aircraft to Lessor hereunder, Lessee shall also provide Lessor with an officer’s certificate certifying that, to best knowledge and belief, Lessee has fully paid and discharged all navigation charges, airport landing fees and other amounts that, if the same remain unpaid, could result in a Lien against the

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Aircraft (unless such amounts are in good faith dispute, which shall be described to Lessor in reasonable detail), and that if any such charges, fees or other amounts in relation to the Aircraft become due and payable in the future, Lessee shall promptly pay the same before the same could result in a Lien on the Aircraft or any part thereof.

13.8                        Technical Acceptance.

13.8.1              Technical Acceptance.                      Upon completion of the final inspection of the Aircraft and records by Lessor and, unless otherwise agreed in writing by Lessor and Lessee, correction of any discrepancies or deficiencies required to be corrected by Lessee prior to redelivery to Lessor, Lessor shall execute and deliver to Lessee, a technical acceptance certificate which shall constitute Lessor’s technical acceptance of the Aircraft, except as noted in such technical acceptance certificate.  Notwithstanding the execution and delivery of such technical acceptance certificate by Lessor, all Lessee’s obligations hereunder shall continue in full force and effect until actual return of the Aircraft to and final acceptance of the Aircraft by Lessor at the location specified in Article 13.1, in full compliance with all Lessee’s obligations hereunder, to the same extent as if such technical acceptance certificate had not been executed by Lessor (it being understood, without limitation, that Lessee shall:

(i)                                     bear the full risk of damage and loss to the Aircraft and shall promptly repair or cause to be repaired any damage to the Aircraft which may occur prior to completion of ferry flight referred to below, and

(ii)                                  maintain insurance in respect of the Aircraft as required by Article 10 hereof to and including the time of redelivery of the Aircraft to Lessor).

13.8.2              Ferry Flight.  Upon technical acceptance of the Aircraft by Lessor, Lessee shall promptly ferry the Aircraft at Lessee’s cost to the redelivery location referred to in Article 13.1 hereof or the place for storage designated pursuant to Article 13.11, as the case may be.  Lessor shall have the right for up to five (5) representatives or designees (including prospective or potential lessees or purchasers) to travel on the Aircraft on such ferry flight.

13.9                        Delay in Return.

13.9.1              Lessee Failure Regarding Return.     If:

(i)                                     repairs or other work items are required to cause the Aircraft to comply with the return requirements provided herein, or

(ii)                                  Lessor, through no fault of its own, has not been allowed a full and thorough right to inspect the Aircraft and its records prior to the end of the Term as contemplated herein, or

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(iii)                               Lessee for any other reason fails to return the Aircraft and its records to Lessor at the time or place and in the condition required hereunder,

Lessee shall forthwith take such action as may be necessary to remedy such non-compliance to enable Lessee to return the Aircraft and its records to Lessor in accordance with the requirements hereof.

13.9.2              Lessee Payment Obligation.  Without waiving any other rights or remedies Lessor may have as a result of any of the circumstances referred to in Article 13.9.1, Lessor shall have the right to claim from Lessee, and Lessee shall pay Lessor:  (i) for the first thirty (30) days following the expiration of the Term, an amount equal to 125% of the monthly Basic Rent for the Aircraft, prorated on a daily basis, payable weekly in arrears, for each day following the expiration of the Term until Lessor has been allowed and has completed a full and thorough inspection of the Aircraft and Aircraft Documentation as contemplated herein and the Aircraft and Aircraft Documentation are returned to Lessor in the condition required hereunder, and (ii) for each day after the first thirty (30) days following the expiration of the Term, an amount equal to twice the monthly Basic Rent for the Aircraft, prorated on a daily basis, payable weekly in arrears, until Lessor has been allowed and has completed a full and thorough inspection of the Aircraft and Aircraft Documentation as contemplated herein and the Aircraft and Aircraft Documentation are returned to Lessor in the condition required hereunder at the time of return to Lessor.  In the meantime Lessee shall not operate the Aircraft (other than for maintenance, repair or return purposes) and all of Lessee’s other obligations hereunder shall remain in full force and effect.  Nothing in Article 13.9 shall be interpreted to give Lessee the right to retain the Aircraft after the end of the Term.

13.9.3              Lessor Option to Require Return.  If the Aircraft (or its records) is not in the condition required by this Lease for return to Lessor, Lessor, at Lessor’s sole option, may nevertheless elect to accept or demand return of the Aircraft and records (either at the time Lessee first tenders the Aircraft to Lessor for return or at any time thereafter), in which event Lessee shall return the Aircraft and records to Lessor.  Return of the Aircraft (or its records) to Lessor by Lessee shall not be deemed a waiver of any of Lessee’s obligations under this Article 13, and Lessee shall remain fully obligated in respect thereof, including the obligation to pay an amount equal to twice the monthly Basic Rent for the Aircraft as provided in the preceding paragraph until the Aircraft and its records are put in the condition required for return in accordance with the requirements of this Lease.  Further, Lessee shall indemnify Lessor for all costs and expenses suffered or incurred by Lessor to cause the Aircraft and its records to be put in the condition required for return hereunder, and Lessee shall, on demand by Lessor, provide Lessor with cash security for the estimated costs and expenses that Lessor anticipates it may incur to cause the Aircraft and its records to be put in the condition required by this Article 13.

13.10                 Aid in Disposition.  Lessee agrees that during the last 180 days of the Term (and during the storage period set forth in Article 13.11) it will cooperate in all reasonable respects with the efforts of Lessor to lease or sell the Aircraft, including, without limitation, permitting potential

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(or the prospective) lessees or purchasers to inspect the Aircraft and the records relating thereto, provided that the same shall not interfere with Lessee’s use of the Aircraft or require Lessee to incur out-of-pocket expenses for which it is not reimbursed.

13.11      Storage.  Upon expiration or sooner termination of the Term, at the written request of Lessor, Lessee will arrange ramp storage facilities and storage maintenance for the Aircraft at an appropriate storage area (which shall include any of Lessee’s hangar facilities suitable for such aircraft and reasonably acceptable to Lessor) for up to ninety (90) days at Lessor’s risk and expense.  Lessee shall cause the Aircraft to be delivered to such storage location free of charge to Lessor.

13.12  Discharge of International Interest.  Upon expiration or sooner termination of this Lease and the return of the Aircraft to Lessor pursuant hereto, Lessee shall, at its expense, promptly take all actions necessary, including providing any necessary consents, to release all International Interests in respect of the Aircraft, the Engines and this Lease from the International Registry.

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ARTICLE 14.       EVENTS OF DEFAULT.  The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of Law of any Governmental Entity):

14.1        Non-Payment.  Lessee shall fail to make any payment of Rent as and when due and the same shall remain unpaid for five (5) calendar days.

14.2        Insurance.  Lessee shall fail to carry and maintain insurance in accordance with the provisions of Article 10 hereof.

14.3        Certain Breaches-Immediate Event of Default.  Lessee shall fail to perform or observe any term, condition or agreement to be performed or observed by it under Article 3.3 (as supplemented in Schedule “1”), Article 5.1 or 5.2, Article 10.4 or Article 12.1.

14.4        Other Breaches.  Lessee shall fail to perform or observe any other term, condition, covenant or agreement to be performed or observed by it hereunder or under any other agreement between Lessor and Lessee and such failure shall continue unremedied for a period of thirty (30) days after actual knowledge thereof by Lessee; provided, however, if such failure cannot be remedied within such 30-day period and Lessee is taking all such action as Lessor deems appropriate and necessary to remedy such failure, such period shall be extended for an additional sixty (60) days (but only so long as it reasonably appears that such failure can be remedied within such additional 60-day period).

14.5        Representations.  Any representation or warranty made by Lessee herein or in any document or certificate furnished Lessor in connection herewith or pursuant hereto shall prove to be false or incorrect in any material respect as of the date made or deemed made.

14.6        Certain Insolvency/Bankruptcy Events.  Lessee shall consent to the appointment of a receiver, custodian, administrator, trustee, liquidator or any similar official of itself or of a substantial part of its property, or shall become insolvent or fail to pay or admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or Lessee shall file a voluntary petition for an order for relief pursuant to Section 301 of Title 11 of the United States Code, or any superseding statute, as amended from time to time, or a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy Laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee for an order for relief or in any such proceeding, or Lessee shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar Law providing for the reorganization, liquidation or winding-up of corporations, or providing for an arrangement, composition, extension or adjustment with its creditors.

14.7        Appointment of Receiver, etc.  An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, custodian, administrator, trustee, liquidator or similar official of Lessee or of any substantial part

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of its property, or any substantial part of the property of Lessee shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof.

14.8        Involuntary Bankruptcy.  A petition against Lessee for an order for relief pursuant to Section 303 of Title 11 of the United States Code, or any superseding statute, as amended from time to time, or in any proceeding under any bankruptcy Laws or other insolvency Laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within sixty (60) days thereafter, or, under the provisions of any Law providing for reorganization, liquidation or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days.

14.9        Adverse Judgment.  Final judgment for the payment of money in excess of $5,000,000 (or the equivalent in any other currency) shall be rendered against Lessee and the same shall remain unpaid, unstayed, unbonded or undischarged for a period of thirty (30) days.

14.10  Suspension of Licenses, etc.  The franchises, concessions, permits, certificates, licenses (including, without limitation, its air operating certificate or air transport license), rights or privileges required for the conduct of Lessee’s airline operations are revoked, canceled, suspended, not renewed or otherwise terminated, or Lessee shall cease to be a Certificated Air Carrier.

14.11      Companion Leases.  To the extent an Affiliate of Lessor is the owner of the Aircraft, an “Event of Default” under, and as such term is defined in, any Companion Lease shall have occurred and be continuing.

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ARTICLE 15.       REMEDIES.

15.1        Remedies of Lessor.  Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and Lessor may, in addition to any other remedies provided herein or by applicable Law, exercise one or more of the following remedies with respect to the Aircraft, or any part thereof, as Lessor in its sole discretion shall elect:

15.1.1     Return of Aircraft.  Demand that Lessee, and Lessee shall upon the written demand of Lessor and at Lessee’s expense, return promptly to Lessor the Aircraft in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article 13 hereof as if the Aircraft were being returned at the end of the Term therefor; or Lessor, at its option, may enter upon the premises where all or any part of the Aircraft or any Engine is located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe and any other property in the Aircraft, subject to all of the rights of the owner, lessor, lienor or secured party of such engine or other property, provided, however, that the Airframe with an engine (which is not an Engine) installed thereon or any property therein may be flown to a location within the United States, and such engine or other property shall be held for the account of any such owner, lessor, lienor or secured party or, in the case of an engine owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine in accordance with the terms of Article 13 hereof) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

15.1.2     Sale; Lease, etc.   Sell the Aircraft, or part thereof, at public or private sale, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, or part thereof, as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except to the extent required by Article 15.1.3, below, in the event Lessor exercises its rights under such paragraph.

15.1.3     Damages After Re-Lease or Sale.    In the event Lessor, pursuant to Article 15.1.2, above, shall have re-leased the Aircraft or shall have sold the Aircraft, Lessor, in lieu of exercising its rights under Article 15.1.4, below (but without limiting any of its other rights hereunder or under Law), may, if it shall so elect, demand that Lessee pay Lessor and Lessee shall pay Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due for the period commencing as of the commencement of the term of the re-leasing or the date of sale, as the case may be) any accrued but unpaid Basic Rent for the Aircraft due up to and including the date of the commencement of the term of the re-leasing or the date of sale plus:

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(i)                                     in the case of a re-leasing, the excess of (A) the aggregate unpaid Basic Rent for the Aircraft which would otherwise have become due hereunder over the Term but for the Event of Default, discounted monthly to present value as of the date of the commencement of the term of the re-leasing at 4% per annum, over (B) the aggregate basic rental payments to become due under the re-leasing from the date of the commencement of the term of the re-leasing to the date upon which the Term for the Aircraft would have expired but for Lessee’s default, discounted monthly to present value as of the date of the commencement of the term of the re-leasing at 4% per annum, or

(ii)                                  in the case of a sale, the excess of (A) the Stipulated Loss Value for the Aircraft, computed as of the Basic Rent payment date immediately preceding the date of sale, over (B) the net cash proceeds of such sale.

The amounts specified in this Article 15.1.3 shall continue to bear interest at the Incentive Rate from the date of the commencement of the term of the re-leasing or the date of sale, as the case may be, until payment is made.

15.1.4     Estimation of Damages.      If Lessor shall have obtained possession of the Aircraft as contemplated in Article 15.1.1, above, but shall not have re-leased or sold the Aircraft as contemplated by Article 15.1.3, above, Lessor shall have the right (but without limiting any of its other rights hereunder or under Law), by written notice to Lessee specifying a payment date, to demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice:  (A) all accrued but unpaid Basic Rent for the Aircraft due to and including the payment date specified in such notice, plus (B) the aggregate unpaid Basic Rent for the Aircraft which would otherwise have accrued over the remainder of the Term but for the Event of Default, discounted monthly to present value as of the payment date specified in such notice at 4% per annum.  The amounts referred to in this Article 15.1.4 shall continue to bear interest at the Incentive Rate from the payment date specified in said notice until payment is made.  Following payment of all amounts payable by Lessee as provided in this Article 15.1.4 and payment of all other amounts payable pursuant to any other provisions of this Lease, including amounts payable in connection with Lessor’s exercise of its remedies hereunder, if Lessor subsequently re-leases the Aircraft for any portion of the Term that would have remained in effect hereunder if an Event of Default had not occurred, Lessor shall refund to Lessee an amount equal to the basic rental payments paid to Lessor under the re-leasing, as the same are received by Lessor, for the period from the commencement of the term of the re-leasing to the date upon which the Term for the Aircraft would have expired but for Lessee’s default, but only to the extent of the amount referred to in clause (B) of this Article 15.1.4; provided always that Lessee shall not be entitled to any such refund under this Article 15.1.4 if and to the extent such refund would result in Lessor receiving and retaining less than the full amount of all payments that Lessor would have been entitled to receive and retain under this Lease (after giving effect to any discounting

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of future payments) if Lessee had fully performed its obligations hereunder throughout the entire Term of this Lease.

15.1.5     Court Action.  Proceed by appropriate court action or actions to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach hereof.

15.1.6     Lease Cancellation.  Cancel this Lease, which cancellation shall be effective immediately upon Lessor having given notice of cancellation to Lessee, whereupon Lessee’s right to possess and use the Equipment shall immediately cease, but such cancellation shall not relieve Lessee of any of its obligations hereunder which accrued prior to the time of cancellation nor shall such cancellation be deemed a release or a waiver of Lessee’s obligations for the unperformed balance of this Lease or Lessee’s obligation to compensate Lessor for all damages suffered by Lessor as a result of Lessee’s breach of this Lease, including, without limitation, damages described in Article 15.1.3, Article 15.1.4, or Article 15.1.5, above.

15.1.7     Finance Costs.  Recover from Lessee any losses, premiums, fees, costs or expense that are paid or incurred by Lessor in connection with the repayment of funds obtained to finance or otherwise acquire the Aircraft, or in unwinding any swap, forward interest rate agreement or other financial instrument to the extent relating in whole or in part to the financing of the Aircraft, or in connection with the borrowing of funds to refinance the Aircraft, if any.

15.2        Additional Damages.  Except as otherwise specifically provided above, Lessee shall also be liable for all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of any of Lessor’s rights or remedies with respect thereto, including all costs and expenses incurred in connection with the repossession or return of the Aircraft in accordance with the terms of Article 13 hereof, in placing the Aircraft in the condition and airworthiness as required by Article 13, for the cost of storage, insurance, and re-leasing or sale of the Aircraft.

15.3        Remedies Not Exclusive.  Except as otherwise expressly provided above, no remedy referred to in this Article is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies.  No express or implied waiver by Lessor of any Event or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event or Event of Default.  To the extent permitted by applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft or any Engine in mitigation of Lessor’s damages as set forth in this Article or which may otherwise limit or modify any of Lessor’s rights or remedies hereunder.

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15.4        Rescission of Effect of Notice of Default.  By written notice to Lessee, Lessor may, in its sole discretion, elect to waive or provide a new or additional grace period(s) in respect of any Event or Event of Default and its consequences and/or rescind and annul or postpone the effectiveness of any prior notice of termination or cancellation of this Lease or the termination or cancellation of this Lease, in which case, the respective rights of Lessor and Lessee will be restored to the same extent as if no Event or Event of Default had occurred and no notice of termination or cancellation of this Lease had been given or to such other extent as Lessor, in such written notice, shall provide.

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ARTICLE 16.       EXCUSABLE DELAY.

16.1        General.  Lessor shall not be responsible for nor be deemed to be in default under this Lease on account of any delay in delivery of the Aircraft or other performance hereunder due to any of the following causes: acts of God or the public enemy; war, civil war, warlike operations, terrorism, insurrections or riots; fires; explosions; natural disasters; compliance with any applicable foreign or domestic governmental regulation or order; labor disputes causing cessation, slow-down or interruption of work; inability after due and timely diligence to procure any materials, equipment or parts; general hindrance in transportation; or delay or default by the Manufacturer under the Purchase Agreement; or failure or delay by any subcontractor or supplier to furnish materials, equipment or parts; or due to any other cause beyond Lessor’s control or not occasioned by Lessor’s fault or negligence.  Delays resulting from any of the foregoing causes are referred to herein as “Excusable Delays.” Lessor shall promptly notify Lessee of any delay or anticipated delay in delivery of the Aircraft.

16.2  Twelve (12) Months’ Excusable Delay.  If, due to Excusable Delays, delivery of the Aircraft is delayed, or the Manufacturer concludes, based on its appraisal of the facts, that delivery of the Aircraft will be delayed, for a period of more than twelve (12) months after the end of the calendar month of the Scheduled Aircraft Delivery, unless Manufacturer has elected to terminate the Purchase Agreement with respect to the Aircraft, then if Manufacturer has or when Manufacturer does internally reschedule delivery of the Aircraft to a date reflecting such delay and notifies Lessor thereof, Lessor shall promptly notify Lessee in writing of such delay and rescheduling, in which event Lessee may terminate this Agreement by giving written notice to that effect to Lessor not later than fifteen (15) days after receipt by Lessee of such notice of delay and rescheduling.

16.3        Consequence of Termination.  Termination under Article 16.2 or termination by Manufacturer under the circumstances contemplated by Article 16.2 shall terminate and discharge all obligations and liabilities of Lessee and Lessor hereunder and all undelivered items and services to be furnished hereunder which are related thereto, except that, within five (5) Business Days, subject to the provisions of Article 16.7, Lessor shall return the Security Deposit theretofore paid by Lessee to Lessor.

16.4        Failure to Terminate.  If, following notice of delay or anticipated delay under Article 16.2, this Lease is not terminated in accordance with the provisions of such Article, then the Scheduled Aircraft Delivery for the Aircraft otherwise required hereunder shall be extended by a period equal to the resulting delay.

16.5        Damage to or Destruction of Aircraft - Delivery Delay.  In the event that prior to delivery the Aircraft is, due to any cause, lost, destroyed or damaged beyond repair, or is damaged to the extent that it cannot be repaired to new condition by replacement parts and delivered in accordance with the Scheduled Aircraft Delivery, unless this Agreement is terminated in accordance with this Article 16 (to the extent applicable), the time reasonably

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required to furnish a replacement for the Aircraft or to accomplish such repairs shall be deemed an Excusable Delay.

16.6        Termination Rights Exclusive.  The termination rights of Lessee set forth in this Article 16 are in substitution for any other rights of termination or contract lapse which Lessee might have arising by operation of law by virtue of delays in performance for which Lessor is not deemed to be in default or to have breached its duties hereunder.

16.7  Compensation.  If, due to Excusable Delays, delivery of the Aircraft is delayed, or the Manufacturer concludes, based on its appraisal of the facts, that delivery of the Aircraft will be delayed, for a period of more than twelve (12) months after the end of the calendar month of the Scheduled Aircraft Delivery, and as the result thereof this Lease is terminated, Lessee shall compensate Lessor for the value of any training or other goods or services theretofore received by Lessee in connection with this Lease and the cost of any modifications to the Aircraft or BFE or other equipment or items purchased by Lessor at the request of Lessee in connection with this Lease (collectively, “Lessee Items”).  The value and cost of the Lessee Items shall be equal to the amount paid by Lessor for such Lessee Items.  Promptly following payment by Lessee, Lessor shall transfer title to such Lessee Items to Lessee, free and clear of Liens created by or through Lessor.

Notwithstanding the foregoing:  (a) Lessor may elect to retain all or any portion of the Lessee Items for its own account, in which case Lessee shall not be obligated to compensate Lessor for such Lessee Items retained by Lessor, and (b) as to any of the Lessee Items not retained by Lessor, Lessee may elect to retain all or any such remaining Lessee Items for its own account, in which case Lessee shall compensate Lessor for such Lessee Items retained by Lessee as provided in this Article 16.7.  Any of the Lessee Items not been retained by Lessor or Lessee shall be sold by Lessor to third parties, and if the net sale proceeds of such Lessee Items obtained by Lessor is less than the original prices paid for such Lessee Items by Lessor, Lessee shall on demand compensate Lessor for one-half of such difference.

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ARTICLE 17.       MISCELLANEOUS.

17.1        Construction and Applicable Law.

17.1.1     Severability of Provisions.  Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining such provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.1.2     Waiver.  To the extent permitted by applicable Law, Lessor and Lessee each hereby waives any provision of Law which renders any provision hereof prohibited or unenforceable in any respect.

17.1.3     Writing Required.  No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought.

17.1.4     True Lease.  This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine except as a lessee only.  Lessee and Lessor further agree that this Lease is intended to be, and shall be treated by them as, a lease of the Aircraft, Airframe, Engines, and Parts for U.S. federal income tax purposes.

17.1.5     Captions.  The captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

17.1.6     Governing Law.  This Lease and the rights, obligations and liabilities hereunder shall in all respects be governed by, and construed in accordance with, the internal Laws of the State of New York (without regard to any conflict of Laws rule that might result in the application of the Laws of any other jurisdiction), including all matters of construction, validity and performance.

17.2        Notices.  All notices, demands and other communications required or permitted under the terms hereof shall be in writing (which shall include facsimile and electronic mail), in English, and shall be deemed given and received:

(i)                                     if sent by registered or certified mail, on the third Business Day after deposit in the national mail service of the country from which it is sent, postage prepaid, return receipt requested;

(ii)                                  if sent by any other means of physical delivery, e.g., hand delivery or courier service, when delivered to the appropriate address provided below;

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(iii)                               if sent by facsimile, when transmitted to the appropriate facsimile number provided below and the sender’s facsimile machine produces a transmission or verification report confirming that such transmission has been sent; and

(iv)                              if sent by electronic mail, when transmitted to the appropriate electronic mail address provided below and the sender’s computer produces a transmission or verification report confirming that such transmission has been sent.

All such notices, demands and other communications shall be addressed and/or facsimiled and/or e-mailed to the appropriate party at its address and/or facsimile number and/or electronic mail address set forth below, or at such other address or facsimile number or electronic mail address as such party may from time to time hereafter designate to such other parties in writing:

If to Lessee:                                                                               Hawaiian Airlines, Inc.
3375 Koapaka Street
Suite G350
Honolulu, Hawaii 96819
Attention:  Executive Vice President
     and Chief Financial Officer;
Executive Vice President and General Counsel

Facsimile No.:   (808) 835-3699

E-Mail Address:  peter.ingram@hawaiianair.com;
                             hoyt.ziahawaiianair.com

If to Lessor:                                                                                Pegasus Aviation Finance Company
c/o AWAS Aviation Services, Inc.,
One West Street, Suite 100-5
New York, NY 10004
Attention:  Secretary

Facsimile No.:  (+1 646) 274 1422

E-Mail Address:  notices@awas.com

With a copy to:                                                             AWAS (Ireland) Limited
4th Floor, Block B, Riverside IV,
Sir John Rogerson’s Quay
Dublin 2, Ireland
Attention:  Business and Legal Services

Facsimile No.:  (+353) 1 635 5001

E-Mail Address:  notices@awas.com

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17.3        Lessor’s Right to Perform for Lessee.  If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Incentive Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

17.4        Corporate Existence; Merger.  Lessee will preserve and maintain its corporate existence and all its rights, privileges and franchises in every jurisdiction in which the character of its property or the nature of its business makes licensing or qualification necessary.  Lessee will not merge or consolidate with or into or be acquired by any person or entity or sell, lease or otherwise dispose of all or substantially all of its properties, without the prior written consent of Lessor, which consent will not be unreasonably withheld.

17.5        Integration.  This Lease Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings between the parties hereto with respect to the subject matter hereof.

17.6        Quiet Enjoyment.  Lessor covenants that if, and as long as, Lessee performs and observes each and every covenant and agreement to be performed or observed by it hereunder and no Event of Default shall have occurred and be continuing, Lessee shall quietly enjoy the Aircraft without hindrance or interference by Lessor, any Participant, any Lender or by any other person lawfully claiming through Lessor, any Participant or any Lender.

17.7        Assignment.  THIS LEASE AND ALL OR ANY PART OF LESSEE’S RIGHTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, ITS RIGHTS IN RESPECT OF THE SECURITY DEPOSIT AND TO THE RETURN THEREOF, SHALL NOT BE ASSIGNED, NOVATED, HYPOTHECATED OR OTHERWISE TRANSFERRED BY LESSEE WITHOUT LESSOR’S PRIOR WRITTEN CONSENT, AND ANY PURPORTED ASSIGNMENT, NOVATION, HYPOTHECATION OR TRANSFER SHALL BE VOID.  Subject to the foregoing, this Lease shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.  Lessor’s interest in this Lease Agreement and in the Aircraft are freely saleable, novateable and assignable by Lessor in whole or in part without restriction, and upon such sale, novation or assignment (unless the assignment is solely for collateral security purposes), Lessor shall be discharged from all obligations hereunder in respect of such interest or Equipment sold or assigned for any claims or damages arising after the effective date of any such sale or assignment and Lessor’s assignee or transferee shall succeed to all of Lessor’s rights, interests and obligations in respect thereof as though such assignee or transferee had been the initial owner or lessor, as the case may be, in respect thereof; provided, however, that any such sale, novation, assignment or other transfer will not adversely affect the ability of the Aircraft to remain registered in the United States of America to the same extent as existed immediately preceding such assignment, sale, disposition, novation or other transfer.  Lessor may also assign for collateral security purposes or otherwise mortgage its fixed or contingent rights to receive money hereunder or its interests in this Lease or in the Aircraft, in whole or in

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part.  Lessee shall comply with all reasonable requests of Lessor, its successors, transferees and assigns in respect of the sale, assignment, novation, hypothecation or other transfer (including, if requested, execution of a consent thereto, reaffirming its representations, warranties and obligations hereunder in favor of such assignee, successor or transferee or execution of a lease agreement on terms substantially identical to this Lease Agreement substituting the name of such transferee, successor or assignee for Lessor, and in either case providing the assignee, successor or transferee with an insurance certificate and broker’s report, addressed to such assignee, successor or transferee, in compliance with the requirements of Article 10 hereof and completing all appropriate registrations with the International Registry).  Notwithstanding any such sale, assignment, novation or other transfer, Lessor and the Participants shall continue to be Indemnitees pursuant to Article 8.1 and shall continue to be named as additional insureds on all liability policies carried by Lessee pursuant to Article 10 hereof.  Except as otherwise specifically provided herein, no such assignment, sale, novation, transfer by Lessor shall result in any increase in Lessee’s obligations hereunder, including, without limitation, its obligations under Articles 8.1, 8.2, 8.3 and 8.4, as compared to such obligations as they would have existed or arisen had such assignment, sale, novation, transfer not occurred.  Lessor (and any assignee or transferee of Lessor, other than an assignee for security purposes) agrees to reimburse Lessee for all of Lessee’s reasonable transaction expenses (including reasonable attorneys fees) in connection with any such assignment, sale, novation, transfer or restructure, and further agrees to provide to Lessee a true, complete and accurate Form W-8BEN, W-8ECI, W-9, or similar form, duly executed by the person(s) treated as the recipient(s), for U.S. tax purposes, of the payments made by Lessee under this Lease, as soon as possible but in any event prior to the first payment required to be made by Lessee following such assignment, sale, novation, transfer or change in legal or beneficial ownership.

Unless any assignment, sale, novation or other transfer of this Lease contemplated above is: (i) to a company or other entity in the same group of companies as Lessor (and, for the avoidance of doubt, specifically including a statutory, grantor or other trust acting for the benefit of Lessor or an Affiliate of Lessor), (ii) to a company that is not an Affiliate of Lessor but such company has a net worth of at least $20,000,000 (or, if it does not have such a net worth, whose obligations hereunder or in respect hereof are guaranteed in a manner reasonably satisfactory to Lessee by a company or other entity that has such a net worth), (iii) to a company that does not meet the conditions set forth in clause (i) or (ii), above, but to which Lessee shall have consented, which consent shall not be unreasonably withheld, or (iv) to a company or other entity established for the purpose of “securitizing” this Lease and other leases, then, at the reasonable request of Lessee, the Security Deposit and Maintenance Payments shall be placed into an escrow account satisfactory to Lessee and such assignee or other transferee (the cost of which shall be shared equally by Lessee and such assignee or other transferee), but any interest accruing thereon shall be for the sole benefit of the assignee or other transferee.

Lessee acknowledges that, prior to or concurrently with the Delivery Date, Lessor intends to novate or assign its rights and obligations under this Lease to a special purpose company that is in the same group of companies as Lessor.  The obligations of the assignee or transferee under this Lease will be guaranteed by AWAS Aviation Trading Limited under a guaranty agreement equivalent to the guaranty agreement referred to in Article 2.2.3(i)(A), and Lessor will be

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relieved of all of its obligations hereunder, except to the extent any such obligations are not assumed by the assignee or transferee.  Notwithstanding anything to the contrary in this Article 17.7, Lessee agrees, at its expense (except that Lessor shall reimburse Lessee for its reasonable transaction expenses, including reasonable attorneys fees, in an aggregate amount not to exceed $10,000), to cooperate fully to give effect to such novation or assignment in favor of such special purpose company, and shall comply with the reasonable requests of Lessor in connection therewith, but such novation or assignment shall not result in the increase of any of Lessee’s obligations under Articles 8.2, 8.3 and 8.4 (including the amount of any taxes, fees and other charges), as compared to such obligations as they would have existed or arisen had such assignment or novation not occurred.  Following such assignment or novation, the assignee or transferee of this Lease under this paragraph shall provide to Lessee a true, complete and accurate Form W-8BEN, W-8ECI, W-9, or similar form, duly executed by the person(s) treated as the recipient(s), for U.S. tax purposes, of the payments made by Lessee under this Lease as soon as possible but in any event prior to the first payment required to be made by Lessee following such assignment or novation.

17.8        Expenses.  The prevailing party in any action or proceeding between Lessor and Lessee to enforce the terms of this Lease shall be entitled to recover from the other party all its costs and expenses, including reasonable attorneys’ fees incurred by such prevailing party in such action or proceeding.  In addition, Lessee shall also reimburse Lessor for all out-of-pocket costs and expenses, including reasonable attorneys fees, incurred by Lessor in connection with any approvals, consents, waivers, modifications or amendments hereto requested by Lessee.

17.9        Survival.  The representations, warranties and indemnities of Lessee in this Lease, as they relate to events occurring and circumstances arising or existing at or before the end of the Term and return of the Aircraft in compliance with the terms of this Lease, shall survive the delivery of the Aircraft and the expiration or other cancellation or termination of this Lease and are expressly made for the benefit of, and shall be enforceable by Lessor and its successors and assigns.

17.10      English Language.  All information, notices, communications, opinions, reports, records, logs, manuals and the like required to be given, kept or maintained by Lessee or to be delivered to Lessor hereunder, if not in the English language, shall be accompanied by a certified English translation; provided, however, that the English version of all such information, notices, communications, opinions, reports, records, logs, manuals and other documents, including this Lease, shall govern in the event of any conflict with the non-English version thereof.

17.11      Jurisdiction; Service of Process.

17.11.1  Submission to Jurisdiction.  Lessee irrevocably and unconditionally:

(i)                                     consents to any suit, action or proceeding arising out of or relating to this Lease being brought against it by Lessor in the United States District Court for the Southern District of New York or in the Supreme Court of New York for the Borough of New York;

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(ii)                                  waives any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding under clause (i), above, in any such court, or claim that any such suit, action or proceeding under clause (i), above, has been brought in an inconvenient forum; and

(iii)                               acknowledges the competence of any such court and submits to the jurisdiction of any such court in any such suit, action or proceeding.

17.11.2  Appointment of Agent.  For the purpose of any suit, action or proceeding taken in the State or Federal court in the State of New York referred to in Article 17.11.1(i), Lessor and Lessee shall, at all times during the Term of this Lease, maintain an agent for service of process in accordance with this Article 17.11.2 in New York, New York.  To this effect:

(i)            Lessee hereby irrevocably designates, appoints and empowers CT Corporation System, having its offices, at the date hereof, at 111 Eighth Avenue, New York, New York 10011, as its duly authorized and lawful agent to receive process for and on behalf of Lessee in any State or Federal suit, action or proceeding in the state of New York based on, arising out of or connected with this Lease.  Lessee agrees that service of process upon such agent and notice of service to Lessee at its address set forth in Article 17.2 (from Lessor or such agent), shall be deemed in every respect effective service of process.  Lessee further irrevocably consents to service of process upon it out of said courts in any such suit, action or proceeding by mailing copies thereof by registered or certified air mail, postage prepaid, to Lessee at its address referred to in Article 17.2.  If such agent shall cease to have an office in New York, New York, for receipt of service of process, Lessee shall forthwith irrevocably designate a substitute agent reasonably acceptable to Lessor in New York, New York, for such purpose or, if it shall fail to do so, without limiting any rights Lessor may have against Lessee for breach of its obligation under this Article 17.11.2(i), service of process hereunder may be made by mailing copies thereof by registered or certified airmail, postage prepaid, to Lessee at its address set forth in Article 17.2; and

(ii)           Lessor hereby irrevocably designates, appoints and empowers AWAS Aviation Services, Inc., having its offices, at the date hereof, at One West Street, Suite 100-5, New York, New York 10004, as its duly authorized and lawful agent to receive process for and on behalf of Lessor in any State or Federal suit, action or proceeding in the state of New York based on, arising out of or connected with this Lease.  Lessor agrees that service of process upon such agent and notice of service to Lessor at its address set forth in Article 17.2 (from Lessee or such agent), shall be deemed in every respect effective service of process.  Lessee further irrevocably consents to service of process upon it out of said courts in any such suit, action or proceeding by mailing copies thereof by registered or certified air mail, postage prepaid, to Lessor at its address referred to in Article 17.2.  If such agent shall cease to have an office in New York, New York, for receipt of service of process, Lessor shall forthwith irrevocably designate a substitute agent reasonably acceptable to Lessee in New York, New York, for such

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purpose or, if it shall fail to do so, without limiting any rights Lessee may have against Lessor for breach of its obligation under this Article 17.11.2(ii), service of process hereunder may be made by mailing copies thereof by registered or certified airmail, postage prepaid, to Lessor at its address set forth in Article 17.2.

17.11.3  Non-Exclusive.  The foregoing provisions of Article 17.11 shall not limit the rights of Lessor to serve process in any other country or any other manner permitted by Law or to bring any legal action or proceeding or to obtain an attachment or execution of judgment in any competent jurisdiction, including in the courts of Hawaii.

17.12  Lessor’s Payment Obligations.  Lessor shall not be obligated to pay or release any amounts that are to be paid or released to Lessee pursuant to any provision of this Lease unless, at the time such payment is to be paid or released:

(i)                                     all amounts at the time due and payable by Lessee under this Lease or any Companion Lease are paid in full; and

(ii)                                  no Event or Event of Default shall have occurred and be continuing.

17.13      Currency.  If for the purpose of obtaining judgment in any court in any country it becomes necessary to convert the amount due under this Lease into the currency of such country, then the conversion shall be at the rate of exchange prevailing on the day on which the court judgment is given.  For this purpose, “rate of exchange” means the rate at which Lessor is able on the relevant date to purchase Dollars with such currency in such country.  In the event that there is a change in the rate of exchange prevailing between the day on which the judgment is given and the date of payment of the amount due, Lessee shall pay such additional amount as may be necessary to insure that the amount paid on such date is the amount in the currency of such country which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Lease in Dollars.  Any amount due from Lessee under this Article 17.13 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Lease.

17.14      Counterparts.  This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.15  Execution by Facsimile.  Delivery by Lessor or Lessee to the other by facsimile transmission of an executed counterpart of this Lease or of any other document executed pursuant hereto shall be deemed as effective as delivery of an originally executed counterpart thereof.  Such party shall promptly deliver to the other party an originally executed counterpart thereof, but the failure of such party to deliver an executed counterpart shall not affect the validity or effectiveness of this Lease or such other document.

17.16  Confidentiality.  Neither Lessor nor Lessee shall, without the other’s prior written consent, communicate or disclose the terms of this Lease Agreement or the transactions

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contemplated hereby or any information or documents furnished pursuant to this Lease Agreement (except to the extent that the same are within the public domain) to any third party, other than to:

(i)                                     any Participant, any Lender or any Affiliate, agent or employee of Lessor or Lessee (provided that the recipient agrees with the disclosing party to maintain the confidentiality thereof as contemplated herein);

(ii)                                  any prospective assignee or transferee of Lessor, including any person or entity that acquires or may be interested in acquiring or is offered the right to acquire the Aircraft or this Lease from Lessor (provided that the recipient agrees with the disclosing party to maintain the confidentiality thereof as contemplated herein);

(iii)                               the respective external legal advisers, auditors, insurance brokers or underwriters of Lessor, Lessee or any of such other parties referred to in clauses (i) and (ii), above;

(iv)                              the Manufacturer, Engine manufacturer or APU manufacturer (provided that the recipient agrees with the disclosing party to maintain the confidentiality thereof as contemplated herein); or

(v)                                 the extent required by generally accepted accounting principles, by applicable Law, by any procedure for discovery of documents in any proceedings before any court, pursuant to any order of a court or other Governmental Entity, or in connection with any litigation or enforcement of rights relating to the transactions contemplated by this Lease Agreement or in connection with any mandatory disclosure or reporting provision of Law applicable to Lessor or Lessee.

17.17  Servicing Agreement.  Pursuant to servicing agreements among Lessor, Servicer and certain of its Affiliates (and pursuant to separate sub-servicing agreements between Servicer and each Sub-Servicer) Servicer (and each Sub-Servicer) shall, among other things, act as Lessor’s servicing agent for matters related to this Lease and the Aircraft.  Accordingly, subject to any notice from Lessor to the contrary, Lessee shall communicate with, and respond to any demands, requests or other communications made in accordance with this Lease by, Servicer or any Sub-Servicer on behalf of Lessor in respect to all matters relating to this Lease and the Aircraft.  Actions, demands, requests or other communications taken or given by Servicer or any Sub-Servicer may be conclusively relied upon by Lessee, and shall bind Lessor to the same extent as if taken or given by Lessor, but Lessor reserves the right to elect to take action in its own name in respect of this Lease, including, without limitation, giving any consents or waivers, making any demands, or otherwise dealing with Lessee in respect of this Lease.  All notices to Lessee by Servicer or a Sub-Servicer shall be given in accordance with the notice provisions of Article 17.2.  In no event shall Lessee be obligated to provide notices to any person other than Lessor and all such notices shall be given in accordance with the provisions of Article 17.2.

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17.18      Federal Bankruptcy Code.  In accordance with Section 1110 of Title 11 of the United States Bankruptcy Code, or any superseding statute, as amended from time to time, Lessee hereby agrees that Lessor’s title to the Aircraft and Engines and any right of Lessor to take possession of the Aircraft and Engines in compliance with the provisions of this Lease shall not be affected by the provisions of Section 105, 362, 363 or any other applicable Section of Title 11, as amended and in effect from time to time.  In the event Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Lease and take such other reasonable action as Lessor deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft.

17.19      Product Services.  Provided no Event or Event of Default has occurred and is continuing hereunder, Lessor agrees to assign to Lessee the right to training, support services, data and documents available in respect of the Aircraft under the Purchase Agreement listed in Exhibit “B”.  Lessor shall not have any liability or responsibility for the adequacy of such training, support services or technical data and documents or for Manufacturer’s performance or nonperformance in respect thereof, all of which is, as to Lessor, without recourse, representation or warranty, express or implied.  Lessee hereby agrees, to the extent that it has been provided with the applicable provisions of the Purchase Agreement, to assume the insurance and indemnity obligations imposed on the “Buyer” under the Purchase Agreement and to be bound by the exclusion of liabilities provisions of the Purchase Agreement in relation to such training, support services and technical data and documents to the same extent as if Lessee had been the original “Buyer” of the Aircraft under the Purchase Agreement.

17.20      Additional Covenant.  Lessee agrees to comply with the covenant in paragraph 11 of Schedule “1” hereto.

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ARTICLE 18.  CRAF PROGRAM.

18.1  Commitment to CRAF.  So long as no Event or Event of Default shall have occurred and be continuing, Lessee may use the Aircraft in connection with contract solicitations by the Air Mobility Command of the United States Government (“AMC”) and may transfer possession of the Aircraft to the United States Government or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program authorized under 10 U.S.C. § 9511 et seq., or any substantially similar or substitute program (hereafter, the “CRAF Program”), for a period not extending beyond the last day of the Term, provided that:  (i) the rights of the AMC or the recipient under the CRAF Program shall be subject and subordinate to all the terms of this Lease, including the right of Lessor to terminate this Lease and immediately repossess the Aircraft following an Event of Default, (ii) Lessee shall remain primarily liable for the performance of all the terms of this Lease to the same extent as if such use or transfer had not occurred, and (iii) Lessee shall promptly notify Lessor upon subjecting the Airframe or any Engine to the CRAF Program in any contract year and provide Lessor with the name and address of the Contracting Office Representative for the AMC to whom notice must be given in connection with the enforcement of remedies under this Lease pursuant to Article 15 hereof.  Lessee agrees to promptly notify Lessor in writing of the transfer of possession of the Airframe and any Engine to the CRAF Program and of any activation of the Airframe and any Engine under the CRAF Program.

18.2  Indemnification by United States Government.  Notwithstanding any other provision of this Lease requiring Lessee to maintain insurance in respect of the Aircraft, Lessor agrees to accept, in lieu of commercial insurance against any risk with respect to the Aircraft, insurance provided by the FAA under Chapter 443 of Title 49 of the United States Code or indemnification from the United States Government in favor of Lessor against such risk in an amount which, when added to the amount of commercial or FAA insurance against such risk maintained by Lessee (including permitted self-insurance) with respect to the Aircraft, shall be at least equal to the amount of insurance against such risk otherwise required by Article 10 of this Lease, provided that Lessee shall promptly notify Lessor as to the existence of such FAA insurance or United States Government indemnification and promptly furnish to Lessor a copy of such FAA insurance or United States Government indemnification agreement and a certificate of a firm of independent aircraft insurance brokers of recognized standing and responsibility, appointed by Lessee, certifying that such indemnification and other insurance maintained by Lessee with respect to the Aircraft is in full compliance with all the requirements of this Article 18 of this Lease.

18.3  No Geographical Limits.  So long as the Aircraft is operated pursuant to the CRAF Program pursuant to which the United States Government has assumed liability for any damage, loss, destruction or failure to return possession of the Aircraft and for injury to persons and damage to property of others and all other liabilities and risks required to be insured against

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pursuant to Article 10, there will be no limitation on the geographic area in which the Aircraft may be operated pursuant to the CRAF Program.

18.4        Notice of Default.  If an Event of Default occurs under this Lease and Lessor elects to pursue its remedies under Article 15 to terminate this Lease and repossess the Aircraft, Lessor will so notify the United States Government by sending a written communication to that effect to the following address:

Headquarters Air Mobility Command
AMC Contracting Office - DOYAI
402 Scott Drive, Unit 3A1
Scott Air Force Base, Illinois  62225-5302

18.5        Receipt of Payments.  So long as no Event or Event of Default has occurred and is continuing, all payments received by Lessee from the United States Government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program will be paid over to or retained by Lessee.  If an Event or an Event of Default has occurred and is continuing, all payments received by Lessee from the United States Government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program shall be paid to Lessor and may be used by Lessor to satisfy any obligations owing by Lessee under this Lease and the Companion Leases.  In furtherance thereof, Lessee hereby assigns to Lessor, as security for the performance of Lessee’s obligations hereunder and under the Companion Leases, all of Lessee’s present and future rights to payments from the United States Government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program.  On request by Lessor, Lessee shall at its sole expense take all actions necessary to perfect Lessor’s rights and interests in respect thereof, including, without limitation, compliance with the Assignment of Claims Act, 31 U.S.C., Section 3727, and Lessee shall provide Lessor with a legal opinion, in form and substance reasonably satisfactory to Lessor, as to the due perfection of such assignment.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed by their authorized officers or representatives as of the day and year first above written.

LESSOR:

PEGASUS AVIATION FINANCE COMPANY

By:

Print Name:

Title:

LESSEE:

HAWAIIAN AIRLINES, INC.

By:

Print Name:

Title:

By:

Print Name:

Title:

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SCHEDULE “1”

Intentionally omitted from FAA filing counterpart as containing confidential financial information

[…***…]

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Exhibit “A”

LEASE SUPPLEMENT

COUNTERPART NO.        OF 5 SERIALLY NUMBERED, MANUALLY EXECUTED COUNTERPARTS.  TO THE EXTENT THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE IN THE UNITED STATES OR ANY CORRESPONDING LAW IN ANY FOREIGN JURISDICTION, NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HERETO OTHER THAN COUNTERPART NO. 1.

THIS LEASE SUPPLEMENT, dated                           , between Pegasus Aviation Finance Company (the “Lessor”) and Hawaiian Airlines, Inc. (the “Lessee”).

Lessor and Lessee have heretofore entered into a Lease Agreement dated as of October     , 2008 (herein the “Lease Agreement” and the terms defined therein being herein used with the same meaning), which Lease Agreement provides for the execution and delivery of a Lease Supplement, substantially in the form hereof for the purpose of leasing a specific Aircraft under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

The Lease Agreement relates to the Airframe and Engines described below, and a counterpart of the Lease Agreement is attached hereto and made a part hereof and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

(1)           Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease Agreement, the following described Airbus Model A330-200 aircraft and engines (hereafter, the “Delivered Equipment”):

(i)            Airframe: U.S Identification No. N-                 Manufacturer’s Serial No.           ; and

(ii)           Engines:  Two (2) Rolls Royce Trent 772B engines, rated at 71,100 lbs. thrust, bearing, respectively, manufacturer’s serial numbers                  and                (each of which engines has 550 or more rated takeoff horsepower or the equivalent of such horsepower).

(2)           The Delivery Date of the Delivered Equipment is the date of this Lease Supplement set forth in the opening paragraph hereof.

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(3)           The Term for the Delivered Equipment shall commence on the Delivery Date therefor and shall end on                         , 202 .

(4)           Lessee hereby confirms its agreement to pay Lessor Rent with respect to the Delivered Equipment throughout the Term therefor in accordance with the terms of the Lease Agreement.

(5)           The Lenders referred to in the Lease Agreement are:                                                     , [include addresses].

(6)           The Mortgagee referred to in the Lease Agreement is                                 , with an address at                      .

(7)           The fuel in the fuel tanks of the Aircraft on the Delivery Date is                 .

(8)           Lessee hereby confirms to Lessor that the Airframe and Engines described above have been duly marked as showing Lessor’s title thereto and Mortgagee’s interest therein in accordance with the terms of the Lease Agreement (provided Lessor has notified Manufacturer and Engine manufacturer of the appropriate details within any time period required by the relevant manufacturer) and that Lessee has accepted the Delivered Equipment for all purposes of the Lease Agreement.  By Lessee’s execution hereof, Lessee confirms that Lessee has been given adequate opportunity to inspect the Delivered Equipment, and that Lessee has determined (or has waived any requirement) that the Aircraft is airworthy, in accordance with specifications and requirements of the Lease Agreement (except to the extent otherwise provided in Schedule 1 hereto), in good working order and repair and without defect or inherent vice in condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens (other than any Lessor Liens); provided, however, that nothing contained herein or in the Lease Agreement shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Delivered Equipment as against Manufacturer or any other person.

(9)           All of the terms and provisions of this Lease Supplement are hereby incorporated by reference into the Lease Agreement to the same extent as if fully set forth therein.

(10)         This Lease Supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(11)         This Lease Supplement shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York, including all matters of construction, validity and performance.

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IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorized officers or agents as of the date and year first above written.

LESSOR:

PEGASUS AVIATION FINANCE COMPANY

By:

Print Name:

Title:

LESSEE:

HAWAIIAN AIRLINES, INC.

By:

Print Name:

Title:

By:

Print Name:

Title:

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EXHIBIT “B”

TRAINING AND OTHER SUPPORT SERVICES

The Airbus training package provided for this Aircraft and the aircraft to be leased under the Companion Lease referred to in clause (ii) of the definition thereof (without duplication) is as follows:

1.             Flight Crew Transition (standard transition course or cross crew qualification (CCQ) as applicable) FOC for sixteen (16) of Lessee’s flight crews, consisting of one (1) Captain and one (1) First Officer.

2.             One (1) Transition Type Rating Instructor course

3.             One (1) Instructor Cabin Attendant Familiarization Course for up to three (3) Cabin Attendant Instructor crews.  The number of Lessee students who may attend this course shall be in accordance with the Airbus pro forma allowance

4.             100 maintenance trainee days

5.             6 man-months on-site Airbus customer representative with no more than two representatives simultaneously

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